UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Amendment No. 3

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Jet.AI Inc.

(Name of Registrant as Specified in its Charter)

Not applicable.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION - DATED MAY 29, 2024

10845 Griffith Peak Dr.

Suite 200

Las Vegas, NV 89135

June [●], 2024

Dear Stockholder:

We cordially invite you to attend the 2024 Annual Meeting of Stockholders of Jet.AI Inc. (the “Annual Meeting”). The Annual Meeting will be held on Monday, July [●], 2024, at 10:00 AM Pacific Time and will be held entirely online live via audio webcast. You will be able to attend and participate in the Annual Meeting virtually by visiting https://www.cstproxy.com/jetai/2024, where you will be able to listen to the Annual Meeting live, submit questions, and vote. If you do not have Internet capabilities, you can listen to the Annual Meeting by phone by dialing +1 800-450-7155 (toll-free) within the U.S. and Canada or +1 857-999-9155 (standard rates apply) outside of the U.S. and Canada. When prompted enter the pin number 0315981#. This option is listen-only, and you will not be able to vote or enter questions during the Annual Meeting if you choose to participate telephonically.

You will find important information about the matters to be voted on at the Annual Meeting in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. We are sending most of our stockholders a one-page Notice of Internet Availability of Proxy Materials (the “Notice”) instead of sending a full set of printed materials. The Notice tells you how to access and review on the internet the important information contained in the proxy materials. The Notice also tells you how to vote on the internet prior to the Annual Meeting or by phone and how to request to receive a printed copy of our proxy materials.

Your vote is important. We hope you will attend the virtual Annual Meeting. We encourage you to review the proxy materials and vote as soon as possible. You may vote on the internet as described in the attached proxy materials. You also may vote by mail if you timely request to receive printed copies of these proxy materials in the mail. You will also be able to vote your shares electronically during the Annual Meeting. Details about how to attend the virtual Annual Meeting, how to submit questions, and how to cast your votes are posted at https://www.cstproxy.com/jetai/2024 and can be found in this proxy statement in the section entitled “Questions and Answers about the Annual Meeting and Voting—How can I attend and vote at the Annual Meeting?”.

Very truly yours,

Michael Winston
Interim Chief Executive Officer

10845 Griffith Peak Dr.

Suite 200

Las Vegas, NV 89135

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

Annual Meeting Date	July [●], 2024

Time	10:00 AM Pacific Time

Place	The meeting will be held entirely online live via audio webcast, which can be accessed at https://www.cstproxy.com/jetai/2024. If you do not have Internet capabilities, you can listen to the Annual Meeting by phone by dialing +1 800-450-7155 (toll-free) within the U.S. and Canada or +1 857-999-9155 (standard rates apply) outside of the U.S. and Canada. When prompted enter the pin number 0315981#.

Items of Business	(1)	To elect two Class I directors to serve until our 2027 annual meeting of stockholders;

	(2)	To ratify the appointment of Hacker Johnson & Smith PA as our independent registered public accounting firm for our fiscal year ending December 31, 2024;

	(3)	To approve the Amended and Restated 2023 Jet.AI Inc. Omnibus Incentive Plan (the “Amended and Restated Plan”), to establish a fixed number of shares of our common stock that may be issued under the Amended and Restated Plan at 2,460,000 shares and to eliminate the automatic share replenishment (or “evergreen”) provision;

	(4)	To approve the potential issuance of shares of our common stock underlying our Series B Preferred Stock that is outstanding, or that may be issued on any exercise of a warrant issued in March 2024, in an amount, that, upon issuance, could result in the issuance of shares of our common stock in an amount in excess of 20% of our outstanding shares of common stock at a price less than the “minimum price” as defined by and in accordance with Nasdaq Listing Rule 5635(d), and which may also be deemed a “change of control” under Nasdaq Listing Rule 5635(b);

	(5)	To approve the potential issuance of shares of our common stock underlying our Series A Preferred Stock that is outstanding, in an amount, that, upon issuance, could result in the issuance of shares of our common stock in an amount in excess of 20% of our outstanding shares of common stock at a price less than the “minimum price” as defined by, and in accordance with, Nasdaq Listing Rule 5635(d);

	(6)	To approve an amendment to Article IV of our Certificate of Incorporation to increase the number of authorized shares of our common stock from 55,000,000 to 110,000,000;

	(7)	To consider and vote on a proposal to grant our Board of Directors the discretion to amend our Certificate of Incorporation to effect a reverse stock split at a ratio not less than one-for-two and not greater than one-for-one hundred, with the exact ratio to be set within that range at the discretion of the Board without further approval or authorization of our stockholders;

	(8)	To approve to adjourn the Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of any of the proposals; and

	(9)	To transact any other business that properly comes before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

Record Date	Holders of record of our capital stock on June [●], 2024, are entitled to receive notice of, and to vote at, the Annual Meeting and any postponement or adjournment of the Annual Meeting.

Voting	Your vote is important. We encourage you to read the accompanying proxy materials and submit your vote as soon as possible. You can find information about how to cast your vote in the question-and-answer section of the accompanying proxy statement.

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders entitled to notice of, and to vote at, the Annual Meeting and at any postponement or adjournment thereof. Stockholders will have the ability to access the proxy materials at https://www.cstproxy.com/jetai/2024 or request to receive a printed set of the proxy materials by mail or an electronic set of materials by email. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We believe these rules allow us to provide our stockholders with the information they need while lowering the cost of delivery and reducing the environmental impact of our Annual Meeting.

By Order of the Board of Directors of Jet.AI Inc.

Michael Winston
Interim Chief Executive Officer

Las Vegas, Nevada
June [●], 2024

Important Notice Regarding the Internet Availability of Proxy Materials

for the Annual Meeting of Shareholders

The following Proxy Materials are available to you to review at http://www.cstproxy.com/jetai/2024

●	the Company’s Annual Report for the year ended December 31, 2023
●	the Company’s 2024 Proxy Statement, together with the documents attached as appendixes to the Proxy Statement
●	the Proxy Card
●	any amendments to the foregoing materials that are required to be furnished to shareholders.

This is not a ballot. You cannot use this notice to vote your shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you would like to receive a paper or e-mail copy of these documents, you must request one. There is no charge for such documents to be mailed to you. Please make your request for a copy as instructed below on or before [●], 2024 to facilitate a timely delivery. You may also request that you receive paper copies of all future proxy materials from the Company.

ACCESSING YOUR PROXY MATERIALS ONLINE

Have this notice available when you request a paper copy of the proxy materials or to vote your proxy electronically. You must reference your Control number.

REQUESTING A PAPER COPY OF THE PROXY MATERIALS

By telephone please call 917-262-2373, or

By logging on to http://www.cstproxy.com/jetai/2024 or By email at: proxy@continentalstock.com

Please include the company name and your control number in the subject line.

10845 Griffith Peak Dr.

Suite 200

Las Vegas, NV 89135

Proxy Statement for Annual Meeting of Stockholders

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDERS MEETING TO BE HELD ON JULY [●], 2024:

THIS PROXY STATEMENT, THE PROXY CARD AND OUR ANNUAL REPORT ON FORM 10-K

FOR THE YEAR ENDED DECEMBER 31, 2023 ARE AVAILABLE ON THE INTERNET AT

https://www.cstproxy.com/jetai/2024.

GENERAL INFORMATION

What is the Notice of Internet Availability of Proxy Materials and why am I receiving it?

Pursuant to the “e-proxy” rules promulgated by the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials in a fast and efficient manner via the Internet. Accordingly, on or about June [●], 2024, we intend to mail a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record as of the close of business on [●], 2024, and post our proxy materials on the website referenced in the Notice (https://www.cstproxy.com/jetai/2024). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice. The Notice contains instructions on how to access and read this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2023 on the Internet and how to vote online. If you received a Notice by mail, you will not receive paper copies of the proxy materials in the mail, unless you request them. If you received a Notice by mail and would like to receive a printed copy of the materials, please follow the instructions on the Notice for requesting the materials, and we will promptly mail the materials to you.

What is this document?

This document is the Proxy Statement of Jet.AI Inc. for the 2024 Annual Meeting of Stockholders, or the “Annual Meeting,” to be held at 10:00 AM, Pacific Time, on [●] July [●], 2024.

References to “we,” “us” or the “Company” mean, unless otherwise specified, Jet.AI Inc. following the Business Combination (as defined below) and Oxbridge Acquisition Corp. prior to the Business Combination.

What is the date and time of the Annual Meeting?

The Annual Meeting is scheduled to be held at 10:00 AM, Pacific Time, on [●] July [●], 2024.

How do I access and attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by audio webcast. No physical in-person meeting will be held. The online Annual Meeting will begin promptly at 10:00 AM, Pacific Time, on [●], 2024. We encourage you to access the Annual Meeting prior to the start time, leaving ample time to check in. You will be able to attend the Annual Meeting online and vote by visiting https://www.cstproxy.com/jetai/2024.

1

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, or “Continental” (i.e., you are the stockholder of record), please follow the instructions included in the Notice sent to you, which contains the URL address (https://www.cstproxy.com/jetai/2024), along with your control number. You will need your control number included in the Notice sent to you or, if you requested printed copies be sent to you by mail, on your Proxy Card or in the instructions that accompanied your proxy materials, to access and attend the Annual Meeting virtually via the Internet. If you do not have your control number, please contact Continental at the phone number or e-mail address below.

If your shares are held in the name of your broker, bank or other nominee, you must contact your broker, bank or other nominee and obtain a legal proxy. Once you obtain your legal proxy, please contact Continental to have a control number generated for the Annual Meeting:

● By telephone at (917) 262-2373; or

● By email at proxy@continentalstock.com.

Can I ask questions at the virtual Annual Meeting?

Stockholders who attend our virtual Annual Meeting will have an opportunity to submit questions live via the Internet during a designated portion of the Annual Meeting. You must have your control number provided in the Notice sent to you or obtained by following the instructions above.

What is a proxy?

It is your legal designation of another person, called a “proxy,” to vote the stock you own. The document that designates someone as our proxy is also called a proxy, or a “Proxy Card.”

Who is paying the costs to prepare this Proxy Statement and solicit my proxy?

We will pay all expenses in connection with the solicitation of the proxies related to this Proxy Statement.

Who is soliciting my proxy, and will anyone be compensated to solicit my proxy?

Proxies may be solicited by our officers and employees by telephone, electronic mail, facsimile transmission or other means of communication. Our officers and employees will not be additionally compensated, but they may be reimbursed for out-of-pocket expenses in connection with any solicitation. We may also reimburse custodians, nominees and fiduciaries for their expenses in sending proxies and proxy material to beneficial owners.

Where is our common stock traded?

Our common stock is traded on Nasdaq under the symbol “JTAI.”

Will the Company’s directors be in attendance at the Annual Meeting?

The Company encourages, but does not require, its directors to attend annual meetings of stockholders, recognizing that from time-to-time scheduling conflicts may occur that will prevent a director from attending. We expect that all of our Board members will attend the Annual Meeting, if possible.

2

VOTING MATTERS

Who is entitled to attend and vote at the Annual Meeting?

Only stockholders of record at the close of business on the record date, June [●], 2024, are entitled to receive notice of the Annual Meeting and to vote the shares for which they are stockholders of record on that date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. A list of our stockholders will be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, at our principal executive office during ordinary business hours for a period of ten days prior to the Annual Meeting. Please contact George Murnane at (702) 747-4000 to coordinate your review.

On June [●], 2024, we had 12,805,144 shares of common stock outstanding. We also had:

●	112,700 shares of common stock underlying our Series A Preferred Stock that are entitled to one vote per underlying common share and vote along with common stockholders as a single class;

●	57,500 shares of common stock underlying our Series A-1 Preferred Stock that are entitled to one vote per underlying common share and vote along with common stockholders as a single class; and

●	Approximately 646,275 shares of common stock underlying 150 shares of outstanding Series B Preferred Stock, calculated based on the closing price of the Company’s common stock on May 9, 2024, that are entitled to one vote per common share and vote along with common stockholders as a single class on an as converted basis, limited to no more than 4.99% beneficial ownership of our common stock after giving effect to such conversion.

Stockholders of Record: Shares Registered in Your Name. If at the close of business on [●], 2024, your shares were registered directly in your name with Continental, then you are a stockholder of record. As a stockholder of record, you may submit your vote online at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to authorize a proxy to vote your shares by following the instructions in the Notice or in this proxy statement to ensure that your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If at the close of business on June [●], 2024, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares online at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on and what does the Board recommend?

You will be asked to vote on the following items:	Our Board recommends that you vote:

Proposal 1: To elect two Class I director nominees to serve until our 2027 annual meeting of stockholders	“FOR” Proposal 1, the election of each of the class I director nominees named herein to serve on our Board of Directors

Proposal 2: To ratify the appointment of Hacker Johnson & Smith PA as our independent registered public accounting firm for our fiscal year ending December 31, 2024	“FOR” Proposal 2, the ratification of the appointment of Hacker Johnson & Smith PA as our independent registered public accounting firm for the fiscal year ending December 31, 2024

3

Proposal 3: To approve the Amended and Restated 2023 Jet.AI Inc. Omnibus Incentive Plan (the “Amended and Restated Plan”), to establish a fixed number of shares of our common stock that may be issued under the Amended and Restated Plan at 2,460,000 shares and to eliminate the automatic share replenishment (or “evergreen”) provision	“FOR” Proposal 3, the approval of the Amended and Restated Plan, to establish a fixed number of shares of our common stock that may be issued under the Amended and Restated Plan at 2,460,000 shares and to eliminate the automatic share replenishment (or “evergreen”) provision

Proposal 4: To approve the potential issuance of shares of our common stock underlying the Series B Preferred Stock and the warrant issued in the Ionic Transaction described in this proxy statement that, upon issuance could result in the issuance of shares in an amount in excess of 20% of our outstanding shares of common stock at a price less than the Minimum Price as defined by, and in accordance with, Nasdaq Listing Rule 5635(d) (the “Ionic Nasdaq Proposal”)	“FOR” Proposal 4 – the Ionic Nasdaq Proposal

Proposal 5: To approve the potential issuance of shares of our common stock underlying the Series A Preferred Stock issued to Maxim described in this proxy statement that, upon issuance could result in the issuance of shares in an amount in excess of 20% of our outstanding shares of common stock at a price less than the Minimum Price as defined by, and in accordance with, Nasdaq Listing Rule 5635(d) (the “Maxim Nasdaq Proposal”)	“FOR” Proposal 5 – the Maxim Nasdaq Proposal

Proposal 6: To approve an amendment to Article IV of our Certificate of Incorporation to increase the number of authorized shares of our common stock from 55,000,000 to 110,000,000	“FOR” Proposal 6, the approval of an amendment to Article IV of our Certificate of Incorporation to increase the number of authorized shares of our common stock from 55,000,000 to 110,000,000

Proposal 7: To approve granting our Board of Directors the discretion to amend our Certificate of Incorporation to effect a reverse stock split at a ratio not less than one-for-two and not greater than one-for-one hundred, with the exact ratio to be set within that range at the discretion of the Board without further approval or authorization of our stockholders (the “Reverse Split Proposal”)	“FOR” Proposal 7 – the Reverse Split Proposal

Proposal 8: To approve to adjourn the Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of any of the proposals	“FOR” Proposal 8, the approval of adjournment of the Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of any of the proposals

May other matters be raised at the Annual Meeting? How will the meeting be conducted?

We currently are not aware of any business to be acted upon at the Annual Meeting other than the six Proposals described above. Under Delaware law and our governing documents, no other business aside from procedural matters may be raised at the Annual Meeting unless proper notice has been given to us by the stockholders. If other business is properly raised, your proxies have authority to vote in their discretion, including to adjourn the Annual Meeting.

The Chairman of the Annual Meeting has broad authority to conduct the Annual Meeting so that the business of the Annual Meeting is carried out in an orderly and timely manner. In doing so, he has broad discretion to establish reasonable rules for discussion, comments and questions during the Annual Meeting. The Chairman of the Annual Meeting is also entitled to rely upon applicable law regarding disruptions or disorderly conduct to ensure that the Annual Meeting proceeds in a manner that is fair to all participants.

Do any of the Proposals entitle me to a dissenter’s right of appraisal?

Our stockholders are not entitled to dissenters’ rights in connection with any of the Proposals to be voted on at the Annual Meeting. Furthermore, we do not intend to independently provide our stockholders with any such rights.

How do I vote?

For Proposal 1, you may either vote “FOR” each nominee named herein to serve on the Board or you may withhold your vote for any nominee that you specify. For Proposal 2, Proposal 3, Proposal 4, Proposal 5, Proposal 6, Proposal 7, and Proposal 8 you may vote “FOR” or “AGAINST” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote online at the Annual Meeting, vote by proxy on the Internet, or by using a Proxy Card that you may request. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and submit your vote online even if you have already voted by proxy.

●	To vote at the Annual Meeting, follow the instructions above to attend and submit your vote.

4

●	To authorize a proxy to vote your shares using a Proxy Card, simply complete, sign and date the Proxy Card that may be delivered and return it promptly in the envelope provided. To request a Proxy Card, follow the instructions on the Notice. If you return your signed Proxy Card to us before the Annual Meeting, we will vote your shares as you direct.

●	You can choose to vote your shares at any time using the Internet site identified on your Notice. This site will give you the opportunity to make your selections and confirm that your instructions have been followed. We have designed our Internet voting procedures to authenticate your identity by use of a unique control number found on your Notice. To take advantage of the convenience of voting on the Internet, you must subscribe to one of the various commercial services that offer access to the Internet. Costs normally associated with electronic access, such as usage and telephone charges, will be borne by you. We do not charge any separate fees for access to the Internet voting site. Your vote must be received by 8:59 p.m. Pacific Time on [●], 2024 to be counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you should have received a notice and voting instructions from that organization, rather than from us. Simply follow the instructions in that notice to ensure that your vote is counted. Alternatively, you may vote over the Internet as instructed by your broker or bank. To vote at the Annual Meeting, you must obtain a legal proxy from your broker, bank or other nominee and contact Continental to have a control number generated for the Annual Meeting by following the instructions set forth on page 1 of this Proxy Statement under “How do I access and attend the Annual Meeting?”

What if I return a Proxy Card or otherwise vote but do not make specific choices?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and return a signed and dated Proxy Card or otherwise vote without marking any voting selections, your shares will be voted as follows:

●	“FOR” the election of each of the Class I director nominees named herein to serve on the Board of Directors;

●	“FOR” the ratification of the appointment of Hacker Johnson & Smith PA as our independent registered public accounting firm for the fiscal year ending December 31, 2024;

●	“FOR” the approval of the Amended and Restated 2023 Jet.AI Inc. Omnibus Incentive Plan (the “Amended and Restated Plan”), to establish a fixed number of shares of our common stock that may be issued under the Amended and Restated Plan at 2,460,000 shares and to eliminate the automatic share replenishment (or “evergreen”) provision;

●	“FOR” the approval of the Ionic Nasdaq Proposal to ensure that any issuance of our common stock that may be effected under the terms of the Series B Preferred Stock and the Ionic Warrant are issued in compliance with Nasdaq listing rule 5635(d), and Nasdaq listing rule 5635(b);

●	“FOR” the approval of the Maxim Nasdaq Proposal to ensure that any issuance of our common stock that may be effected under the terms of the Series A Preferred Stock are issued in compliance with Nasdaq listing rule 5635(d), and Nasdaq listing rule 5635(b);

●	“FOR” the approval of an amendment to Article IV of our Certificate of Incorporation to increase the number of authorized shares of our common stock from 55,000,000 to 110,000,000;

●	“FOR” the proposal to grant our Board of Directors the discretion to amend our Certificate of Incorporation to effect a reverse stock split at a ratio not less than one-for-two and not greater than one-for-one hundred, with the exact ratio to be set within that range at the discretion of the Board without further approval or authorization of our stockholders; and

●	“FOR” the approval of adjournment of the Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of any of the proposals.

If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares as recommended by our Board or, if no recommendation is given, will vote your shares using such individual’s best judgment.

5

Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee and you do not provide that organization with voting instructions, that organization will determine if it has the discretionary authority to vote on the particular matter. On certain “routine” matters, brokerage firms have the discretionary authority to vote shares for which their customers do not provide voting instructions. We believe Proposal 2, the ratification of the appointment of Hacker Johnson & Smith PA as our independent registered public accounting firm, is considered a routine matter for this purpose. However, none of the other Proposals are considered to be routine matters. Your broker or other nominee cannot vote without instructions on non-routine matters, and, therefore, we expect broker non-votes on all Proposals other than Proposal 2. Accordingly, if you own shares through your broker, bank or other nominee, please be sure to instruct that organization how to vote to ensure that your vote is counted on all of the Proposals.

Can I change my mind and revoke my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any of the following ways:

●	You may submit another properly completed proxy bearing a later date;

●	You may send a written notice that you are revoking your proxy to proxy@continentalstock.com; or

●	You may attend and vote online at the Annual Meeting.

The last submitted vote will be the one recorded for the holder. If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by that organization to revoke your proxy.

What if I receive more than one Notice?

Multiple Notices mean that you have more than one account with brokers or our transfer agent. Please vote all of your shares. We also recommend that you contact your broker or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Continental Stock Transfer & Trust Company, One State Street, 30th Floor, New York, New York 10004-1561, and can be reached at (212) 509-4000.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “FOR” and “WITHHOLD” votes and broker non-votes with respect to Proposal 1, “FOR” and “AGAINST” votes and abstentions with respect to Proposal 2, and “FOR” and “AGAINST” votes, abstentions and broker non-votes with respect to all other Proposals. A broker non-vote occurs when a nominee, such as a broker or bank, holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority to vote with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular Proposal, then those shares will be treated as broker nonvotes with respect to that Proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the Proposals.

Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted towards the tabulation of shares present at the Annual Meeting or represented by proxy and entitled to vote and will have the same effect as “AGAINST” votes on Proposal 2, Proposal 3, Proposal 4, Proposal 5, Proposal 6, Proposal 7, and Proposal 8. Although broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum, broker non-votes will not be counted for purposes of determining the number of shares present at the Annual Meeting or represented by proxy and entitled to vote with respect to a particular Proposal. Therefore, a broker non-vote will not affect the outcome of the vote on any of the Proposals.

6

What is the vote required for each Proposal?

●	For Proposal 1, the election of the two Class I director nominees named herein to serve on our Board, the two nominees receiving the most “FOR” votes (among votes properly cast at the Annual Meeting or by proxy) will be elected to our Board.

●	To be approved, Proposal 2, the ratification of the appointment of Hacker Johnson & Smith PA as our independent registered public accounting firm for the fiscal year ending December 31, 2024, must receive a “FOR” vote from at least a majority of the shares present at the Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote. However, the Audit Committee is not bound by a vote either “FOR” or “AGAINST” the firm. The Audit Committee will consider a vote against the firm by the stockholders in selecting our independent registered public accounting firm in the future.

●	To be approved, each of Proposal 3, Proposal 4, Proposal 5, Proposal 6, Proposal 7, and Proposal 8 must receive a “FOR” vote from at least a majority of the shares present at the Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote.

How many shares must be present to constitute a quorum for the Annual Meeting?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented by stockholders present at the Annual Meeting or by proxy. On June [●], 2024, the record date, there were 12,805,144 shares of common stock outstanding and entitled to vote as well as approximately 816,475 shares of common stock underlying the Company’s Preferred Stock that are entitled to one vote per share of common stock. At least 6,824,431 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the Annual Meeting. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum. If there is no quorum, either the Chairman of the meeting or a majority of the votes present at the Annual Meeting or represented by proxy at the Annual Meeting may adjourn the Annual Meeting to another date.

How many votes do I have and can I cumulate my votes?

You have one vote for every share of our common stock that you own or that you have the right to acquire upon the conversion of any Series A Preferred Stock, Series A-1 Preferred Stock or Series B Preferred Stock that you own (subject to the limitations set forth in the governing documents of each series of Preferred Stock). Cumulative voting is not allowed.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final results are expected to be published in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission, or the “SEC,” on or before the fourth business day following the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days following the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

7

EMERGING GROWTH COMPANY EXPLANATORY NOTE

On August 10, 2023, the Company consummated a business combination pursuant to which Jet Token Inc. (“Jet Token”) combined with Oxbridge Acquisition Corp. (“Oxbridge”), a special purpose acquisition company (the “Business Combination”).

Following the Business Combination, we are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies but not to “emerging growth companies,” including, but not limited to:

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (“PCAOB”) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We could be an emerging growth company until the last day of the fiscal year following August 16, 2026, the fifth anniversary of the closing of Oxbridge’s initial public offering, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1,235,000,000, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would require, among other things, that we have been a public company for at least 12 months and would occur at the end of the fiscal year during which the market value of our common stock held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. Under Section 107(b) of the JOBS Act, emerging growth companies may delay adopting new or revised accounting standards until such time as those standards apply to private companies.

Because we have elected to take advantage of certain reduced disclosure obligations and may elect to take advantage of other reduced reporting requirements in future filings, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

8

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board is comprised of seven directors and is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our directors are among the three classes as follows:

●	the Class I directors are Lt. Col. Ran David and Jeffrey Woods and their terms will expire at the 2024 annual meeting of stockholders;

●	the Class II directors are William Yankus and Wrendon Timothy and their terms will expire at the 2025 annual meeting of stockholders; and

●	the Class III directors are Michael Winston, George Murnane and Ehud Talmor and their terms will expire at the 2026 annual meeting of stockholders.

Directors in a particular class will be elected for three-year terms at the annual meeting of stockholders in the year in which their terms expire. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term continues until the election and qualification of his or her successor, or the earlier of his or her death, resignation or removal. This classification of our Board may have the effect of delaying or preventing changes in our control or a change in our management.

Our nominating and corporate governance committee has recommended, and the board has approved, Lt. Col. Ran David and Donald Jeffrey Woods as nominees for election as Class I directors at the Annual Meeting. If elected, Messrs. David and Woods will serve as Class I directors for a three-year term expiring at the annual meeting of stockholders to be held in 2027 and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, or removal. Each of Lt. Col. Ran David and Donald Jeffrey Woods has agreed to stand for election as a Class I director, and we have no reason to believe that either nominee will be unable to serve if elected. In addition, each of the nominating and corporate governance committee and the Board has determined that each of these Class I directors – Lt. Col. Ran David and Donald Jeffrey Woods – are independent under applicable SEC and Nasdaq rules.

The Company’s Certificate of Incorporation and Bylaws provide that only the Board can fill vacant directorships, including newly-created seats. Any additional directorships resulting from an increase in the authorized number of directors would be distributed pro rata among the three classes so that, as nearly as possible, each class would consist of one-third of the authorized number of directors. The Certificate of Incorporation and Bylaws also provide that directors may only be removed for cause and by the affirmative vote of the holders of at least two-thirds of the voting power of the then-outstanding shares entitled to vote in the election of directors, voting together as a single class.

Should any director nominee become unavailable for election as a result of an unexpected occurrence, your proxy authorizes the persons named as proxies to vote for a substitute nominee if our Board so chooses, or our Board may reduce its size. The terms of office of the directors in Class II and Class III will not expire until the annual meeting of stockholders to be held in 2025 and 2026, respectively.

Vote Required

Directors are elected by a plurality of the votes cast by the stockholders present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Any shares not voted “FOR” a particular nominee (whether as a result of a withhold vote or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named above. If a nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our Board.

9

Nominees

Our nominating and corporate governance committee seeks to assemble a board of directors that, as a group, can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its qualifications and experience in various areas. To that end, the committee has identified and evaluated nominees in the broader context of our board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities deemed critical to effective functioning of our Board.

The following table sets forth the names, ages as of the date of this Proxy Statement, and certain other information for each of the nominees for election as a Class I director at the Annual Meeting and each of the continuing members of the Board.

Name	Age	Position
Class III directors whose terms expire at the annual meeting of stockholders in 2026
Michael D. Winston, CFA	47	Executive Chairman and Interim Chief Executive Officer, Director
George Murnane	66	Interim Chief Financial Officer, Director
Ehud Talmor(1)(2)	48	Director
Class II directors whose terms expire at the annual meeting of stockholders in 2025
Wrendon Timothy(1)(2)(3)	43	Director
William Yankus(1)(3)	63	Director
Class I director nominees for election until the annual meeting of stockholders in 2027
Lt. Col. Ran David(2)	48	Director
Donald Jeffrey Woods(3)	47	Director

(1)	Independent director and member of the audit committee.
(2)	Independent director and member of the compensation committee.
(3)	Independent director and member of the nominating and corporate governance committee.

Nominees for Election Until the Annual Meeting of Stockholders to be Held in 2027

Lt. Col. Ran David (IAF) has been a director of our company since August 2023. He is a decorated combat pilot in the Israeli Air Force. He has served as a deputy squadron commander and spent ten years as a flight instructor. One of Lt. Col David’s primary responsibilities has been to train, test and approve new IAF fighter pilots. Lt. Col David is a graduate of the USAF Air Command and Staff College and the University of Haifa. Lt. Col David is qualified to serve as a director because of his considerable aviation industry and pilot training experience.

Donald Jeff Woods has been a director of our company since August 2023. He is currently the Co-Founder and Chief Product Officer of Puzl LLC, a company using artificial intelligence to transform retail. He also currently serves as President and Board Member of Woods Supermarket, Inc., a mid-sized family-owned chain of supermarkets operating across Missouri, which has been serving its communities for over 75 years. Prior to these roles, from 2011 to 2019, Mr. Woods served in roles of Vice President of Marketing Strategy and Chief Product Strategist with SAP SE (NYSE: SAP) in London and New York. From 2001 to 2011, Mr. Woods served as Vice President of Enterprise Applications Research at Gartner Inc (NYSE: IT) where he was the global lead for enterprise applications. Prior to this, Mr. Woods built and sold his own logistics company. Mr. Woods is a graduate of Cornell University in Applied Economics and holds an MBA from Columbia Business School. Mr. Woods is qualified to serve as a director because of his considerable technology development, artificial intelligence, business and marketing experience.

OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE TWO CLASS I DIRECTOR NOMINEES.

10

Directors Continuing in Office Until the 2025 Annual Meeting of Stockholders

Wrendon Timothy has been a director of our company since August 2023. He served as Oxbridge’s Chief Financial Officer, Treasurer, Secretary and director since April 2021 until the completion of the Business Combination. He has served as a director, chief financial officer and corporate secretary of Oxbridge Re Holdings Limited (Nasdaq: OXBR), a Cayman Islands based Nasdaq-listed reinsurance holding company. He has served in the positions of chief financial officer and corporate secretary since August 2013 and as a director since November 2021. In his role, he has provided financial and accounting consulting services with a focus on technical and SEC reporting, compliance, internal auditing, corporate governance, mergers & acquisitions analysis, risk management, and CFO and controller services. Mr. Timothy also serves as an executive and director of Oxbridge Reinsurance Limited and Oxbridge Re NS, the wholly-owned licensed reinsurance subsidiaries of Oxbridge Re Holdings Limited. Mr. Timothy also serves as a director of Oxbridge’s Sponsor, OAC Sponsor Ltd, and as a director of SurancePlus Inc., a British Virgin Islands wholly-owned Web3 subsidiary of Oxbridge Re Holdings Limited.

Mr. Timothy started his financial career at PricewaterhouseCoopers (Trinidad) in 2004 as an Associate in their assurance division, performing external and internal audit work, and tax-related services. Throughout his career progression and transitions through KPMG Trinidad and PricewaterhouseCoopers (Cayman Islands), Mr. Timothy has successfully delivered services across both the public and private sectors, spanning insurance and reinsurance, banking, hedge funds, trusts, investment management, manufacturing, beverage, construction, glass, healthcare, retail, construction, marketing, restaurant, software, sports, and tourism industries. Mr. Timothy management roles allowed him to be heavily involved in the planning, budgeting, and leadership of engagement teams, serving as a liaison for senior client management, and advising on technical accounting matters. Mr. Timothy is a Fellow of the Association of Chartered Certified Accountants (ACCA), a Fellow Chartered Corporate Secretary and also holds a Postgraduate Diploma in Business Administration and a Master of Business Administration, with Distinction (with a Specialism in Finance (with Distinction), from Heriot Watt University in Edinburg, Scotland. Mr. Timothy holds directorship and leadership roles with a number of privately-held companies, and also serves on various not-for-profit organizations, including his governance role as Chairman of Audit & Risk Committee of The Utility Regulation & Competition Office of the Cayman Islands, and Audit Committee Chairman of the Cayman Islands Conference of SDA. Mr. Timothy is an active Fellow Member of the ACCA, an active member of the Cayman Islands Institute of Professional Accountants (CIIPA), an active Fellow Member of the Chartered Governance Institute (formerly the Institute of Chartered Secretaries and Administrators) and a member of the Cayman Islands Directors Association.

We believe that Mr. Timothy is qualified to serve as a director because of his extensive capital markets experience and significant expertise across a wide array of corporate matters.

William L. Yankus has been a director of our company since August 2023. He served as one of Oxbridge’s independent directors since August 2021. Mr. Yankus is an experienced investment banking specialist with a demonstrated history of working in the insurance industry. Since July 2015, Mr. Yankus has served as Founder and Principal of Pheasant Hill Advisors, LLC, a New York based advisor firm that provides various research, advisory, private equity capital raising and M&A services primarily to the insurance industry and insurance industry investors. Since March 2016, Mr. Yankus has served on the board of directors of Kingstone Companies, Inc. (Nasdaq: KINS), a New York based Nasdaq-listed property and casualty insurance company. He has also served as the Chairman of Kingstone’s Compensation Committee since April 2017, and as the Chairman of Kingstone’s Investment Committee since February 2020. Mr. Yankus is also a Senior Advisor at Independent Insurance Analysts LLC, which provides investment analysis, credit research and investment banking services related to the life insurance industry.

From September 2011 to June 2015, Mr. Yankus served as Managing Director for Sterne Agee, one of the oldest privately owned financial services firm in the USA. Sterne Agee offered wealth management and investment services to a diverse client base and custodies nearly $26 billion in client assets. Prior to Sterne Agee, Mr. Yankus also held executive and leadership roles with other reputable financial services and investment banking firms, including serving as Head of Insurance Research at Macquarie Group from December 2009 to November 2010, Managing Director-Insurance Research for Fox-Pitt, Kelton from May 1993 to November 2009, and Vice President, Insurance Research at Conning & Company from June 1985 to Apr 1993. He completed the CFA program in 1989 and passed the CT uniform CPA exam in 1984. He received his B.A. degree in Economics and Accounting from The College of the Holy Cross.

Mr. Yankus brings significant leadership, insurance, public company, mergers & acquisitions, corporate governance and investment banking experience to our Board of Directors.

11

Directors Continuing in Office Until the 2026 Annual Meeting of Stockholders

Michael D. Winston, CFA founded Jet Token in 2018 and has served Executive Chairman for Jet Token and Jet.AI since Jet Token’s founding. Upon completion of the Business Combination, he is serving as Interim Chief Executive Officer until such time as the Company hires a permanent Chief Financial Officer. Mr. Winston began his career in 1999 with Credit Suisse First Boston Corporation and later worked as a portfolio manager at Millennium Partners LP. In 2012, Mr. Winston formed the Sutton View group of companies, an alternative asset management platform where he advised one of the largest academic endowments in the world. Mr. Winston received an MBA in Finance and Real Estate from Columbia Business School in 2005, and a BA in Economics from Cornell University in 1999. While at Cornell he studied for a year at the London School of Economics and at age 18 won a $1 million prize from IBM for his first startup company. Mr. Winston is a CFA Charterholder, and a member of the Economic Club of New York. We believe Mr. Winston is qualified to serve as a director because of his operational and historical expertise gained from serving as Jet Token’s Founder and Executive Chairman.

George Murnane has served as Jet Token’s Chief Executive Officer since September 2019. Upon completion of the Business Combination, he was named Interim Chief Financial Officer until such time as the Company hires a permanent Chief Financial Officer, at which time he will again assume the role of Chief Executive Officer. Mr. Murnane has over 20 years of senior executive experience, including 14 years as a Chief Operating Officer and/or Chief Financial Officer in the air transportation and aircraft industry, including as Chief Executive Officer for ImperialJet S.a.l from 2013 to 2019, Chief Operating Officer and Acting Chief Financial Officer of VistaJet Holdings, S.A. in 2008, Chief Financial Officer of Mesa Air Group from 2002 to 2007, Chief Operating Officer and Chief Financial Officer of North-South Airways from 2000 to 2002, Executive Vice President, Chief Operating Officer and Chief Financial Officer of International Airline Support Group from 1996 to 2002 and Executive Vice President and Chief Operating Officer of Atlas Air, Inc. from 1995 to 1996. From 2009 until he joined Jet Token, Mr. Murnane was a managing partner of Barlow Partners, a consulting services firm providing operational and financial management, merger and acquisition, financing and restructuring expertise to industrial and financial companies. Mr. Murnane received an MBA from The Wharton School of the University of Pennsylvania and a BA in Economics from the University of Pennsylvania in 1980. We believe Mr. Murnane is qualified to serve as a director because of his expertise gained from serving as Jet Token’s Chief Executive Officer and his extensive financial experience.

Ehud Talmor (Maj. IAF Ret.) has been a director of our company since August 2023. He is a decorated, retired, senior officer from the Israeli Air Force with over twenty-five years of experience in all aspects of air combat and aircraft logistics. He began his career in 1995 as a fighter pilot and later, flight instructor. He subsequently took on a variety of supervisory roles, including F-16 deputy squadron commander. In 2007, he joined the Acquisitions Department of the Israeli Ministry of Defense and later held the position of Project Manager for three separate Air Force jet acquisition projects. The jet acquisition projects were: (1) the Beechcraft T-6II, (2) the Leonardo M-346, and (3) the Lockheed Martin F-35A. In addition to serving as Project Manager for the F-35 program, Mr. Talmor was also the Israeli Air Force’s Chief Instructor for the F-35. Mr. Talmor graduated from I.D.C. Herzliya with a B.A. in Psychology. We believe Mr. Talmor is qualified to serve as a director because of his considerable aviation industry, business and project management experience.

Diversity

In evaluating potential candidates for Board membership, the corporate governance and nominating committee considers, among other things, relevant experience, education, independence and commitment. Our Board will also consider diversity in their assessment of potential candidates, including diversity of personal background, professional experience, qualifications and skills. Our Board believes that diversity is important because various points of view contribute to richer discussion, better decision making, and a more effective Board.

Of our two nominees for election to the Board, 2 self-identify as an individual from an underrepresented community (meaning, an individual who self-identifies as Black, African American, Hispanic, Latino, Asian, Pacific Islander, Native American, Native Hawaiian, or Alaska Native, or who self-identifies as a member of the LGBTQ+ community).

12

Diversity Matrix. The following table summarizes certain self-identified characteristics of our directors, in accordance with Nasdaq Listing Rules 5605(f) and 5606. Each term used in the table has the meaning given to it in the rule and related instructions.

Board Diversity Matrix (As of June [●], 2024)

Total Number of Directors:	7

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	–	7	–	–
Part II: Demographic Background
African American or Black	–	1	–	–
Alaskan Native or Native American	–	–	–	–
Asian	–	2	–	–
Hispanic or Latinx	–	–	–	–
Native Hawaiian or Pacific Islander	–	–	–	–
White	–	3	–	–
Two or More Races or Ethnicities	–	–	–	–
LGBTQ+	–	1	–	–
Did Not Disclose Demographic Background	–	–	–	–

Family Relationships

There are no familial relationships among our directors and executive officers.

Non-Director Executive Officer

Patrick McNulty, age 40, has served as our Chief Operating Officer since June 2021. Prior to joining Jet Token in 2021, Mr. McNulty served as a manager of Sales Operations and Business Development with Honda Aircraft Company. While with Honda Aircraft, Mr. McNulty led the development of a robust sales engineering team and was instrumental in product development and market analysis for the manufacturer. Prior to Honda Aircraft Company, Mr. McNulty worked in the aircraft engine division of Rolls-Royce North America and at light jet manufacturer Eclipse Aviation. Mr. McNulty is a graduate of the Embry-Riddle Aeronautical University (BS Aerospace Engineering, MBA Aviation).

Legal Proceedings

There are no proceedings to which any of our directors, officers or, to our knowledge, any of our affiliates, owners of record or beneficially of more than five percent of any of our voting securities, or any associate of any of the foregoing is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries. Furthermore, none of our executive officers or directors are, or with in the past 10 years has been, involved in any legal proceedings required to be disclosed under Rule 401(f) of Regulation S-K under the Securities Act.

13

Other Corporate Governance Matters

Director Independence

The Board determined that each of the directors serving on the Board, other than Michael Winston and George Murnane, qualifies as an independent director, as defined under the listing rules of Nasdaq, and the Board consists of a majority of “independent directors,” as defined under the applicable rules of the SEC and Nasdaq relating to director independence requirements. In addition, we are subject to certain rules of the SEC and Nasdaq relating to the membership, qualifications and operations of the audit committee, as discussed below.

Board Leadership Structure and Roles in Risk Oversight

Our Board does not have a policy requiring the positions of the Chairperson of the board of directors and Chief Executive Officer to be separate or held by the same individual. The members of the Board believe that this determination should be based on circumstances existing from time to time, based on criteria that are in our company’s best interests and the best interests of our stockholders, including the composition, skills and experience of the board and its members, specific challenges faced by our company or the industry in which we operate and governance efficiency. The Board adopted Corporate Governance Guidelines, which provide for the appointment of a lead independent director at any time when the Chairperson is not independent. Wrendon Timothy serves as the lead independent director.

Our Board is generally responsible for the oversight of corporate risk in its review and deliberations relating to our activities. Risk is inherent in every business. As is the case in virtually all businesses, we face a number of risks, including operational, economic, financial, legal, regulatory, and competitive risks. Our management is responsible for the day-to-day management of the risks we face. Our Board of Directors, as a whole, through its committees has responsibility for the oversight of risk management. Our audit committee charter provides that the audit committee is responsible for reviewing and discussing the Company’s practices and policies with respect to risk assessment and risk management.

In its oversight role, our Board’s involvement in our business strategy and strategic plans plays a key role in its oversight of risk management, its assessment of management’s risk appetite, and its determination of the appropriate level of enterprise risk. Our Audit Committee and Board receives updates periodically from senior management and regarding the various risks we face, including operational, economic, financial, legal, regulatory, and competitive risks. Our Board also reviews the various risks we identify in our filings with the SEC and risks relating to various specific developments, such as acquisitions, debt and equity placements, and new service offerings.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and in other filings that we periodically make with the SEC. Our Board is actively involved in oversight of risks that could affect us. This oversight is conducted primarily by our full Board, which has responsibility for general oversight of risks.

Board Meetings

The Board and its committees meet throughout the year since the Business Combination on a regular schedule, and also hold special meetings and act by written consent from time to time. In 2023, the Board met two times and did not act by unanimous written consent during the year. All directors attended 75% or more of the meetings of the Board and committees on which they served.

While we do not have a formal policy requiring our directors to attend stockholder meetings, directors are invited and encouraged to attend all meetings of stockholders. Oxbridge completed its IPO and listed on Nasdaq in August 2021, held an extraordinary general meeting of stockholders in 2022, and held an extraordinary general meeting of stockholders in 2023.

14

Board Committees

The Board has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which have the composition and responsibilities described below. The Board and its committees will set schedules for meeting throughout the year and can also hold special meetings and act by written consent from time to time, as appropriate. The Board will delegate various responsibilities and authority to its committees and the committees will regularly report on their activities and actions to the full board of directors. Members will serve on these committees until their resignation or until otherwise determined by the Board. The Board may establish other committees to facilitate the management of our business as it deems necessary or appropriate from time to time.

Each committee of the Board will operate under a written charter approved by the Board. Copies of each charter are posted on the Investor Relations section of our website at investors.jet.ai. The inclusion of our website address or the reference to our website in this proxy statement does not include or incorporate by reference the information on the Company’s website into this proxy statement.

Audit Committee

Our audit committee is comprised of Wrendon Timothy, William Yankus and Ehud Talmor, with Mr. Timothy serving as audit committee chairperson. The Board determined that Messrs. Timothy, Yankus and Talmor each meet the requirements for independence and financial literacy under the current Nasdaq listing standards and SEC rules and regulations, including Rule 10A-3. In addition, the Board determined that each of Messrs. Timothy and Yankus is an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K promulgated under the Securities Act. This designation does not impose any duties, obligations or liabilities that are greater than are generally imposed on members of the audit committee and the Board. The audit committee is responsible for, among other things:

●	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

●	helping to ensure the independence and overseeing the performance of the independent registered public accounting firm;

●	reviewing and discussing the results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;

●	reviewing our financial statements and critical accounting policies and estimates;

●	reviewing the adequacy and effectiveness of our internal controls;

●	developing procedures for employees to submit concerns anonymously about questionable accounting, internal accounting controls or audit matters;

●	overseeing our policies on risk assessment and risk management;

●	overseeing compliance with our code of business conduct and ethics;

●	reviewing related party transactions; and

●	approving or, as permitted, pre-approving all audit and all permissible non-audit services (other than de minimis non-audit services) to be performed by the independent registered public accounting firm.

15

The audit committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq, and which is available on our website. All audit services to be provided to us and all permissible non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm will be approved in advance by the audit committee.

Compensation Committee

Our compensation committee is comprised of Lt. Col. Ran David, Wrendon Timothy and Ehud Talmor, and Mr. Talmor is the chairperson of the compensation committee. The Board determined that each member of the compensation committee meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations. Each member of the committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. The compensation committee is responsible for, among other things:

●	reviewing, approving and determining, or making recommendations to the Board regarding, the compensation of our executive officers, including the Chief Executive Officer;

●	making recommendations regarding non-employee director compensation to the full Board;

●	administering equity compensation plans and agreements with executive officers;

●	reviewing, approving and administering incentive compensation and equity compensation plans; and

●	reviewing and approving our overall compensation philosophy.

The compensation committee operates under a written charter, which satisfies the applicable rules of the SEC and Nasdaq listing standards, and is available on our website.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is comprised of William Yankus, Wrendon Timothy and Jeff Woods, and Mr. Woods is the chairperson of the nominating and corporate governance committee. The Board determined that each member of the nominating and corporate governance committee meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations. The nominating and corporate governance committee is responsible for, among other things:

●	identifying, evaluating and selecting, or making recommendations to the Board regarding nominees for election to the Board and its committees;

●	considering and making recommendations to the Board regarding the composition of the Board and its committees;

●	developing and making recommendations to the Board regarding corporate governance guidelines and matters;

●	overseeing our corporate governance practices;

●	overseeing the evaluation and the performance of the Board and individual directors; and

●	contributing to succession planning.

The nominating and corporate governance committee operates under a written charter, which satisfies the applicable rules of the SEC and Nasdaq listing standards and is available on our website.

Code of Business Conduct and Ethics

The Board adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Code of Business Conduct and Ethics is available on the Corporate Governance section of our website. In addition, we intend to post on the Corporate Governance section of our website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.

16

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee is or has been at any time one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board of directors committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has or has had one or more executive officers serving as a member of our Board or compensation committee.

Limitation on Liability and Indemnification of Directors and Officers

The Certificate of Incorporation limits directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

●	for any transaction from which the director derives an improper personal benefit;

●	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	for any unlawful payment of dividends or redemption of shares; or

●	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Delaware law and the Bylaws provide that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

We have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request. We also maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

We believe these provisions in the Certificate of Incorporation and Bylaws, and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, persons who beneficially own more than 10% of a registered class of the Company’s equity securities, and certain other persons to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC, and to furnish the Company with copies of the forms. Based on its review of the forms filed with the SEC, or representations from reporting persons, the Company believes that all of its directors, executive officers, and greater than 10% beneficial owners filed such reports in a timely manner, except as follows:

●	Due to the Company’s administrative error, Mr. Winston filed one day late a Form 3 (filed August 21, 2023) relating to his appointment as an officer and a director in connection with the consummation of the Business Combination on August 10, 2023.

17

●	Mr. Murnane did not file the following reports in a timely manner due to the Company’s administrative error:

o	Form 3 (filed one day late on August 21, 2023) relating to his appointment as an officer and a director in connection with the consummation of the Business Combination on August 10, 2023.

o	Form 4 (filed September 28, 2023) relating to the acquisition of stock options on September 22, 2023.

●	Mr. McNulty did not file the following reports in a timely manner due to the Company’s administrative error:

o	Form 3 (filed one day late on August 21, 2023) relating to relating to his appointment as an officer in connection with the consummation of the Business Combination on August 10, 2023.

o	Form 4 (filed September 28, 2023) relating to the acquisition of stock options on September 22, 2023.

●	Due to the Company’s administrative error, Mr. Ehud filed one day late a Form 3 (filed August 21, 2023) relating to his appointment as a director in connection with the consummation of the Business Combination on August 10, 2023.

●	Due to the Company’s administrative error, Mr. Ran filed one day late a Form 3 (filed August 21, 2023) relating to his appointment as a director in connection with the consummation of the Business Combination on August 10, 2023.

●	Due to the Company’s administrative error, Mr. Woods filed four days late a Form 3 (filed August 24, 2023) relating to his appointment as a director in connection with the consummation of the Business Combination on August 10, 2023.

Communications with the Board

Any stockholder or other interested party may contact the Board, including any non-employee director or the non-employee directors as a group, or any individual director or directors, by writing to our Corporate Secretary at 10845 Griffith Peak Drive, Suite 200, Las Vegas, NV 89135, with a request to forward the communication to the intended recipient or recipients. In general, any stockholder communication delivered to our Corporate Secretary for forwarding to the Board or specified Board member or members will be forwarded in accordance with the stockholder’s instructions. However, our Corporate Secretary reserves the right not to forward to Board members any abusive, threatening, or otherwise inappropriate materials. Information regarding the submission of comments or complaints relating to our accounting, internal accounting controls, or auditing matters can be found on our website at https://investors.jet.ai/.

18

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

We are considered a smaller reporting company and an “emerging growth company” within the meaning of the JOBS Act and have opted to comply with the executive compensation disclosure rules applicable to such companies. These rules provide for reduced compensation disclosure for the principal executive officer and the two most highly compensated executive officers other than the principal executive officer (the “named executive officers”). This section provides an overview of our executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. In order to provide a fuller understanding of the compensation arrangements with our executive officers, we have presented 2023 information for the full year, including compensation paid by Jet Token prior to the completion of the Business Combination.

For fiscal year 2023, our named executive officers were:

●	Michael Winston, Executive Chairman and Interim Chief Executive Officer of Jet.AI Inc. following the Business Combination (Founder and Executive Chairman and Treasurer of Jet Token);

●	George Murnane, Interim Chief Financial Officer of Jet.AI Inc. following the Business Combination (Chief Executive Officer and President of Jet Token); and

●	Patrick McNulty, Chief Operating Officer.

We believe our compensation programs should promote the success of the company and align executive incentives with the long-term interests of our stockholders. Our compensation programs reflect our startup origins and consist primarily of salary, bonus and equity awards. As our needs evolve, we intend to continue to evaluate our philosophy and compensation programs as circumstances require.

Summary Compensation Table

The following table provides information concerning compensation awarded to, earned by, and paid to each of the named executive officers for services rendered to Jet.AI Inc. in all capacities during 2023:

Name and Principal Position	Salary ($)	Bonus / Commission ($)	Option Awards ($)	All Other Compensation ($)(1)	Total ($)
Michael D. Winston	$281,606	$100,000	$—	$20,042	$401,648
Founder and Executive Chairman; Treasurer

George Murnane	$243,255	$100,000	$359,745	$18,885	$721,885
Chief Executive Officer and President

Patrick McNulty	$172,933	$18,106	$205,035	$13,382	$409,455
Chief Operating Officer

(1) Other compensation consists primarily of the cost of medical, dental, vision and disability insurance costs, as well as retirement contributions made on behalf of named executive officers.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

A condition to Jet Token’s obligation to close the Business Combination was that we enter into new or amended employment agreements or arrangements with Michael Winston, George Murnane and Patrick McNulty, effective as of the Closing. The terms of those employment agreements and arrangements are disclosed below.

19

Michael Winston

On August 8, 2023, Michael Winston entered into an employment offer letter with us to serve as the Company’s Executive Chairman and as the chief executive officer of the Company until a chief financial officer is appointed by the Company to replace Mr. Murnane, who will serve as chief financial officer during this interim period until he becomes the chief executive officer of the Company. Pursuant to the offer letter, Mr. Winston is entitled to receive a base salary of $385,000.00 and will be eligible to participate in the Company’s performance bonus program, which is expected to be established by December 31, 2024. Mr. Winston is entitled to participate in the Company’s commission plan for new customer sales and renewal customers and sales of aircraft. Mr. Winston will be eligible for a special cash bonus of $1,500,000 upon a Change of Control (as defined in the offer letter). Pursuant to the offer letter, if Mr. Winston’s employment is terminated without “Cause” or for “Good Reason” (as such terms are defined in the offer letter), Mr. Winston will be entitled to severance in the amount equal to three times his then current base salary, less all applicable withholdings and deductions, paid over a 12 month period, conditioned upon Mr. Winston delivering a general release of claims in favor of the Company within 30 days following his termination date.

George Murnane

On August 10, 2023, Mr. Murnane, entered into an amended and restated employment offer letter with Jet.AI Inc. to serve as the chief financial officer of the Company until a replacement chief financial officer is appointed by the Company, at which point he will become the chief executive officer of the Company. Pursuant to the employment offer letter, Mr. Murnane is entitled to receive a base salary of $250,000 and will be eligible to participate in the Company’s performance bonus program. Mr. Murnane is entitled to participate in the Company’s commission plan for new customer sales and renewal customers and sales of aircraft. Mr. Murnane will be eligible for a special cash bonus of $1,500,000 upon a Change of Control (as defined in the offer letter). Pursuant to the offer letter, if Mr. Murnane’s employment is terminated without “Cause” or for “Good Reason” (as such terms are defined in the offer letter), Mr. Murnane will be entitled to severance in the amount equal to one times his then current base salary, less all applicable withholdings and deductions, paid over a 12 month period, conditioned upon Mr. Murnane delivering a general release of claims in favor of the Company within 30 days following his termination date.

Patrick McNulty

On July 11, 2023, Patrick McNulty entered into an amended and restated employment offer letter with Jet.AI Inc. to serve as the Company’s Chief Operating Officer. Pursuant to the offer letter, Mr. McNulty is entitled to receive a base salary of $200,000 and will be eligible to participate in the Company’s performance bonus program. Mr. McNulty is entitled to participate in the Company’s commission plan for new customer sales and renewal customers and sales of aircraft.

The foregoing descriptions of Mr. Winston’s, Mr. Murnane’s and Mr. McNulty’s offer letters are qualified in their entirety by the full text of such agreements, copies of which are filed as Exhibits 10.3,10.2 and 10.4, respectively, to our Annual Report on Form 10-K for the year ended December 31, 2023, which are incorporated herein by reference.

Benefits and Perquisites

Following the Business Combination, we adopted a Fringe Benefit Perk Policy for all full-time employees. This Police provides for the following fringe benefits:

●	Bi-weekly reimbursement for automotive costs (up to $600);

●	Bi-weekly reimbursement for mobile phone costs (up to $150);

●	Bi-weekly reimbursement for health club (up to $100);

●	For employees that opt for the High Deductible Health Plan offered by our healthcare provider, a $1,500 annual tax-free contribution to an HSA by the company on the employee’s behalf; and

●	Employee achievement awards - up to $1,600 of non-taxable tangible personal property each year, other than cash, cash equivalent or gift card Employee achievement awards (up to $1,600).

20

We also provide a tax-qualified Section 401(k) plan to our employees for which the company matches 100% of contributions up to 6% of the employee’s salary. In addition, our directors and officers may make personal use of company aircraft provided (1) the aircraft and its crew cannot reasonably be utilized for profit during the time required to safely execute a proposed flight, (2) the aircraft and its pilots are not moved out of geographical position so as to impair the company’s ability to utilize it (or them) for profit thereafter, (3) ample aircraft and crew are available at the time of departure to service customers, (4) a customary charter trip sheet is generated for the flight and retained electronically for not less than 12 months, (5) at least one officer and one director must both review and approve the trip sheet, and (6) the value of the charter flight for an aircraft in that category is independently quoted and retained with the trip sheet. If these conditions are met, the relevant employee is responsible for paying:

●	2.0x the cost of fuel, oil, lubricants, and other additives.

●	Travel expenses of the crew, including food, lodging, and ground transportation.

●	Hangar and tie-down costs away from the aircraft’s base of operation.

●	Insurance obtained for the specific flight.

●	Landing fees, airport taxes, and similar assessments.

●	Customs, foreign permit, and similar fees directly related to the flight.

●	In-flight food and beverages.

●	Passenger ground transportation.

●	Flight planning and weather contract services.

Compensation Arrangements prior to the Business Combination

Prior to the Business Combination, Jet Token did not have any formal compensation arrangements with its Founder and Executive Chairman, Mr. Winston. Rather, Mr. Winston, as its sole board member, determined the compensation to be paid to him from time to time in consultation with Jet Token’s Chief Executive Officer and President, Mr. Murnane.

Base Salary

In 2023, each of Mr. Murnane and Mr. McNulty received an annual base salary from Jet Token to compensate them for services rendered to the Company. Prior to the Business Combination, the base salaries of Mr. McNulty and Mr. Murnane were $175,000 and $250,000, respectively, and following the Business Combination were $200,000 and $250,000. The actual base salary received by each named executive officer is set forth above in the Summary Compensation Table in the column titled “Salary.” Prior to the Business Combination, Jet Token did not have any formal compensation arrangements with its Founder and Executive Chairman, Mr. Winston. Rather, Mr. Winston, as its sole board member, determined the compensation to be paid to him from time to time in consultation with Jet Token’s Chief Executive Officer and President, Mr. Murnane.

21

Cash Bonus

Each of Mr. Murnane’s and Mr. McNulty’s Jet Token employment arrangement provided that the named executive officer would be eligible to earn a discretionary annual bonus subject to achievement of certain goals (including revenue and profitability targets) as determined by the Jet Token Board. In 2023, Mr. Murnane and Mr. McNulty were eligible to earn annual cash bonuses based on their performance, as determined by the Jet Token Board, in its discretion.

The actual annual cash bonuses awarded to each of the named executive officers for 2023 performance are set forth above in the Summary Compensation Table in the column titled “Bonus.”

2023 Equity Awards

In 2023, following the Business Combination, Mr. Murnane received options to purchase 150,000 shares of our common stock under the 2023 Jet.AI Omnibus Incentive Plan adopted in connection with the Business Combination, described below, and Mr. McNulty received options to purchase 50,000 shares of our common stock under the 2023 Jet.AI Omnibus Incentive Plan. Neither Mr. Murnane nor Mr. McNulty received any other options during 2023.

Potential Payments on Termination or Change in Control of Jet Token

Mr. Murnane was entitled to a special cash bonus of $1.5 million paid at the effective date of a change of control transaction provided he was still employed by the Company at the time of the closing. The Business Combination did not constitute a change of control under Mr. Murnane’s employment agreement.

Benefits and Perquisites

Prior to the Business Combination Jet Token provided benefits to the named executive officers on the same basis as provided to all of its employees, including health, dental and vision insurance; health savings account; life insurance; and a tax-qualified Section 401(k) plan for which the company matches 100% of contributions up to 6% of the employee’s salary. In addition, Mr. Murnane was provided subsidies in the form of monthly reimbursements for costs related to automotive ($600), wireless communication ($200), health club ($200) and out-of-pocket medical ($50).

Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information regarding each outstanding option award held by Messrs. Winston, Murnane and McNulty as of December 31, 2023. There were no outstanding stock or other awards.

Name	Number of Securities Underlying Unexercised Jet.AI Inc. Options (#) Exercisable	Number of Securities Underlying Unexercised Jet.AI Inc. Options (#) Unexercisable	Jet.AI Inc, Option Exercise Price ($)	Jet.AI Inc. Option Expiration Date
Michael Winston	-	$-	$-	-
George Murnane	194,400	$-	$0.83	9/23/29
	194,400	$-	$0.83	9/23/29
	388,800	$-	$4.17	12/31/31
	319,768	$51,575	$10.42	7/30/31
	19,771	$11,174	$10.42	3/16/32
	20,833	$129,167	$2.50	9/22/33
Patrick McNulty	3,095	$-	$10.42	8/2/31
	11,003	$1,375	$10.42	7/1/31
	15,473	-	10.42	7/1/31
	24,928	6,017	10.42	10/31/31
	22,349	8,596	10.42	1/5/32
	3,961	-	10.42	3/1/32
	7,736	-	10.42	8/31/32
	15,473	-	10.42	9/30/32
	6,944	43,056	2.50	9/22/33

22

In addition, on December 26, 2023, our Board approved, at the recommendation of our compensation committee and subject to stockholder approval of the 2023 Jet.AI Inc. Amended and Restated Omnibus Incentive Plan at the Annual meeting, the grant of incentive stock options to Mr. Murnane, exercisable for 60,000 shares of common stock, and to Mr. McNulty, exercisable for 90,000 shares of common stock. These options are expected to be granted following our Annual Meeting following stockholder approval of the 2023 Jet.AI Inc. Amended and Restated Omnibus Incentive Plan. The options would vest 1/3 each year beginning December 26, 2024 at an exercise price equal to the fair market value of the common stock on the date the Amended and Restated Plan is approved by the Company’s shareholders, which will be the date of grant, and expiring on the 10th anniversary of the grant date.

For a description of the 2023 Jet.AI Inc. Amended and Restated Omnibus Incentive Plan, as well as the Jet Token Inc. 2021 Stock Plan and Jet Token’s 2018 Stock Option and Grant Plan, please see the discussion under “Proposal 3 – Approval of 2023 Jet.AI Inc. Amended and Restated Omnibus Incentive Plan.”

Director Compensation

Neither Mr. Winston nor Mr. Murnane receives additional compensation for service on our Board. Prior to the Business Combination, Mr. Winston was Jet Token’s sole director. Mr. Winston did not receive any additional compensation for his service as a director for 2023.

Non-Employee Director Compensation Arrangements following the Business Combination

Following the Business Combination, the compensation committee recommended, and the Board approved, a Non-Employee Director Compensation Policy. The Policy has been designed to attract and retain high quality non-employee directors by providing competitive compensation and aligning their interests with the interests of our stockholders through equity awards. This Policy provides for an annual cash retainer to each eligible non-employee director of $40,000. In addition, each of the following is entitled to an additional annual retainer in the following amounts:

●	Lead Independent Director: $25,000

●	Audit Committee Chair: $15,000

●	Compensation Committee Chair: $10,000

●	Nominating and Corporate Governance Committee Chair: $6,250

Under the Non-Employee Director Compensation Policy, the non-executive directors of our company are also entitled to receive the equity compensation under our 2023 Jet.AI Inc. Amended and Restated Omnibus Incentive Plan, subject to approval by stockholders at the Annual Meeting, as discussed under “Proposal 3 – Approval of 2023 Jet.AI Inc. Amended and Restated Omnibus Incentive Plan.” At the close of business on the date of each annual meeting of our stockholders, each person who is then a non-employee director, will automatically receive a restricted stock unit (“RSU”) award having a value of $35,000 and a restricted stock grant of $35,000. Each annual RSU and annual restricted stock grant will vest on the date of the following year’s annual meeting (or the date immediately preceding the date of the following year’s annual meeting if the non-employee director’s service as a director ends at such meeting as a result of the director’s failure to be re-elected or the director not standing for re-election. The vesting of each annual RSU and annual restricted stock grant is subject to the non-employee director’s continuous service on the applicable vesting date of each such awards.

For each non-employee director who remains in continuous service with the Company until immediately prior to the closing of a Change in Control (as defined in the 2023 Jet.AI Inc. Amended and Restated Omnibus Incentive Plan), such non-employee director’s then-outstanding annual RSU and annual restricted stock grant will become fully vested immediately prior to the closing of such Change in Control. The grants will be eligible for deferred settlement in accordance with such deferral program as may be established by the Company and approved by the Board.

23

We began paying cash compensation to our non-employee directors following the Business Combination in accordance with the terms of the Non-Employee Director Compensation Policy. The table below describes the compensation earned by our non-employee directors during fiscal 2023.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation	Total
Ehud Talmor (2)	$12,500	$70,000	–	$82,500
Wrendon Timothy (3)	$20,000	$70,000	–	90,000
William Yankus	$10,000	$70,000	–	80,000
Lt. Col. Ran David	$10,000	$70,000	–	80,000
Donald Jeffrey Woods(4)	$11,563	$70,000	–	81,563

(1)	Amounts in the table reflect equity grants recommended by compensation committee and approved by our Board towards the end of 2023 and as contemplated by the Policy to each of our directors. These grants, which have not been made and are subject to stockholder approval of the 2023 Jet.AI Inc. Amended and Restated Omnibus Incentive Plan, equal to 21,875 RSUs to each such director, representing the then value of $35,000, and a grant of 21,875 restricted stock to each such director, representing the then value of $35,000. Each of these grants will be made, and are expected to vest, on the date of our Annual Meeting, assuming stockholders approve the 2023 Jet.AI Inc. Amended and Restated Omnibus Incentive Plan. If either Mr. David or Mr. Woods is not elected as a Class I director at the Annual Meeting, these equity grants will be deemed made, and will vest, on the Date immediately preceding the Annual Meeting. There are no other awards outstanding or anticipated to be granted to directors in 2024.

(2)	Mr. Talmor is chairperson of the compensation committee.

(3)	Mr. Timothy is the lead independent director and chairperson of the audit committee.

(4)	Mr. Woods is chairperson of the nominating and corporate governance committee.

Under the Non-Employee Director Compensation Policy, we will also reimburse each non-employee director for any ordinary and reasonable out-of-pocket expenses actually incurred by such director in connection with in-person attendance at and participation in Board and committee meetings; provided, that such director timely submits to us appropriate documentation substantiating such expenses in accordance with our travel and expense policy as in effect from time to time.

Oxbridge’s Executive Officer and Director Compensation prior to the Business Combination

None of the executive officers or directors of Oxbridge received any cash compensation for services rendered to it. Oxbridge paid monthly recurring expenses of $10,000 to its Sponsor, OAC Sponsor Ltd., for office space, administrative and support services, terminating upon completion of the Business Combination. Accordingly, the Sponsor was paid a total of approximately $240,000 ($10,000 per month) for office space, administrative and support services and was entitled to be reimbursed for any out-of-pocket expenses.

The Sponsor, and Oxbridge’s directors and officers or any of their respective affiliates were reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Oxbridge’s audit committee reviewed on a quarterly basis all payments that were made by Oxbridge to the Sponsor, and its directors, officers or any of their respective affiliates.

Prior Plans

On June 4, 2018, Jet Token’s Board of Directors adopted the Jet Token Inc. 2018 Stock Option and Grant Plan (the “2018 Plan”). The 2018 Plan provided for the grant of equity awards to employees, and consultants, to purchase shares of Jet Token’s common stock. As of December 31, 2020, up to 25,000,000 shares of its common stock could be issued pursuant to awards granted under the 2018 Plan. During the year ended December 31, 2021, the 2018 Plan was amended three times to increase the total number of shares reserved for issuance thereunder. As of December 31, 2022 and 2021, the total number of shares reserved for issuance under the 2018 Plan was 75,000,000 shares, consisting of (i) 25,000,000 shares of common stock and (ii) 50,000,000 shares of non-voting common stock. The 2018 Plan was administered by Jet Token’s Board of Directors.

In August 2021, Jet Token’s Board of Directors adopted the Jet Token Inc. 2021 Stock Plan (the “2021 Plan” and, together with the 2018 Plan, the “Prior Plans”). The 2021 Plan provided for the grant of equity awards to employees, outside directors, and consultants, including the direct award or sale of shares, stock options, and restricted stock units to purchase shares. As of December 31, 2021, up to 5,000,000 shares of non-voting common stock may be issued pursuant to awards granted under the 2021 Plan. During the year ended December 31, 2022, the 2021 Plan was amended to increase the number of shares of non-voting common stock authorized under the 2021 Plan to 15,000,000. In the event that shares of non-voting common stock subject to outstanding options or other securities under the Jet Token’s 2018 Stock Open and Grant Plan expire or become exercisable in accordance with their terms, such shares would be automatically transferred to the 2021 Plan and added to the number of shares then available for issuance under the 2021 Plan.

24

PROPOSAL 2 – RATIFICATION OF AUDITORS

The Audit Committee has selected Hacker Johnson & Smith PA (“Hacker Johnson”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, and the Board is submitting this selection to our stockholders for ratification at the Annual Meeting. Hacker Johnson has served as the Company’s independent registered public accounting firm since 2021. Representatives of Hacker Johnson plan to attend the Annual Meeting and will be available to answer appropriate questions from stockholders. They will have the opportunity to make a statement if they desire to do so.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of Hacker Johnson as the Company’s independent registered public accounting firm. However, the Board is submitting the selection of Hacker Johnson to the stockholders for ratification as a matter of good corporate governance practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain Hacker Johnson. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of our company and our stockholders.

Vote Required for Approval

Approval of the Proposal to ratify the appointment of Hacker Johnson requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting (assuming a quorum of a majority of the outstanding shares entitled to vote are present). Abstentions and broker non-votes are not counted as votes cast and have no effect on the outcome of the Proposal. However, the Audit Committee is not bound by a vote either “FOR” or “AGAINST” the Proposal.

Principal Accountant Fees and Services

The following table sets forth fees for all professional services rendered by Hacker Johnson to the Company for the years ended December 31, 2023 and 2022.

	Year ended December 31,
	2023	2022 (1)

Audit fees	$54,500	$40,000
Audit-related fees	46,000	-
Total audit and audit-related fees	100,500	40,000
Tax fees	-	-
Other fees	-	-
Total fees	$100,500	$40,000

(1)	The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP, whereby Oxbridge is treated as the acquired company and Jet Token is treated as the acquirer. BF Borgers PCA was engaged by Jet Token to provide audit and audit related services for the year ended December 31, 2022, and for periods prior to the Business Combination.

All services provided by Hacker Johnson are permissible under applicable laws and regulations. The audit committee charter provides that the audit committee is directly responsible, in its capacity as a committee of the Board, for the appointment, compensation, retention and oversight of the work of the outside auditor. In this regard, the audit committee will appoint, retain, compensate, evaluate and terminate, when appropriate, the outside auditor, who will report directly to the audit committee. The charter further provides that the audit committee will approve, or as permitted by the Board, pre-approve all audit and permissible non-audit services (other than de minimis non-audit services) to be provided by the outside auditor. The fees paid to Hacker Johnson shown in the table above were all approved in accordance with the audit committee charter and include:

25

Audit Fees — These are fees for professional services performed by Hacker Johnson for the audit of the Company and certain subsidiary companies, review of financial statements included in the Company’s quarterly 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees — These are fees for assurance and related services performed by Hacker Johnson that are reasonably related to the performance of the audit or review of the Company’s financial statements. This includes: due diligence related to mergers and acquisitions; audits and reviews associated with registration statements related to mergers and acquisitions; other attestations by Hacker Johnson, including those that are required by statute, regulation or contract; and consulting on financial accounting/reporting standards and controls.

Tax Fees — These are fees for professional services performed by Hacker Johnson with respect to tax compliance and tax returns. This includes review of original and amended tax returns for the Company and its consolidated subsidiaries; refund claims, payment planning/tax audit assistance; tax compliance for employee benefit plans; and tax work stemming from “Audit-Related” items.

Other Fees – These are fees for other permissible work performed by Hacker Johnson that does not meet the above category descriptions. The fees cover other engagements that are permissible under applicable laws and regulations including sustainability efforts.

These services are actively monitored (both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in Hacker Johnson’s core work, which is the audit of the Company’s consolidated financial statements. The Audit Committee concluded that Hacker Johnson’s provision of audit and non-audit services to the Company and its affiliates is compatible with Hacker Johnson’s independence.

OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF HACKER JOHNSON & SMITH PA AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2024.

26

AUDIT COMMITTEE REPORT

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023, with our management. The audit committee has discussed with its independent registered public accounting firm, Hacker Johnson, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as amended, as adopted by the PCAOB. The audit committee has also received the written disclosures and the letter from its independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the audit committee has recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

The Audit Committee

Wrendon Timothy

William Yankus

Ehud Talmor

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

27

PROPOSAL 3 – APPROVAL OF THE 2023 JET.AI INC. AMENDED AND RESTATED OMNIBUS INCENTIVE PLAN

Overview

We are requesting that stockholders approve the Amended and Restated 2023 Jet.AI Inc. Omnibus Incentive Plan (the “Amended and Restated Plan”), to establish a fixed number of shares of our common stock (“Shares”) that may be issued under the Amended and Restated Plan at 2,460,000 Shares and to eliminate the automatic share replenishment (or “evergreen”) provision. Upon recommendation of the compensation committee, the Board approved the Amended and Restated Plan on April 21, 2024, subject to the approval of our stockholders at the Annual Meeting.

The existing 2023 Jet.AI Inc. Omnibus Incentive Plan (the “Plan”) initially was approved by the Oxbridge Board of Directors on July 10, 2023, and by our stockholders in connection with the approval of the Business Combination on August 7, 2023. The Plan became effective as of August 10, 2023, upon the completion of the Business Combination.

Reasons for Amending the Plan

The Amended and Restated Plan, if approved by stockholders, will eliminate the automatic share replenishment (or “evergreen”) provision and instead sets a fixed number of shares that may be issued under the Amended and Restated Plan. In other words, if we want to provide equity grants in excess of the amount of permitted under the Amended and Restated Plan, we will ask our shareholders to approve that increase. Under the current evergreen provision, shares available for issuance under the Amended and Restated Plan automatically increase each year to equal 10% of the total number of shares then issued and outstanding as of the last day of the prior fiscal year.

The Amended and Restated Plan will allow us to continue to provide equity awards as part of the Company’s compensation program, which is a critical tool for motivating, attracting, and retaining talented employees and non-employee directors, and for providing incentives that promote the success of our business and increased stockholder value. In particular, the Amended and Restated Plan will enable us to provide equity compensation to our non-employee directors, as described under “Executive Officer and Director Compensation – Director’s Compensation”, which our compensation committee and Board have determined to be an appropriate level of compensation for non-employee for our company. It will also enable us to issue annual grants to our employees that were recommended by our compensation committee and approved by the Board in the aggregate amount of 360,000 Shares, including grants to our executive officers as discussed under “Executive Officer and Director Compensation – Outstanding Equity Awards at Fiscal Year-End Table.”

The Board and compensation committee believe that equity awards motivate high levels of performance, more closely align the interests of employees and non-employee directors with those of stockholders by giving employees and non-employee directors an opportunity to hold an ownership stake in our company and provide an effective means of recognizing their respective contributions toward our success.

The Board and compensation committee further believes that the Amended and Restated Plan also protects stockholder interests and embraces sound stock-based compensation practices. The Amended and Restated Plan includes a number of features that are consistent with the interests of our stockholders and sound corporate governance practices, including the following:

√	No automatic share replenishment or “evergreen” provision	√	Members of the committee administering the plan are non-employee and independent directors
√	Will not be excessively dilutive to our stockholders	√	Stockholder approval is required for material revisions
√	Limit on number of “full value” awards	√	No “tax gross-ups”
√	No liberal share counting or “recycling” of shares from exercised stock options, SARs or other stock-based awards	√	Options, SARs and unvested performance awards are not entitled to dividend equivalent rights and no dividends will be paid on unvested awards
√	No reload stock options or SARs	√	Limits on non-employee director compensation
√	No re-pricing of “underwater” stock options or SARs without stockholder approval	√	Stock option and SAR exercise prices will not be lower than the fair market value on the grant date
√	“Clawback” provisions

The Company’s executive officers and directors have an interest in this Proposal as they are eligible to receive equity awards under the Plan.

28

Background of the Proposed Amendments to the Plan

If our stockholders approve the Amended and Restated Plan, we currently anticipate that the Shares will be sufficient to meet our expected needs for the next two years.

If the Amended and Restated Plan is approved, the maximum number of Shares available for issuance under the Plan will be 2,460,000 Shares, 390,000 of which underly options previously granted and 578,750 of which underly annual grants to our non-employee directors and options to employees approved by the board and expected to be granted following stockholder approval of the Amended and Restated Plan following the Annual Meeting.

In determining the number of Shares available under the Amended and Restated Plan, the Board and compensation committee considered a number of factors, which are discussed further below, including:

●	Shares remaining available Plan and total outstanding equity-based awards and how long the Shares available are expected to last;

●	Historical equity award granting practices, including our three-year average share usage rate (commonly referred to as “burn rate”); and

●	Potential dilution.

Shares Available and Outstanding Equity Awards

While the use of long-term incentives, in the form of equity awards, is an important part of our compensation program, we are mindful of our responsibility to our stockholders to exercise judgment in the granting of equity awards. In setting the number of Shares available for issuance under the Amended and Restated Plan, the Board and compensation committee also considered total outstanding equity awards and how long the shares available under the Amended and Restated Plan are expected to last. To facilitate approval of the Amended and Restated Plan, set forth below is certain information about Shares that may be issued under our equity compensation plans as of June 10, 2024:

●	we had 12,805,144 shares of common stock issued and outstanding. The market value of one share of common stock on June 10, 2024, as determined by reference to the closing price as reported on the Nasdaq Global Market, was 0.599;

●	3,576,905 shares were subject to outstanding stock options under our Prior Plans, as defined elsewhere in this proxy statement, and no further grants may be made under those Prior Plans; and

●	19,802 shares remained available for issuance under the existing Plan.

29

Historical Equity Award Granting Practices

In setting the number of Shares authorized for issuance under the Amended and Restated Plan, the Board and compensation committee also considered the historical number of equity awards granted under the existing Plan and Prior Plans in each of the last three fiscal years. The following table sets forth information regarding awards granted and earned and the annual burn rate for each of the last three fiscal years:

	For the year Ended December 31,
	2023	2022	2021
Stock awards granted (1)	1,051,833	284,016	458,080
Weighted average basic common shares outstanding during the fiscal year (1)	3,667,113	4,409,670	6,326,806
Burn rate	28.7%	6.4%	7.2%

(1)	The above information reflects awards granted by, and shares outstanding of, Jet Token for periods prior to the August 10, 2023 consummation of the Business Combination (as adjusted to reflect the recapitalization exchange ratios) and for Jet.AI thereafter. All of the above awards were options with the exception of 4,813,333 RSUs (as adjusted for the recapitalization) granted in 2021 that were converted into 148,950 shares of common stock and 237,030 merger Consideration Warrants in connection with the Business Combination. The above information does not reflect the conditional grants of options, RSUs and restricted stock awards on December 26, 2023 that are conditioned on stockholder approval of the Amended and Restated Plan.

The Board and compensation committee also considered our three-year average burn rate (2021 to 2023 shown above) of approximately 14.1%.

Based on historical and anticipated granting practices and the recent trading price of our common stock, we expect the Shares authorized for issuance by the Amended and Restated Plan to cover awards for approximately 2 years. However, we cannot predict our future equity grant practices, the future price of our shares, or future hiring activity with any degree of certainty at this time, and the shares available for issuance under the Amended and Restated Plan could last for a shorter or longer time.

Potential Dilution

In setting the number of Shares authorized for issuance under the Amended and Restated Plan, the Board and compensation committee also considered the potential dilution (often referred to as overhang) that would result by approval of the Amended and Restated Plan, including the policies of certain institutional investors and major proxy advisory firms. Potential dilution, or overhang, is as set forth in the table below, as of June 10, 2024, assuming approval of the Amended and Restated Plan and giving effect to the conditional grants of options, RSUs and restricted stock awards on December 26, 2023 that are conditioned on such stockholder approval. The 2,460,000 shares that would be available under the Amended and Restated Plan would represent 20% of our fully diluted shares of common stock as of June 20, 2024, assuming the Amended and Restated Plan is approved, as described in the table below.

Assuming Approval of Plan
Options outstanding as of April 19, 2024	3,659,015
Weighted average exercise price of options outstanding	$6.19
Weighted average remaining term of options outstanding	6.9 years
Conditional RSUs approved on December 26, 2023	109,375
Conditional restricted stock awards approved on December 26, 2023	109,375
Conditional options approved on December 26, 2023	360,000
Exercise price of conditional options (1)	0.60
Remaining term of conditional options	9.5 years
Total equity awards outstanding (1)	4,237,765
Common stock outstanding as of June 10, 2024	12,805,144
Current dilution as of June 10, 2024, pro forma for conditional awards (2)	24.9%
Shares available for grant under the Plan, after giving effect to the conditional awards	1,881,250
Current potential dilution, or overhang, under the Plan, as a percentage of common stock outstanding as of June 10, 2024 (3)	32.3%

(1)	The exercise price of the conditional options will be equal to the fair market value of the common stock on the date the Amended and Restated Plan is approved by the Company’s shareholders, which will be the date of grant. The exercise price set forth above assumes a hypothetical grant date of June 10, 2024.

(2)	Dilution consists of the number of shares subject to equity awards outstanding as of June 10, 2024, giving pro forma effect to the grant of conditional options, conditional RSUs and conditional restricted stock awards approved on December 26, 2023 where the grant is conditioned on stockholder approval of the Amended and Restated Plan.

(3)	Current potential dilution, or overhang, under the Plan consists of the number of shares subject to equity awards outstanding as of June 10, 2024, plus the grant of conditional options, conditional RSUs and conditional restricted stock awards approved on December 26, 2023 plus the number of shares available for future grant under the Plan divided by the number of shares of common stock outstanding as of June 10, 2024.

30

Vote Required for Approval

To be approved, this Proposal must be approved by a majority in voting power of the votes cast by the stockholders present in person or by proxy, meaning that the votes cast by the stockholders “FOR” the approval of the Proposal must exceed the number of votes cast “AGAINST” the approval of the Proposal. If a stockholder votes to “ABSTAIN”, it is not counted as a vote cast and has no effect as a vote on the outcome of this Proposal.

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2023 JET.AI INC. OMNIBUS INCENTIVE PLAN (THE “AMENDED AND RESTATED PLAN”), TO ESTABLISH A FIXED NUMBER OF SHARES OF OUR COMMON STOCK THAT MAY BE ISSUED UNDER THE AMENDED AND RESTATED PLAN AT 2,460,000 SHARES AND TO ELIMINATE THE AUTOMATIC SHARE REPLENISHMENT (OR “EVERGREEN”) PROVISION.

2023 Jet.AI Inc. Amended and Restated Omnibus Incentive Plan

The following is a summary of the material terms of the Plan, as proposed to be amended and restated (the “Amended and Restated Plan”) and is qualified in its entirety by reference to the Amended and Restated Plan. A copy of the Amended and Restated Plan is attached to this Proxy Statement as Appendix B.

Purpose

The purpose of the Amended and Restated Plan is to advance the interests of our company and our stockholders by enabling us and our subsidiaries and affiliates to attract and retain qualified individuals to perform services, by providing incentive compensation for such individuals in a form that is linked to the growth and profitability of our company and increases in stockholder value, and by providing opportunities for equity participation that align the interests of recipients with those of its stockholders.

Administration

Our Board administers the Amended and Restated Plan. The Board has the authority under the Amended and Restated Plan to delegate plan administration to a committee of the board or a subcommittee thereof. The Board or the committee of the board to which administration of the Plan has been delegated is referred to in this proxy statement as the Committee. Subject to certain limitations, the Committee has broad authority under the terms of the Amended and Restated Plan to take certain actions under the Amended and Restated Plan.

To the extent permitted by applicable law and subject to certain limitations as provided in the Amended and Restated Plan, the Committee may delegate to one or more of its members or to one or more company officers such administrative duties or powers under the Amended and Restated Plan, as it may deem advisable.

31

No Re-pricing

The Committee may not, without prior approval of our stockholders, effect any re-pricing of any previously granted “underwater” option or SAR (as defined below) by: (i) amending or modifying the terms of the option or SAR to lower the exercise price or grant price; (ii) canceling the underwater option or SAR in exchange for (A) cash; (B) replacement options or SARs having a lower exercise price or grant price; or (C) other awards; or (iii) repurchasing the underwater options or SARs and granting new awards under the Amended and Restated Plan. An option or SAR will be deemed to be “underwater” at any time when the fair market value of common stock of Jet.AI is less than the exercise price of the option or the grant price of the SAR.

Stock Subject to the Amended and Restated Plan

Subject to adjustment (as described below), the maximum number of Shares that will be available for issuance under the Amended and Restated Plan shall not exceed 2,460,000. As of June 10, 2024, there were a maximum of 975,436 Shares available for issuance under the Plan, including 581,108 Shares added to the Plan in January 2024 pursuant to the automatic share replenishment (or “evergreen”) provision, of which there were 374,526 Shares underlying options issued and outstanding, which were the only grants awarded under the Plan. Accordingly, the Amended and Restated Plan includes the addition of 1,484,564 Shares.

Shares that are issued under the Amended and Restated Plan or that are subject to outstanding awards will be applied to reduce the maximum number of Shares remaining available for issuance under the Amended and Restated Plan only to the extent they are used; provided, however, that the full number of Shares subject to a stock-settled SAR or other stock-based award will be counted against the Shares authorized for issuance under the Amended and Restated Plan, regardless of the number of shares actually issued upon settlement of such SAR or other stock-based award. Any Shares withheld to satisfy tax withholding obligations on awards issued under the Amended and Restated Plan, any Shares withheld to pay the exercise price or grant price of awards under the Amended and Restated Plan and any Shares not issued or delivered as a result of the “net exercise” of an outstanding option or settlement of a SAR in Shares will not be counted against the Shares authorized for issuance under the Amended and Restated Plan and will be available again for grant under the Amended and Restated Plan. Shares subject to awards settled in cash will again be available for issuance pursuant to awards granted under the Amended and Restated Plan. Any Shares related to awards granted under the Amended and Restated Plan that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of the Shares will be available again for grant under the Amended and Restated Plan. Any shares repurchased by us on the open market using the proceeds from the exercise of an award will not increase the number of Shares available for future grant of awards. To the extent permitted by applicable law, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by us or a subsidiary or otherwise will not be counted against Shares available for issuance pursuant to the Amended and Restated Plan. The Shares available for issuance under the Amended and Restated Plan may be authorized and unissued shares or treasury shares.

Adjustments

In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin off) or other similar change in the corporate structure or shares of our common stock, the Committee will make the appropriate adjustment or substitution. These adjustments or substitutions may be to the number and kind of securities and property that may be available for issuance under the Amended and Restated Plan. In order to prevent dilution or enlargement of the rights of participants, the Committee may also adjust the number, kind, and exercise price or grant price of securities or other property subject to outstanding awards.

Eligible Participants

Awards may be granted to employees, non-employee directors and consultants of ours or any of our subsidiaries. A “consultant” for purposes of the Amended and Restated Plan is one who renders services to us or our subsidiaries that are not in connection with the offer and sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for our securities.

32

Types of Awards

The Amended and Restated Plan permits us to grant non-statutory and incentive stock options, stock appreciation rights (“SARs”), restricted stock awards, restricted stock units, deferred stock units, performance awards, non-employee director awards and other stock-based awards. Awards may be granted either alone or in addition to or in tandem with any other type of award.

Stock Options. Stock options entitle the holder to purchase a specified number of shares of our common stock of at a specified price, which is called the exercise price, subject to the terms and conditions of the stock option grant. The Amended and Restated Plan permits the grant of both non-statutory and incentive stock options. Incentive stock options may be granted solely to eligible employees of ours or our subsidiaries. Each stock option granted under the Amended and Restated Plan must be evidenced by an award agreement that specifies the exercise price, the term, the number of shares underlying the stock option, the vesting and any other conditions. The exercise price of each stock option granted under the Amended and Restated Plan must be at least 100% of the fair market value of a share of our common stock as of the date the award is granted to a participant. Fair market value under the Amended and Restated Plan means, unless otherwise determined by the Committee, the closing sale price of our common stock, as reported on Nasdaq, on the grant date. The Committee will fix the terms and conditions of each stock option, subject to certain restrictions, such as a ten-year maximum term.

Stock Appreciation Rights. A SAR is a right granted to receive payment of cash, stock, or a combination of both equal to the difference between the fair market value of shares of our common stock and the grant price of such shares. Each SAR granted must be evidenced by an award agreement that specifies the grant price, the term, and such other provisions as the board may determine. The grant price of a SAR must be at least 100% of the fair market value of our common stock on the date of grant. The board fixes the term of each SAR, but SARs granted under the Incentive Amended and Restated Plan will not be exercisable more than 10 years after the date the SAR is granted.

Restricted Stock Awards, Restricted Stock Units and Deferred Stock Units. Restricted stock awards, restricted stock units, or RSUs, and/or deferred stock units, or DSUs, may be granted under the Amended and Restated Plan. A restricted stock award is an award of common stock of Jet.AI that is subject to restrictions on transfer and risk of forfeiture upon certain events, typically including termination of service. RSUs are similar to restricted stock awards except that no shares are actually awarded to the participant on the grant date. DSUs permit the holder to receive shares of common stock or the equivalent value in cash or other property at a future time as determined by the board. The Committee will determine, and set forth in an award agreement, the period of restriction, the number of shares of restricted stock awards or the number of RSUs or DSUs granted, and other such conditions or restrictions.

Performance Awards. Performance awards, in the form of cash, shares of our common stock, other awards or a combination of both, may be granted under the Amended and Restated Plan in such amounts and upon such terms as the Committee may determine. The Committee shall determine, and set forth in an award agreement, the amount of cash and/or number of shares or other awards, the performance goals, the performance periods and other terms and conditions. The extent to which the participant achieves his or her performance goals during the applicable performance period will determine the amount of cash and/or number of shares or other awards earned by the participant. The Committee retains discretion to adjust performance awards either upward or downward, either on a formula or discretionary basis or any combination, as the Committee determines.

Non-Employee Director Awards; Limit on Non-Employee Director Compensation. The Committee at any time and from time-to-time may approve resolutions providing for the automatic or other grant to non-employee directors of awards. Such awards may be granted singly, in combination, or in tandem, and may be granted pursuant to such terms, conditions and limitations as the Committee may establish in its sole discretion consistent with the provisions of the Amended and Restated Plan. The Committee may permit non-employee directors to elect to receive all or any portion of their annual retainers, meeting fees or other fees in restricted stock, RSUs, DSUs or other stock-based awards in lieu of cash. Under the Amended and Restated Plan, the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of awards granted to a non-employee director as compensation for services as a non-employee director during any fiscal year of the Company may not exceed $1,000,000.

Other Stock-Based Awards. Consistent with the terms of the Amended and Restated Plan, other stock-based awards may be granted to participants in such amounts and upon such terms as the Committee may determine.

33

Dividend Equivalents. With the exception of stock options, SARs, and unvested performance awards, awards under the Amended and Restated Plan may, in the Committee’s discretion, earn dividend equivalents with respect to the cash or stock dividends or other distributions that would have been paid on the shares of our common stock covered by such award had such shares been issued and outstanding on the dividend payment date. However, no dividends may be paid on awards until they are vested. Such dividend equivalents will be converted to cash or additional shares of our common stock by such formula and at such time and subject to such limitations as determined by the Committee.

Termination of Employment or Other Service

The Amended and Restated Plan provides for certain default rules in the event of a termination of a participant’s employment or other service. These default rules may be modified in an award agreement or an individual agreement between us and a participant. If a participant’s employment or other service with our company is terminated for cause, then all outstanding awards held by such participant will be terminated and forfeited. In the event a participant’s employment or other service with us is terminated by reason of death, disability or retirement, then:

●	All outstanding stock options (excluding non-employee director options in the case of retirement) and SARs held by the participant will, to the extent exercisable, remain exercisable for a period of one year after such termination, but not later than the date the stock options or SARs expire;

●	All outstanding stock options and SARs that are not exercisable and all outstanding restricted stock will be terminated and forfeited; and

●	All outstanding unvested RSUs, performance awards and other stock-based awards held by the participant will terminate and be forfeited. However, with respect to any awards that vest based on the achievement of performance goals, if a participant’s employment or other service with us or any subsidiary is terminated prior to the end of the performance period of such award, but after the conclusion of a portion of the performance period (but in no event less than one year), the Committee may, in its sole discretion, cause shares to be delivered or payment made with respect to the participant’s award, but only if otherwise earned for the entire performance period and only with respect to the portion of the applicable performance period completed at the date of such event, with proration based on the number of months or years that the participant was employed or performed services during the performance period.

In the event a participant’s employment or other service with us is terminated by reason other than for cause, death, disability or retirement, then:

●	All outstanding stock options (including non-employee director options) and SARs held by the participant that then are exercisable will remain exercisable for three months after the date of such termination, but will not be exercisable later than the date the stock options or SARs expire;

●	All outstanding restricted stock will be terminated and forfeited; and

●	All outstanding unvested RSUs, performance awards and other stock-based awards will be terminated and forfeited. However, with respect to any awards that vest based on the achievement of performance goals, if a participant’s employment or other service with us or any subsidiary is terminated prior to the end of the performance period of such award, but after the conclusion of a portion of the performance period (but in no event less than one year), the Committee may, in its sole discretion, cause shares to be delivered or payment made with respect to the participant’s award, but only if otherwise earned for the entire performance period and only with respect to the portion of the applicable performance period completed at the date of such event, with proration based on the number of months or years that the participant was employed or performed services during the performance period.

34

Modification of Rights upon Termination

Upon a participant’s termination of employment or other service with us or any subsidiary, the Committee may, in its sole discretion (which may be exercised at any time on or after the grant date, including following such termination) cause stock options or SARs (or any part thereof) held by such participant as of the effective date of such termination to terminate, become or continue to become exercisable or remain exercisable following such termination of employment or service, and restricted stock, RSUs, DSUs, performance awards, non-employee director awards and other stock-based awards held by such participant as of the effective date of such termination to terminate, vest or become free of restrictions and conditions to payment, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that no stock option or SAR may remain exercisable beyond its expiration date any such action by the Committee adversely affecting any outstanding award will not be effective without the consent of the affected participant, except to the extent the Committee is authorized by the Amended and Restated Plan to take such action.

Forfeiture and Recoupment

If a participant is determined by the Committee to have taken any action while providing services to us or within one year after termination of such services, that would constitute “cause” or an “adverse action,” as such terms are defined in the Amended and Restated Plan, all rights of the participant under the Amended and Restated Plan and any agreements evidencing an award then held by the participant will terminate and be forfeited. The Committee has the authority to rescind the exercise, vesting, issuance or payment in respect of any awards of the participant that were exercised, vested, issued or paid, and require the participant to pay to us, within 10 days of receipt of notice, any amount received or the amount gained as a result of any such rescinded exercise, vesting, issuance or payment. We may defer the exercise of any stock option or SAR for up to six months after receipt of notice of exercise in order for the Board to determine whether “cause” or “adverse action” exists. We are entitled to withhold and deduct future wages or make other arrangements to collect any amount due.

In addition, if we are required to prepare an accounting restatement due to material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, then any participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 will reimburse us for the amount of any award received by such individual under the Amended and Restated Plan during the 12 month period following the first public issuance or filing with the SEC, as the case may be, of the financial document embodying such financial reporting requirement. We also may seek to recover any award made as required by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any other clawback, forfeiture or recoupment provision required by applicable law or under the requirements of any stock exchange or market upon which our common stock is then listed or traded or any policy adopted by us.

Effect of Change in Control

Generally, a change in control will mean:

●	The acquisition, other than from us, by any individual, entity or group of beneficial ownership of 50% or more of the then outstanding shares of our common stock;

●	The consummation of a reorganization, merger or consolidation of our company with respect to which all or substantially all of the individuals or entities who were the beneficial owners of our common stock immediately prior to the transaction do not, following the transaction, beneficially own more than 50% of the outstanding shares of common stock and voting securities of the corporation resulting from the transaction; or

●	A complete liquidation or dissolution of our company or the sale or other disposition of all or substantially all of our assets.

Subject to the terms of the applicable award agreement or an individual agreement between us and a participant, upon a change in control, the Committee may, in its discretion, determine whether some or all outstanding options and SARs shall become exercisable in full or in part, whether the restriction period and performance period applicable to some or all outstanding restricted stock awards and RSUs shall lapse in full or in part and whether the performance measures applicable to some or all outstanding awards shall be deemed to be satisfied. The Committee may further require that shares of stock of the corporation resulting from such a change in control, or a parent corporation thereof, be substituted for some or all of the shares of our common stock subject to an outstanding award and that any outstanding awards, in whole or in part, be surrendered to us by the holder, to be immediately cancelled by us, in exchange for a cash payment, shares of capital stock of the corporation resulting from or succeeding us or a combination of both cash and such shares of stock.

35

Governing Law; Mandatory Jurisdiction

Except to the extent as provided in the Amended and Restated Plan, the validity, construction, interpretation, administration and effect of the Amended and Restated Plan and any rules, regulations and actions relating to the Amended and Restated Plan will be governed by and construed exclusively in accordance with the laws of the State of Delaware, notwithstanding the conflicts of laws principles of any jurisdictions. Unless otherwise expressly provided in an applicable award agreement, we and recipients of an award under the Incentive Amended and Restated Plan irrevocably submit to the jurisdiction and venue of the Federal or State courts of the State of Delaware relative to any and all disputes, issues and/or claims that may arise out of or relate to the Amended and Restated Plan or any related award agreement, with such jurisdiction and venue selected by and at our sole discretion.

Term, Termination and Amendment

Unless sooner terminated by the Board, the Amended and Restated Plan will terminate at midnight on the day before the ten year anniversary of its effective date. No award will be granted after termination of the Amended and Restated Plan, but awards outstanding upon termination of the Amended and Restated Plan will remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Amended and Restated Plan.

Subject to certain exceptions, the Board has the authority to suspend or terminate the Amended and Restated Plan or terminate any outstanding award agreement and the Board has the authority to amend the Amended and Restated Plan or amend or modify the terms of any outstanding award at any time and from time to time. No amendments to the Amended and Restated Plan will be effective without approval of our stockholders if: (a) stockholder approval of the amendment is then required pursuant to Section 422 of the Code, the rules of the primary stock exchange on which our common stock is then traded, applicable U.S. state and federal laws or regulations and the applicable laws of any foreign country or jurisdiction where awards are, or will be, granted under the Amended and Restated Plan; or (b) such amendment would: (i) modify the re-pricing provisions of the Amended and Restated Plan; (ii) increase the aggregate number of shares of our common stock issued or issuable under the Amended and Restated Plan; or (iii) reduce the minimum exercise price or grant price as set forth in the Amended and Restated Plan. No termination, suspension or amendment of the Amended and Restated Plan or an award agreement shall adversely affect any award previously granted under the Amended and Restated Plan without the written consent of the participant holding such award.

Tax Consequences of Awards

Incentive Stock Options

With respect to incentive stock options, generally, the participant is not taxed, and Jet.AI is not entitled to a deduction, on either the grant or the exercise of an incentive stock option so long as the requirements of Section 422 of the Internal Revenue Code of 1986 (the “Code”) continue to be met. If the participant meets the employment requirements and does not dispose of the shares of common stock of Jet.AI acquired upon exercise of an incentive stock option until at least one year after date of the exercise of the stock option and at least two years after the date the stock option was granted, gain or loss realized on sale of the shares will be treated as long-term capital gain or loss. If the shares of common stock of Jet.AI are disposed of before those periods expire, which is called a disqualifying disposition, the participant will be required to recognize ordinary income in an amount equal to the lesser of (i) the excess, if any, of the fair market value of common stock of Jet.AI on the date of exercise over the exercise price, or (ii) if the disposition is a taxable sale or exchange, the amount of gain realized. Upon a disqualifying disposition, Jet.AI will generally be entitled, in the same tax year, to a deduction equal to the amount of ordinary income recognized by the participant, assuming that a deduction is allowed under Section 162(m) of the Code.

36

Non-Statutory Stock Options

The grant of a stock option that does not qualify for treatment as an incentive stock option, which is generally referred to as a non-statutory stock option, is generally not a taxable event for the participant. Upon exercise of the stock option, the participant will generally be required to recognize ordinary income in an amount equal to the excess of the fair market value of common stock of Jet.AI acquired upon exercise (determined as of the date of exercise) over the exercise price of the stock option, and Jet.AI will be entitled to a deduction in an equal amount in the same tax year, assuming that a deduction is allowed under Section 162(m) of the Code. At the time of a subsequent sale or disposition of shares obtained upon exercise of a non-statutory stock option, any gain or loss will be a capital gain or loss, which will be either a long-term or short-term capital gain or loss, depending on how long the shares have been held.

SARs

The grant of an SAR will not cause the participant to recognize ordinary income or entitle Jet.AI to a deduction for federal income tax purposes. Upon the exercise of an SAR, the participant will recognize ordinary income in the amount of the cash or the value of shares payable to the participant (before reduction for any withholding taxes), and Jet.AI will receive a corresponding deduction in an amount equal to the ordinary income recognized by the participant, assuming that a deduction is allowed under Section 162(m) of the Code.

Restricted Stock, RSUs, DSUs and Other Stock-Based Awards

The federal income tax consequences with respect to restricted stock, RSUs, DSUs, performance shares and performance stock units, and other stock unit and stock-based awards depend on the facts and circumstances of each award, including, in particular, the nature of any restrictions imposed with respect to the awards. In general, if an award of stock granted to the participant is subject to a “substantial risk of forfeiture” (e.g., the award is conditioned upon the future performance of substantial services by the participant) and is nontransferable, a taxable event occurs when the risk of forfeiture ceases or the awards become transferable, whichever first occurs. At such time, the participant will recognize ordinary income to the extent of the excess of the fair market value of the stock on such date over the participant’s cost for such stock (if any), and the same amount is deductible by Jet.AI, assuming that a deduction is allowed under Section 162(m) of the Code. Under certain circumstances, the participant, by making an election under Section 83(b) of the Code, can accelerate federal income tax recognition with respect to an award of stock that is subject to a substantial risk of forfeiture and transferability restrictions, in which event the ordinary income amount and Jet.AI’s deduction, assuming that a deduction is allowed under Section 162(m) of the Code, will be measured and timed as of the grant date of the award. If the stock award granted to the participant is not subject to a substantial risk of forfeiture or transferability restrictions, the participant will recognize ordinary income with respect to the award to the extent of the excess of the fair market value of the stock at the time of grant over the participant’s cost, if any, and the same amount is deductible by us, assuming that a deduction is allowed under Section 162(m) of the Code. If a stock unit award or other stock-based award is granted but no stock is actually issued to the participant at the time the award is granted, the participant will recognize ordinary income at the time the participant receives the stock free of any substantial risk of forfeiture (or receives cash in lieu of such stock) and the amount of such income will be equal to the fair market value of the stock at such time over the participant’s cost, if any, and the same amount is then deductible by Jet.AI, assuming that a deduction is allowed under Section 162(m) of the Code.

Withholding Obligations

Jet.AI is entitled to withhold and deduct from future wages of the participant, to make other arrangements for the collection of, or to require the participant to pay to Jet.AI, an amount necessary for it to satisfy the participant’s federal, state or local tax withholding obligations with respect to awards granted under the Amended and Restated Plan. Withholding for taxes may be calculated based on the maximum applicable tax rate for the participant’s jurisdiction or such other rate that will not trigger a negative accounting impact on Jet.AI. The Committee may permit a participant to satisfy a tax withholding obligation by withholding shares of common stock of Jet.AI underlying an award, tendering previously acquired shares, delivery of a broker exercise notice or a combination of these methods.

37

Code Section 409A

A participant may be subject to a 20% penalty tax, in addition to ordinary income tax, at the time a grant becomes vested, plus an interest penalty tax, if the grant constitutes deferred compensation under Section 409A of the Code and the requirements of Section 409A of the Code are not satisfied.

Code Section 162(m)

Pursuant to Section 162(m) of the Code, the annual compensation paid to an individual who is a “covered employee” is not deductible by Jet.AI to the extent it exceeds $1 million. The Tax Cut and Jobs Act, signed into law on December 22, 2017, amended Section 162(m), effective for tax years beginning after December 31, 2017, (i) to expand the definition of a “covered employee” to include any person who was the Chief Executive Officer or the Chief Financial Officer at any time during the year and the three most highly compensated officers (other than the Chief Executive Officer or the Chief Financial Officer) who were employed at any time during the year whether or not the compensation is reported in the Summary Compensation Table provided in this proxy statement; (ii) to treat any individual who is considered a covered employee at any time during a tax year beginning after December 31, 2017 as remaining a covered employee permanently; and (iii) to eliminate the performance-based compensation exception to the $1 million deduction limit.

Excise Tax on Parachute Payments

Unless otherwise provided in a separate agreement between a participant and Jet.AI, if, with respect to a participant, the acceleration of the vesting of an award or the payment of cash in exchange for all or part of an award, together with any other payments that such participant has the right to receive from Jet.AI, would constitute a “parachute payment” then the payments to such participant will be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code. Such reduction, however, will only be made if the aggregate amount of the payments after such reduction exceeds the difference between the amount of such payments absent such reduction minus the aggregate amount of the excise tax imposed under Section 4999 of the Code attributable to any such excess parachute payments. If such provisions are applicable and if an employee will be subject to a 20% excise tax on any “excess parachute payment” pursuant to Section 4999 of the Code, Jet.AI will be denied a deduction with respect to such excess parachute payment pursuant to Section 280G of the Code.

New Plan Benefits

On December 26, 2023, the Board approved the grant of restricted stock awards and RSU awards to our non-employee directors and approved the grant of stock options under the Amended and Restated Plan, in each case subject to and effective upon approval of the Amended and Restated Plan by the Company’s shareholders at the Annual Meeting. The restricted stock awards and RSUs will vest on December 26, 2024. The options will vest monthly over the three-year period ending December 26, 2026. The options will be exercisable an exercise price equal to the fair market value of the common stock on the date the Amended and Restated Plan is approved by the Company’s shareholders, which will be the date of grant. If the Amended and Restated Plan is not approved by shareholders at the Annual Meeting, these awards will not be granted.

The table below sets forth the conditional amounts granted under the Amended and Restated Plan by Board in December 2023 to each of our named executive officers, to our executive officers as a group, to our non-executive director group and to our non-executive officer employee group, which consists of all employees who are not executive officers.

Amended and Restated Plan
Name and Principal Position	RSAs ($)	RSUs ($)	Number of Shares Underlying the Option Awards (#)
Named Executive Officers
Michael D. Winston
George Murnane			60,000
Patrick McNulty			90,000
Executive Group			150,000
Non-Employee Director Group	$175,000	$175,000
Non-Executive Officer Employee Group			210,000

38

PROPOSAL 4 – THE IONIC NASDAQ PROPOSAL - APPROVAL OF THE ISSUANCE OF SECURITIES

Background

On March 28, 2024, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) and a number of other transaction documents described below for a private placement with Ionic Ventures, LLC (the “Investor”), which closed on March 29, 2024 (the “Closing Date”), which we collectively refer to as the “Ionic Transaction.”

Pursuant to the Securities Purchase Agreement, we issued to the Investor (a) 150 shares of the Company’s Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), which are convertible into shares of the Company’s common stock, (b) a warrant to purchase up to 1,500 shares of Series B Preferred Stock (the “Ionic Warrant”) at an exercise price of $10,000 per share, subject to the limitations on exercise described below, and (c) 250,000 shares (the “Initial Shares”) of the Company’s common stock.

Each share of Series B Preferred Stock converts into a number of shares of our common stock, subject to certain limitations, including a beneficial ownership limitation of 4.99% (calculated in accordance with the rules promulgated under Section 13(d) of the Securities Exchange Act), which can be adjusted to a beneficial ownership limitation of 9.99% upon 61 days prior written notice by the Investor. Shares of Series B Preferred Stock may not be converted into shares of our common stock if, as a result of such conversion, the number of shares of common stock to be issued exceeds 19.9% of the total number of shares of common stock outstanding on the date of the initial issuance of the Series B Preferred Stock unless and until we receive the approval by our stockholders to remove that exchange limitation in accordance with Nasdaq Stock Market Rules (the “Exchange Limitation”) which would allow conversions of the Series B Preferred Stock into common stock, in an amount that may, in total exceed 20% of our outstanding common stock as of March 28, 2024.

Subject to the limitations set forth in the preceding paragraph and provided there is an effective registration statement covering the Investor’s resale of common stock underlying the Series B Preferred Stock, shares of Series B Preferred Stock will automatically convert into shares of common stock on or prior to the tenth trading day after the issuance date of such shares of Series B Preferred Stock. The number of shares of common stock issuable upon conversion of a share of Series B Preferred Stock is calculated by dividing the conversion amount per share of Series B Preferred Stock by the then conversion price. The conversion amount is equal to the stated value of the shares of Series B Preferred Stock, which is $10,000, plus any additional amounts and late charges calculated in accordance with the Certificate of Designations. The conversion price is equal to 90% (or, in the case of a delisting, 80%) of the lowest daily volume weighted average price (“VWAP”) of our common stock over a period beginning on the trading day after we deliver shares of common stock upon such conversion to the Investor and ending on the trading day on which the aggregate dollar trading volume of our common stock exceeds seven times the applicable conversion amount, subject to a five trading day minimum period for such calculation, and subject to certain adjustments. The Certificate of Designation for the Preferred Stock also includes a mandatory conversion provision that provides for the automatic conversion of the shares into common stock on or prior to the tenth trading day from their issuance.

If certain defined “triggering events” defined in the Certificate of Designations occur, such as a breach of the Ionic Registration Rights Agreement, suspension of trading, or our failure to convert the Series B Preferred Stock into common stock when a conversion right is exercised, then we may be required to redeem the Series B Preferred Stock for cash at 110% of the stated value. The Securities Purchase Agreement and the Certificate of Designations for the Series B Preferred Stock includes an obligation of the Company to at all times upon notice from Ionic reserve at least 200% of the number of shares of Company common stock as shall from time to time be necessary to effect the conversion of all of the shares of Series B Preferred Stock then outstanding (without regard to any limitations on conversions), and each includes a covenant whereby the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including to, without limitation, call a special meeting of stockholders to authorize additional shares to meet the Company’s obligations to ensure that the number of authorized shares is sufficient to meet the required reserve amount. The Certificate of Designation provides that the Company is prohibited from issuing shares of common stock to a holder of shares of Series B Preferred Stock upon any conversion due to the failure by the Company to have sufficient shares of common stock available out of the authorized but unissued shares of common stock (such unavailable number of shares of common stock, the “Authorized Failure Shares”), in lieu of delivering such Authorized Failure Shares to such holder, the Company is obligated to pay cash in exchange for the redemption of such portion of the converted amount of the shares of Series B Preferred Stock into such Authorized Failure Shares at a price determined in accordance with the formula set forth in the Certificate of Designation. However, if any at any time the Company lacks a sufficient amount of available shares of Company common stock to permit shares of Series B Preferred Stock to be converted into common stock, the Company would likely not accept a notice of exercise for the Ionic Warrant.

The Ionic Warrant exercise price is initially set at $10,000 per share of Series B Preferred Stock of, subject to adjustment for certain events, such as stock split, issuance of additional shares as a dividend or otherwise. If all of the Ionic Warrant was exercised for cash, the Company would receive additional gross proceeds of approximately $15.0 million. The Company cannot predict when or if the Ionic Warrant will be exercised. It is possible that the Ionic Warrant may never be exercised. At any time when the Ionic Warrant is exercisable for less than 1,000 shares of Series B Preferred Stock, the Company has the right to redeem all or a portion of the Ionic Warrant by paying to the Investor in cash $100 per share of Series B Preferred Stock that would otherwise be issuable pursuant to the Ionic Warrant.

Notwithstanding the beneficial ownership limitation applicable to the Series B Preferred Stock, if the Investor were to exercise the Ionic Warrant in full (whether at one time or from time to time) and convert all of its Series B Preferred Stock into common stock it would result in the Investor holding approximately 24,264,706 shares based on the price of the Company’s common stock as of May 28, 2024, which would represent approximately 65% of the Company’s issued and outstanding common stock. Currently, the Company does not have a sufficient number of authorized shares of Company common stock that are not issued and outstanding, or not reserved for other purposes, to facilitate the full conversion of the Series B Preferred Stock. Based on the price of the Company’s common stock as of May 28, 2024, the maximum number of shares of Company common stock into which the Series B Preferred Stock could be converted is approximately 10,079,173 shares. As a result, if the shareholders approve this Proposal 4, and do not also approve Proposal 6 (being the Charter Amendment Proposal described below), we would be capped at the total number of shares of Company common stock that could be issued to the Investor and that cap would limit the Investor’s ability to exercise the Ionic Warrant for cash consideration greater than $6,853,800.

Pursuant to the Securities Purchase Agreement, the Company agreed to submit to its stockholders a proposal to approve the issuance of the shares of our common stock that may be issued or issuable to Investor, including shares underlying Series B Preferred Stock issuable upon exercise of the Ionic Warrant as well as the shares of common stock issuable upon exercise of the issued and issuable shares of Series B Preferred Stock in an amount in excess of the Exchange Limitation in accordance with Nasdaq Stock Market Rules. The Company entered into a voting agreement (the “Voting Agreement”) with Michael Winston, the Company’s Interim Chief Executive Officer, and the Sponsor, who together hold approximately 40% of the voting power of the Company as of the date of this proxy statement, agreeing to vote in favor of the Proposal.

39

As part of the Ionic Transaction, we also entered into a registration rights agreement (the “Ionic Registration Rights Agreement”) with the Investor, which, among other things, provides that we will register the resale of the Initial Shares and the shares of common stock issuable upon conversion of the Series B Preferred Stock, including shares of common stock that may be come issuable to under the Series B Preferred Stock that would be issued upon an exercise of the Ionic Warrant.

The foregoing description of the Ionic Transaction, the Series B Preferred Stock and the Ionic Warrant does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations, the Securities Purchase Agreement, the Voting Agreement, the Ionic Warrant and the Ionic Registration Rights Agreement, copies of which are filed as Exhibits 3.5, 10.30, 10.31, 4.5 and 10.32, respectively, to our Annual Report on Form 10-K for the year ended December 31, 2023, and are incorporated herein by reference.

We believe that Investor’s exercise of the Ionic Warrant could be an important source of capital to fund the Company’s business and growth. The Investor will likely only exercise the Ionic Warrant for cash consideration if it has the option to fully convert the Series B Preferred Stock acquired upon exercise into Company common stock that is unrestricted as there is an active trading market for the Company’s common stock that would afford Ionic liquidity and from time to time monetize its shares of Company common stock. This, combined with the terms of the Certificate of Designation that provide for the mandatory conversion of the Series B Preferred Stock, cause the Company to believe that it is unlikely that Investor will exercise the Ionic Warrant to the extent that it is unable to convert the underlying shares of Series B Preferred Stock into shares of our common stock that would be freely transferrable once the resale of such shares has been registered pursuant to the Registration Rights Agreement. As a result, we are asking for stockholder approval to approve the removal of the Exchange Limitation because the conversion from time to time of shares of Series B Preferred Stock currently held by the Investor, or that may be acquired upon the exercise of the Ionic Warrant, could result in the issuance of 20% or more of the Company’s common stock, on a pre-transaction basis, at less than the Minimum Price (defined below) or the issuance of 20% or more of the voting power outstanding before the issuances at less than the Minimum Price. The issuance of the securities may also be deemed a “change of control” under Nasdaq Listing Rule 5635(b).

Nasdaq Listing Rules

Our common stock is listed on The Nasdaq Global Market, and as a result, we are subject to Nasdaq’s Listing Rules, including Nasdaq Listing Rule 5635(d) and Rule 5635(b).

Pursuant to Nasdaq Listing Rule 5635(d), stockholder approval is required prior to the issuance of securities in connection with a transaction (or a series of related transactions) other than a public offering involving the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance at a price that is less than the lower of (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (the “Minimum Price”). On March 28, 2024, the date the parties executed and delivered the Securities Purchase Agreement, the Company’s common stock closed at a price per share of $0.925 and the average closing price for the five preceding days was approximately $0.893.

In addition, pursuant to Nasdaq Listing Rule 5635(b), stockholder approval is required prior to an issuance of securities that could result in a “change of control” of a listed company, which for Nasdaq purposes, is generally deemed to occur when, as a result of an issuance, an investor or a group of investors acquires, or has the right to acquire, 20% or more of the outstanding equity or voting power of the company and such ownership or voting power would be the company’s largest ownership position. If the Exchange Limitation is no longer in effect as a result of our stockholders’ approval of this Proposal, the issuance of shares of common stock upon the conversion of the outstanding Series B Preferred Stock and the shares of the Series B Preferred Stock issuable upon full exercise of the Ionic Warrant could result in the issuance of shares of common stock in excess of 19.9% that could potentially result in a change of control of our company as that term is used under the Nasdaq listing rules.

40

As described above, the Company issued 150 shares Series B Preferred Stock to Investor, a warrant to purchase an additional 1,500 shares of Series B Preferred Stock and the 250,000 Initial Shares. The shares of Series B Preferred Stock are currently not convertible into shares of our common stock in amount to the extent that after giving effect to such conversion, the Investor together with its affiliates collectively would beneficially own in excess of 4.99% our common stock outstanding immediately after giving effect to such conversion. Furthermore, the shares of Series B Preferred Stock are currently not convertible into shares of our common stock in amount exceeding 19.9% of total number of shares of our common stock outstanding on the date of the initial issuance of the Series B Preferred Stock to Investor (as defined above, the Exchange Limitation), unless the Company elects to seek and actually receives shareholder approval. Because the shares of Series B Preferred Stock are only entitled to vote to the extent that they are convertible into shares of our common stock, the voting power of the Series B Preferred Stock is limited to the same 19.9% and 4.99% limits discussed above.

Because the conversion price for the shares of common stock issuable upon conversion of the Series B Preferred Stock may be less than the Minimum Price as of the date of the Securities Purchase Agreement, and the conversion of the Series B Preferred Stock may result in the issuance of common stock in excess of 19.9% of our outstanding shares of common stock at less than such Minimum Price and could potentially result in a change of control, we are seeking stockholder approval to remove the Exchange Limitation pursuant to Nasdaq Listing Rule 5635(d) and Nasdaq Listing Rule 5635(b).

Potential Effects of Approval of this Proposal

If this Proposal is approved, the Exchange Limitation would no longer be in effect and any issuance of shares of our common stock upon conversion of Series B Preferred Stock would dilute, and thereby reduce, each existing stockholder’s proportionate ownership in our common stock. Our stockholders do not have preemptive rights to subscribe to additional shares that may be issued by us upon conversion of Series B Preferred Stock in order to maintain their proportionate ownership of the common stock. Such issuances could also dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company. In addition, upon conversion of the Series B Preferred Stock there would be a greater number of shares of our common stock eligible for sale in the public markets. Any such sales, or the anticipation of the possibility of such sales, represents an overhang on the market and could depress the market price of our common stock. Finally, the reservation of the shares underlying the Series B Preferred Stock precludes the Company from issuing such shares for other purposes including equity financings and we may be unable to raise additional capital as a result.

The issuance of shares of common stock upon the conversion of the outstanding Series B Preferred Stock, and upon the conversion of the shares of the Series B Preferred Stock issuable upon full exercise of the Ionic Warrant, could also be deemed to result in a change of control of our company (although the governing documents for these securities include ownership limitations).

Potential Effects of Non-Approval of this Proposal

If this Proposal is not approved by our stockholders at the Annual Meeting, the Investor is unlikely to exercise the Ionic Warrant because, among other things, that warrant is exercisable to acquire Series B Preferred Stock for which there is no active trading market, and we would not receive the cash that we would otherwise receive upon an exercise. If there exists a disincentive for the Investor to, from time to time, exercise the Ionic Warrant for cash, we might seek to raise additional capital through the issuance of shares of common stock or preferred stock, or other securities. Such issuances might be at prices more dilutive to stockholders than the terms permitting conversion of the Series B Preferred Stock into shares of common stock. To the extent that we engage in such transactions to raise additional capital, our current stockholders could be substantially diluted.

Additionally, pursuant to the terms of the Securities Purchase Agreement we are obligated to submit this Proposal for approval of our stockholders every three (3) months until such approval is obtained, which would divert our management’s time from operating our business and will incur significant costs, reducing cash available to operate our business.

Vote Required for Approval

To be approved, this Proposal must be approved by a majority in voting power of the votes cast by the stockholders present in person or by proxy, meaning that the votes cast by the stockholders “FOR” the approval of the Proposal must exceed the number of votes cast “AGAINST” the approval of the Proposal. If a stockholder votes to “ABSTAIN,” it is not counted as a vote cast and has no effect as a vote on the outcome of this Proposal.

OUR BOARD RECOMMENDS A VOTE “FOR” THE IONIC NASDAQ PROPOSAL AS DESCRIBED IN THIS PROPOSAL 4

41

PROPOSAL 5 – THE MAXIM NASDAQ PROPOSAL - APPROVAL OF THE ISSUANCE OF SECURITIES

Background

On August 10, 2023, we entered into a settlement agreement (the “Maxim Settlement Agreement”) with Maxim Group LLC, the underwriter for the Company’s initial public offering (“Maxim”). Pursuant to the Maxim Settlement Agreement, the Company issued to Maxim in a private placement pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act, (a) 270,000 shares of common stock to Maxim to settle the payment obligations of the Company under the underwriting agreement dated on or about August 11, 2021, by and between the Company and Maxim and (b) 1,127 Series A Preferred Shares to Maxim in an amount equal in value to $1,127,000.

Also on August 10, 2023, the Company filed a Certificate of Designation of Series A Convertible Preferred Stock (the “Series A Certificate of Designation”) with the Secretary of State of the State of Delaware, establishing the rights, preferences, privileges and other terms relating to the Series A Preferred Stock. The shares of Series A Preferred Stock accrue interest at the rate of 8% per annum (which increases to 18% if the Company fails to meet certain obligations under the terms thereof), payable quarterly and, at the Company’s option, in shares of common stock. The shares of Series A Preferred Stock are convertible into 112,700 shares of common stock.

On June [●], 2024, the Company and Maxim entered into Amendment No.1 to Settlement Agreement (the “Settlement Agreement Amendment”), pursuant to which the Company and Maxim agreed to the amendment of the Series A Certificate of Designation as further described below. The Company agreed to the COD Amendment primarily as a means to encourage Maxim to convert its shares of Series A Preferred Stock into common stock such the shares of Series A Preferred Stock cease to accrue interest and to relieve the Company of the potential obligation to redeem the shares in cash (and thus allow the Company to conserve its cash resources for other corporate purposes).

Also on June [●], 2024, in connection with the Settlement Agreement Amendment, the Company filed Amendment No. 1 to Certificate of Designation of Series A Convertible Preferred Stock of Jet.AI Inc. (the “COD Amendment”) with the Secretary of State of the State of Delaware. The COD Amendment was approved by the written consent of Maxim, the sole holder of all of the outstanding Series A Convertible Preferred Stock as of such date, and by the unanimous written consent of the board of directors of the Company, on June [●], 2024. The COD Amendment became effective upon filing with the Secretary of State of the State of Delaware.

The Company may, subject to certain conditions, redeem the outstanding Series A Preferred Shares in cash at the $1,000 original issue price, subject to adjustment, plus accrued and unpaid dividends. The Company is required to redeem all the outstanding Series A Preferred Shares on August 10, 2024, which will be automatically extended by an additional three (3) month period if the Company has not as of such date closed upon one or more equity financings that, in total, result in gross proceeds to the Company of $10.0 million or greater.

The Series A Certificate of Designation by its original terms provided that each outstanding share of Series A Preferred Stock may be converted, at the option of the holder, into such number of fully paid and nonassessable shares of Company common stock Common Stock as determined by dividing the “Series A Original Purchase Price” (being $1,000 per share) by the “Series A Conversion Price” (being $10.00 (subject to potential adjustment)).

Following the effectiveness of the COD Amendment, each outstanding share of Series A Preferred Stock may be converted into such number of fully paid and nonassessable shares of common stock as determined by dividing $1,127,000 by the Series A Conversion Price, which is 100% of the lowest VWAP of the common stock during the five (5) trading days immediately preceding, but not including, the date of conversion. If, while the Series A Preferred Stock is outstanding, the Company sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or enters into any agreement to issue, regardless of whether issued or not, or announces any sale, grant or any option to purchase or other disposition), any Common Stock or common stock equivalents entitling any person to acquire shares of Common Stock at an effective price per share that is lower than the then Series A Conversion Price then in effect the conversion price for the Series A Preferred Stock is subject to reduction.

If Maxim were to convert all of its Series A Preferred Stock into common stock under the terms of the COD Amendment it would result in Maxim being issued approximately [●] shares based on the price of the Company’s common stock as of [●], 2024, which would represent approximately [●] of the Company’s issued and outstanding common stock.

42

The foregoing description of the Series A Certificate of Designation, the COD Amendment and the terms of the Settlement Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Series A Certificate of Designations, the COD Amendment, and the Settlement Agreement Amendment, copies of which are filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on August 14, 2023, and Exhibits [●] and [●] to the Company’s Current Report on Form 8-K filed with the SEC on June [●], 2024, each of which is incorporated herein by reference.

Nasdaq Listing Rules

As described above in Proposal 4, our common stock is listed on The Nasdaq Global Market, and as a result, we are subject to Nasdaq’s Listing Rules, including Nasdaq Listing Rule 5635(d).

Under the COD Amendment, the shares of Series A Preferred Stock are currently not convertible into shares of our common stock in an amount exceeding 19.9% of total number of shares of our common stock outstanding on the date of the initial issuance of the Series A Preferred Stock to Maxim (the “Maxim Exchange Limitation”), unless the Company elects to seek and actually receives shareholder approval. Because the shares of Series A Preferred Stock are only entitled to vote to the extent that they are convertible into shares of our common stock, the voting power of the Series A Preferred Stock is limited to the same 19.9% Maxim Exchange Limitation discussed above.

On June [●], 2024, the date the parties executed and delivered the Settlement Agreement Amendment, the Company’s common stock closed at a price per share of $0.[●] and the average closing price for the five preceding days was approximately $0.[●].

Because the conversion price for the shares of common stock issuable upon conversion of the Series A Preferred Stock may be less than the Minimum Price as of the date of the Settlement Agreement Amendment, and the conversion of the Series A Preferred Stock may result in the issuance of common stock in excess of 19.9% of our outstanding shares of common stock at less than such Minimum Price and could potentially result in a change of control, we are seeking stockholder approval to remove the Maxim Exchange Limitation pursuant to Nasdaq Listing Rule 5635(d) and Nasdaq Listing Rule 5635(b).

Potential Effects of Approval of this Proposal

If this Proposal is approved, the Maxim Exchange Limitation would no longer be in effect and any issuance of shares of our common stock upon conversion of Series A Preferred Stock would dilute, and thereby reduce, each existing stockholder’s proportionate ownership in our common stock. The Company anticipates that Maxim will convert a portion, or all, of its shares of Series A Preferred Stock into common stock if this Proposal is approved. Our stockholders do not have preemptive rights to subscribe to additional shares that may be issued by us upon conversion of Series A Preferred Stock in order to maintain their proportionate ownership of the common stock. Such issuances could also dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company. In addition, upon conversion of the Series A Preferred Stock there would be a greater number of shares of our common stock eligible for sale in the public markets. Any such sales, or the anticipation of the possibility of such sales, represents an overhang on the market and could depress the market price of our common stock. Finally, the reservation of the shares underlying the Series A Preferred Stock precludes the Company from issuing such shares for other purposes including equity financings and we may be unable to raise additional capital as a result.

The issuance of shares of common stock upon the conversion of the outstanding Series A Preferred Stock, and upon full exercise of the Maxim’s private placement warrants, could also be deemed to result in a change of control of our company (although the governing documents for these securities include ownership limitations).

Potential Effects of Non-Approval of this Proposal

If this Proposal is not approved Maxim would likely be unable to convert all of its shares of Series A Preferred Stock into shares of Company common stock because of the recent trading prices of the Company’s common stock. In the absence of the conversion of the shares of Series A Preferred Stock, the Company would be obligated to ultimately redeem those shares for cash consideration. Any cash used to redeem shares of Series A Preferred Stock would result in the Company having less cash resources to fund and support the Company’s general working capital purposes.

Vote Required for Approval

To be approved, this Proposal must be approved by a majority in voting power of the votes cast by the stockholders present in person or by proxy, meaning that the votes cast by the stockholders “FOR” the approval of the Proposal must exceed the number of votes cast “AGAINST” the approval of the Proposal. If a stockholder votes to “ABSTAIN,” it is not counted as a vote cast and has no effect as a vote on the outcome of this Proposal.

OUR BOARD RECOMMENDS A VOTE “FOR” THE MAXIM NASDAQ PROPOSAL AS DESCRIBED IN THIS PROPOSAL 5

43

PROPOSAL 6 – APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

We are asking our stockholders to approve an amendment to our Certificate of Incorporation to increase our authorized number of shares of common stock from 55,000,000 shares to 110,000,000 shares (the “Charter Amendment Proposal”). In May 2024, the Board adopted resolutions unanimously approving the proposed amendment to our Certificate of Incorporation, in substantially the form of Appendix C hereto. At that time, the Board determined the proposed amendment and increase of our authorized common stock to be advisable and in the best interests of the Company and our stockholders and is accordingly submitting the proposed amendment and increase of our common stock for approval by our stockholders.

If stockholders approve this proposal, we expect to file the amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware to increase the total number of authorized shares of our common stock as soon as practicable following stockholder approval.

As of the close of business on June [●], 2024, of our 55,000,000 authorized shares of common stock, there were 12,805,144 shares of common stock issued and outstanding. In addition to the 12,805,144 shares of common stock outstanding on June [●], 2024, there were:

●	575 shares of the Company’s Series A-1 Convertible Preferred Stock outstanding;

●	1,127 shares of the Company’s Series A Convertible Preferred Stock outstanding;

●	150 shares of the Company’s Series B Preferred Stock outstanding;

●	An outstanding warrant to purchase up to 1,500 shares of Series B Preferred Stock; and

●	A total of 25,221,406 warrants outstanding that are exercisable to acquire common stock (including outstanding redeemable warrants, merger consideration warrants, private placement warrants, and a warrant issued to GEM Yield Bahamas Limited).

Our Series A Preferred Stock, Series A-1 Preferred Stock and Series B Preferred Stock are convertible into shares of common stock in accordance with the terms and limitations set forth in the applicable Certificate of Designation for each series of preferred stock. In addition, to provide the Company working capital we, from time to time, expect to issue shares of common stock pursuant to the Shares Purchase Agreement dated August 4, 2022, with GEM Yield LLC SCS and GEM Yield Bahamas Limited. As described above in Proposal 4, if the Ionic Warrant were to be exercised in full the Company does not currently have a sufficient number of authorized shares of Company common stock that are not issued and outstanding, or not reserved for other purposes, to facilitate the full conversion of the Series B Preferred Stock that would be acquired upon the exercise of the Ionic Warrant. As a result, if the shareholders approve Proposal 4, and do not also approve this Proposal 6 we would be capped at the total number of shares of Company common stock that could be issued to the Investor and that cap would limit the Investor’s ability to exercise the Ionic Warrant for cash consideration greater than $6,853,800 and could, in limited circumstances, be subject to the monetary penalty described in Proposal 4 above that relates to “Authorized Failure Shares.”

As of June [●], 2024, given the Company’s outstanding shares of common stock together with the number of shares of common stock that may be issued upon conversion or exercise of the Company’s outstanding warrants and shares of its various series of preferred stock, together with the Company’s anticipated short and mid-term financing needs the Company may exhaust its unreserved shares that the Board believes are necessary to afford the Company the ability and flexibility it needs to execute on its financing goals.

The proposed amendment to our Certificate of Incorporation would increase the number of shares of common stock that we are authorized to issue from 55,000,000 shares of common stock to 110,000,000 shares of common stock, representing an increase of 55,000,000 shares of authorized common stock. The proposed amendment to our Certificate of Incorporation would not increase the number of shares of preferred stock that we are authorized to issue.

44

Reasons for the Increase in Authorized Shares

Although our revenues have increased in recent periods, we have a substantial accumulated deficit, recurring operating losses and negative cash flow. We are not profitable and have incurred losses in each year since commencing operations. To date, we have funded operations in large party through a combination of private placements and public offerings of our securities, debt financing including convertible notes. If we continue to incur losses without the ability to issue additional shares of common stock, we may exhaust our capital resources, and as a result may be unable to continue to implement our business plan, forced to significantly curtail our planned operations and may also be unable to meet the continued listing standards for the listing of our common stock on the Nasdaq Stock Market.

If we are unable to raise capital or generate sufficient revenue, we may not be able to pay our debts when they become due and may have to seek protection from creditors. As of the date of this Proxy Statement, other than future issuances under the Company’s equity compensation plan and future issuances of the Company’s common stock under the Share Purchase Agreement with GEM Yield LLC SCS and GEM Yield Bahamas Limited, exercises from time to time of our various outstanding warrants (including the Ionic Warrant (described above)), and potential conversions of our outstanding shares of various series of preferred stock (including that described in Proposal 4 and Proposal 5 above), the Company currently has no plans or arrangements to issue the additional authorized shares of common stock that would be available as a result of the approval of the Charter Amendment Proposal. Our Board believes it is appropriate to increase our authorized shares of common stock so that we have shares of common stock available to provide additional flexibility to promptly and appropriately use our common stock for business and financial purposes in the future, as well as to have sufficient shares available to provide appropriate equity incentives for our employees and other eligible service providers. The additional shares of common stock, if approved, may be used for various purposes without further stockholder approval. These purposes may include: raising capital; providing equity incentives to employees, officers, directors, consultants and/or advisers; establishing collaborative or partnering arrangements with other companies; expanding our business through the acquisition of other businesses, products or technologies; and other purposes. In light of our capital needs, we regularly consider fund raising opportunities and may decide, from time to time, to raise capital based on various factors, including market conditions and our plans of operation.

In this regard, if the Board determines that raising additional capital through issuing the additional shares of common stock (or securities that may be convertible or exercisable to acquire common stock) is desirable, we want to be able to act quickly if market conditions are favorable. Given the lack of sufficient available unissued and unreserved authorized shares of our common stock, if this Proposal 6 is not approved, we may not be able to raise future capital without first obtaining stockholder approval for an increase in the number of authorized shares of common stock. The cost, prior notice requirements and delay involved in obtaining stockholder approval at the time that corporate action may be necessary or desirable could completely eliminate our ability to opportunistically capitalize on favorable market windows, which could delay or preclude our ability to advance our development and potential commercialization efforts. In addition, our success depends in part on our continued ability to attract, retain and motivate highly qualified management and clinical personnel, and if the Charter Amendment Proposal is not approved by our stockholders, the lack of unissued and unreserved authorized shares of Common Stock to provide future equity incentive opportunities that the Compensation Committee of the Board (the “Compensation Committee”) deems appropriate could adversely impact our ability to achieve these goals. In summary, if our stockholders do not approve this Proposal 5, we may not be able to access the capital markets; attract, retain and motivate employees, officers, directors, consultants and/or advisers; and pursue other business opportunities integral to our growth and success, all of which could severely harm our business and our prospects.

The Board believes that the proposed increase in authorized common stock will make sufficient shares available for the potential conversion of the Series A Preferred Stock, Series A-1 Preferred Stock and Series B Preferred Stock, and to provide the additional flexibility necessary to pursue our strategic objectives. Over the past several years, our authorized common stock has allowed us the flexibility to pursue a number of financing transactions that were key to enabling the development of our business plan and operations, while at the same time enabling us to continue to provide the employee equity incentives that we deem necessary to attract and retain key employees. Unless our stockholders approve this Proposal 6, we will likely not have any unissued and unreserved authorized shares of common stock to support the growth needed for development of our product candidates by engaging in similar transactions in the future and to respond to compensatory needs by implementing new or revised equity compensation plans or arrangements, all of which could severely harm our business and our prospects.

45

The increase in the number of authorized shares of our common stock as a result of the Charter Amendment Proposal will not change the number of shares of common stock outstanding; will not result in any changes to the terms of our common stock or the rights of the holders thereof; and will not have any immediate dilutive effect on the current holders of our common stock. However, the issuance of additional shares of common stock authorized by the Charter Amendment proposal may occur at times or under circumstances so as to have a dilutive effect on earnings per share, book value per share or the percentage voting or ownership interest of our current stockholders. Holders of our common stock currently have no preemptive rights, nor will they have such rights following effectiveness of the Charter Amendment Proposal.

Anti-Takeover Effects

The Charter Amendment Proposal has only been prompted by business and financial considerations. Although the Board has not recommended the Charter Amendment Proposal and the increase in the number of authorized shares of common stock with the intent of using the additional shares to prevent or discourage any actual or threatened takeover of the Company, under certain circumstances, such shares could have an anti-takeover effect. The additional shares could be issued to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company or could be issued to persons allied with the Board or management and, thereby, have the effect of making it more difficult to remove directors or members of management by diluting the stock ownership or voting rights of persons seeking to effect such a removal. Accordingly, the additional shares of authorized common stock may render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of common stock, or the replacement or removal of the Board or management.

Vote Required

The affirmative vote of a majority of the outstanding shares of our capital stock representing a majority of the voting power of all the then-outstanding shares of capital stock of the Company entitled to vote on this proposal is required to approve this proposal. Abstentions, if any, and, if this proposal is deemed to be “non-routine,” broker non-votes with respect to this proposal will have the same effect as an “against” vote on this proposal.

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE CHARTER AMENDMENT PROPOSAL

46

PROPOSAL 7 – APPROVAL OF THE REVERSE STOCK SPLIT

General

In May 2024, the Board unanimously approved, subject to stockholder approval, an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding common stock by combining shares of common stock into a lesser number of shares of common stock by a ratio of not less than one-for-two and not more than one-for-one hundred at any time within twelve months following the date of stockholder approval of this proposal, with the exact ratio to be set within this range by the Board at its sole discretion. The Board may alternatively elect to abandon such proposed amendment and not effect the reverse stock split authorized by stockholders, in its sole discretion. The reverse stock split will not change the total authorized number of shares of the Company’s common stock.

The reverse stock split would become effective upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware, a copy of which is attached hereto as Appendix D. Upon the effectiveness of the certificate of amendment effecting the reverse stock split, the outstanding shares of the Company’s common stock will be reclassified and combined into a lesser number of shares such that one share of the Company’s common stock will be issued for a specified number of shares in accordance with the ratio for the reverse stock split selected by the Board.

If this reverse stock split proposal is approved as proposed, the Board would have the sole discretion to effect the reverse stock split at any time within twelve months following the date of such stockholder approval and to fix the specific ratio for the reverse stock split, provided that the ratio would be not less than one-for-two and not more than one-for-one hundred. The Company believes that enabling its Board to fix the specific ratio of the reverse stock split within the stated range will provide the flexibility to implement the reverse stock split in a manner designed to maximize the anticipated benefits for the Company’s stockholders. The determination of the ratio of the reverse stock split will be based on a number of factors described below under “Criteria to Be Used for Decision to Apply the Reverse Stock Split.”

The exact timing of the amendment will be determined by the Board based on its evaluation as to when such action will be the most advantageous to the Company and its stockholders, but the amendment will not occur later than twelve months following the date the Company’s stockholders approve the reverse stock split. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the Company’s stockholders, to abandon the amendment and the reverse stock split if, at any time prior to the effectiveness of the filing of the certificate of amendment with the Secretary of State of the State of Delaware effecting the reverse stock split, the Board, in its sole discretion, determines that it is no longer in the Company’s best interest and the best interests of its stockholders to proceed with the reverse stock split.

In evaluating the reverse stock split, the Board has taken, and will take, into consideration negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by many investors, analysts, and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels. In approving the amendment to the Company’s Certificate of Incorporation to effect the reverse stock split, the Board determined that these potential negative factors are outweighed by the potential benefits of the reverse stock split.

For the avoidance of doubt, except as otherwise specified herein, all share and dollar amounts set forth in this proxy statement are on a pre-reverse split basis.

Reasons for the Reverse Stock Split

As of the date of this proxy statement, the Company’s common stock is listed on Nasdaq under the symbol “JTAI” and the Company is required to maintain, among other things, a $1.00 per share minimum bid price in order to stay in compliance with the continued listing requirements. The primary purpose of the reverse stock split is to increase the market price of our common stock to help maintain the listing of our common stock on Nasdaq. The Board intends to implement the reverse stock split only if it believes that a decrease in the number of shares outstanding is likely to improve the trading price for our common stock on a split adjusted basis.

On April 15, 2024, we received notice from Nasdaq that we are not in compliance with Nasdaq Listing Rule 5450(a)(1), which requires the minimum bid price of the Company’s common stock to be at least $1.00 per share (the “Minimum Bid Price Requirement”). The Company has 180 calendar days, or until October 14, 2024, to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the minimum bid price of the Company’s common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days. As of May 20, 2024, our common stock has not since maintained a closing price of at least $1.00 for a minimum of ten consecutive business days. Accordingly, we have not yet regained compliance with the Minimum Bid Price Requirement.

The Board believes that effecting the reverse stock split could be an effective means of ensuring continued compliance with the Minimum Bid Price Requirement for continued listing of our common stock on Nasdaq and may minimize the risk of future delisting from Nasdaq. Assuming stockholders approve this proposal, we may implement the reverse stock split, utilizing a ratio the Board believes will position us to ensure compliance with Nasdaq continued listing requirements.

While we intend to monitor the closing price of our common stock and consider available options depending on the trading price of our common stock, no assurances can be made that we will in fact be able to continue to comply and that our common stock will continue to remain listed on Nasdaq. If our common stock is delisted from Nasdaq, such delisting could also negatively affect the market price of our common stock, reduce the number of investors willing to hold or acquire our common stock, limit our ability to issue additional securities or obtain additional financing in the future, affect our ability to provide equity awards to our employees, and negatively impact our reputation and, as a consequence, our business.

47

Criteria to be Used for Decision to Apply the Reverse Stock Split

If the Company’s stockholders approve the reverse stock split, the Board will be authorized to proceed with the reverse stock split. The exact ratio of the reverse stock split, within the one-for-two to one-for-one hundred range, would be determined by the Board and publicly announced by the Company prior to the effective time of the reverse stock split. In determining whether to proceed with, and setting the appropriate ratio for, the reverse stock split, the Board will consider, among other things, factors such as:

●	minimum price per share requirements;

●	the historical trading prices and trading volume of the Company’s common stock;

●	the number of shares of the Company’s common stock outstanding;

●	the then-prevailing and expected trading prices and trading volume of the Company’s common stock and the anticipated impact of the reverse stock split on the trading market for the Company’s common stock;

●	the anticipated impact of a particular ratio on the Company’s ability to reduce administrative and transactional costs;

●	business developments affecting the Company; and

●	prevailing general market and economic conditions.

Certain Risks Associated with the Reverse Stock Split

There can be no assurance that the total market capitalization of the Company’s common stock after the implementation of the reverse stock split will be equal to or greater than the total market capitalization before the reverse stock split or that the per share market price of the Company’s common stock following the reverse stock split will increase in proportion to the reduction in the number of shares of the Company’s common stock outstanding in connection with the reverse stock split. The Company cannot guarantee that the reverse stock split would lead to a sustained increase in the trading price of the common stock. The trading price of the common stock may change due to a variety of other factors, including the Company’s ability to successfully accomplish its business goals, market conditions, and the market perception of the Company’s business. You should also keep in mind that the implementation of a reverse stock split does not have an effect on the actual or intrinsic value of the Company’s business or a stockholder’s proportional ownership in the Company. However, should the overall value of the common stock decline after the proposed reverse stock split, then the actual or intrinsic value of the shares of common stock held by you will also proportionately decrease as a result of the overall decline in value.

Further, the liquidity of the common stock may be harmed by the proposed reverse stock split given the reduced number of shares that would be outstanding after the reverse stock split, particularly if the expected increase in stock price as a result of the reverse stock split is not sustained. In addition, the proposed reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares) of common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting sales. If the Company effects the reverse stock split, the resulting per-share stock price may nevertheless fail to attract institutional investors and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of the common stock may not improve.

Effect of the Reverse Stock Split

As of the effective time of the reverse stock split, the Company would also adjust and proportionately decrease the number of shares of common stock reserved for issuance upon exercise of, and adjust and proportionately increase the exercise price of, all options and warrants and other rights to acquire the Company’s common stock. In addition, as of the effective time of the reverse stock split, the Company would adjust and proportionately decrease the total number of shares of common stock that may be the subject of the future grants under the Company’s equity plans, as described further below under the heading “Effects of the Reverse Stock Split on Outstanding Equity Awards.”

The reverse stock split would be effected simultaneously for all outstanding shares of common stock. The reverse stock split would affect all stockholders uniformly and would not change any stockholder’s percentage ownership interest in the Company, except for minor adjustment due to the additional net share fraction that will be issued as a result of the treatment of fractional shares. No fractional shares will be issued in connection with the reverse stock split. Instead, the Company will issue one full share of the post-reverse stock split common stock to any stockholder who would have been entitled to receive a fractional share as a result of the reverse stock split. The reverse stock split would not change the terms of the Company’s common stock. The reverse stock split is not intended as, and would not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. Following the reverse stock split, the Company would continue to be subject to the periodic reporting requirements of the Exchange Act.

If the Board does not implement the reverse stock split within 12 months following the date of stockholder approval of this reverse stock split proposal, the authority granted in this proposal to implement the reverse stock split would terminate.

48

The Company’s directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this reverse stock split proposal, except to the extent of their ownership in shares of the Company’s common stock and securities convertible into or exercisable for the Company’s common stock, which shares and securities would be subject to the same proportionate adjustment in accordance with the terms of the reverse stock split as all other outstanding shares of common stock and securities convertible into or exercisable for the Company’s common stock.

Maintenance of Ownership Percentage. If the reverse stock split is approved and effected, each stockholder will own a reduced number of shares of common stock. This would affect all of the Company’s stockholders uniformly and would not affect any stockholder’s percentage ownership in the Company, except to the extent that the reverse stock split results in a stockholder owning a fractional share, as described below. The number of stockholders of record would not be affected by the reverse stock split.

Voting Rights. Proportionate voting rights and other rights of the Company’s stockholders would not be affected by the reverse stock split, subject to the limitations and qualifications set forth in this discussion and to the note below regarding the receipt of an additional fraction of a share. For example, a holder of 1% of the voting power of the outstanding shares of the Company’s common stock immediately prior to the reverse stock split would continue to hold 1% of the voting power of the outstanding shares of common stock after the reverse stock split, regardless of the exchange ratio chosen by the Board.

Effects of the Reverse Stock Split on Outstanding Equity Awards. If the reverse stock split is effected, the terms of equity awards under the Company’s incentive plans, including the per share exercise price of options and the number of shares issuable under outstanding awards, will be converted on the effective date of the reverse stock split in proportion to the reverse split ratio of the reverse stock split (subject to adjustment for fractional interests). The compensation committee of the Board must approve such adjustments, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding and conclusive on all participants of the Company’s incentive plans. In addition, the total number of shares of common stock that may be the subject of future grants under the Company’s incentive plans will be adjusted and proportionately decreased as a result of the reverse stock split.

Procedure for Effecting the Reverse Stock Split

If the Company’s stockholders approve the reverse stock split, and if the Board still believes that a reverse stock split is in the best interests of the Company and its stockholders, the Board will determine the ratio of the reverse stock split to be implemented and the Company will publicly announce the ratio selected by the Board and file the certificate of amendment effecting the reverse stock split with the Secretary of State of the State of Delaware. The form of the proposed certificate of amendment to the Company’s Certificate of Incorporation to effect the reverse stock split is attached as Appendix D to this proxy statement/prospectus. Any amendment to the Company’s Certificate of Incorporation to effect the reverse stock split will include the reverse stock split ratio fixed by the Board, within the range approved by the Company’s stockholders.

The combination of, and reduction in, the number of shares of the Company’s outstanding common stock as a result of the reverse stock split will occur automatically and without any action on the part of the Company’s stockholders at the date and time set forth in the amendment to the Certificate of Incorporation to effect the reverse stock split following filing with the Secretary of State of the State of Delaware (the “Reverse Split Effective Time”). As soon as practicable after the Reverse Split Effective Time, the Company’s transfer agent, acting as the Company’s “exchange agent” for purposes of implementing the exchange of stock certificates, will provide each stockholder of record a transmittal form accompanied by instructions specifying other details of the exchange. Upon receipt of the transmittal form, each stockholder should surrender the certificates representing the Company’s common stock prior to the reverse stock split in accordance with the applicable instructions. Each holder who surrenders certificates will receive new certificates representing the whole number of shares of the Company’s common stock that they hold as a result of the reverse stock split. New certificates will not be issued to a stockholder until the stockholder has surrendered his or her outstanding certificates and submitted the properly completed and executed transmittal form to the exchange agent. If your shares are held in street name at a brokerage firm or financial institution, the Company intends to treat you in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to implement the exchange of shares required by the combination resulting from the reverse stock split for their beneficial holders holding common stock in street name. However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing substitution of certificates, or book entries, representing the former number shares of common stock for certificates, or book entries, representing the reduced number of shares resulting from the combination. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, the Company encourages you to contact your bank, broker or nominee.

Any stockholder whose stock certificate has been lost, destroyed or stolen will be entitled to a new stock certificate only after complying with the requirements that the Company and the Company’s transfer agent customarily apply in connection with replacing lost, stolen or destroyed stock certificates.

49

No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any old certificate, except that if any new certificate is to be issued in a name other than that in which the old stock certificates are registered, it will be a condition of such issuance that (i) the person requesting such issuance must pay to the Company any applicable transfer taxes or establish to the Company’s satisfaction that such taxes have been paid or are not payable, (ii) the transfer complies with all applicable federal and state securities laws, and (iii) the surrendered stock certificate is properly endorsed and otherwise in proper form for transfer.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM THE COMPANY’S TRANSFER AGENT.

Fractional Shares

No fractional shares will be issued in connection with the reverse stock split. Instead, the Company will issue one full share of the post-reverse stock split common stock to any stockholder who would have been entitled to receive a fractional share of common stock as a result of the reverse stock split. Each holder of common stock will hold the same percentage of the outstanding common stock immediately following the reverse stock split as that stockholder did immediately prior to the reverse stock split, except for minor adjustment due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares.

No Appraisal Rights

No action is proposed herein for which the laws of the State of Delaware, or the Company’s Certificate of Incorporation or bylaws, provide a right to the Company’s stockholders to dissent and obtain appraisal of, or payment for, such stockholders’ capital stock.

Accounting Matters

The reverse stock split would not affect the par value of the Company’s common stock per share, which would remain $0.0001 par value per share, while the number of outstanding shares of common stock would decrease in accordance with the reverse stock split ratio selected by the Board. As a result, as of the Reverse Split Effective Time, the stated capital attributable to common stock on the Company’s balance sheet would decrease and the additional paid-in capital account on the Company’s balance sheet would increase by an offsetting amount. Following the reverse stock split, reported per share net income or loss would be higher because there would be fewer shares of common stock outstanding and the Company would adjust historical per share amounts set forth in the Company’s future financial statements.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a discussion of certain material U.S. federal income tax consequences of the reverse stock split that are applicable to U.S. Holders (as defined below) of the Company’s common stock. This discussion does not purport to be a complete analysis of all potential tax consequences and is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury Regulations, judicial decisions and published rulings and administrative pronouncements of the IRS, all in effect as of the date hereof and all of which are subject to differing interpretations or change. Any such change or differing interpretation, which may be retroactive, could alter the tax consequences to holders of the Company’s common stock as described in this summary.

50

This discussion does not address all U.S. federal income tax consequences relevant to holders of the Company’s common stock. In addition, it does not address consequences relevant to holders of the Company’s common stock that are subject to particular U.S. or non-U.S. tax rules, including, without limitation, to holders of the Company’s common stock that are:

●	persons who do not hold the Company’s common stock as a “capital asset” within the meaning of Section 1221 of the Code;

●	brokers, dealers or traders in securities, banks, insurance companies, other financial institutions or mutual funds;

●	real estate investment trusts; regulated investment companies; tax-exempt organizations or governmental organizations;

●	pass-through entities such as partnerships, S corporations, disregarded entities for federal income tax purposes and limited liability companies (and investors therein);

●	subject to the alternative minimum tax provisions of the Code;

●	persons who hold their shares as part of a hedge, wash sale, synthetic security, conversion transaction or other integrated transaction;

●	persons that have a functional currency other than the U.S. dollar;

●	traders in securities who elect to apply a mark-to-market method of accounting;

●	persons who hold shares of the Company’s common stock that may constitute “qualified small business stock” under Section 1202 of the Code or as “Section 1244 stock” for purposes of Section 1244 of the Code;

●	persons who acquired their shares of the Company’s stock in a transaction subject to the gain rollover provisions of Section 1045 of the Code;

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to the Company’s common stock being taken into account in an “applicable financial statement” (as defined in the Code);

●	persons deemed to sell the Company’s common stock under the constructive sale provisions of the Code;

●	persons who acquired their shares of the Company’s common stock pursuant to the exercise of options or otherwise as compensation or through a tax-qualified retirement plan or through the exercise of a warrant or conversion rights under convertible instruments; and

●	certain expatriates or former citizens or long-term residents of the United States.

Holders of the Company’s common stock subject to particular U.S. or non-U.S. tax rules, including those that are described in this paragraph, are urged to consult their own tax advisors regarding the consequences to them of the reverse stock split.

If an entity that is treated as a partnership for U.S. federal income tax purposes holds the Company’s common stock, the U.S. federal income tax treatment of a partner in the partnership or other pass-through entity will generally depend upon the status of the partner, the activities of the partnership or other pass-through entity and certain determinations made at the partner level. If you are a partner of a partnership or other pass-through entity holding the Company’s common stock, you should consult your tax advisors regarding the tax consequences of the reverse stock split.

51

In addition, the following discussion does not address the tax consequences of the reverse stock split under state, local and foreign tax laws. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the reverse stock split, whether or not they are in connection with the reverse stock split.

STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

This discussion is limited to holders of the Company’s common stock that are U.S. Holders. For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the Company’s common stock that, for U.S. federal income tax purposes, is or is treated as:

●	an individual who is a citizen or resident of the United States;

●	a corporation or any other entity taxable as a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust if either (i) a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) is authorized or has the authority to control all substantial decisions of such trust, or (ii) the trust was in existence on August 20, 1996, and has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

Tax Consequences of the Reverse Stock Split

The proposed reverse stock split should constitute a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. As a result, a U.S. Holder generally should not recognize gain or loss upon the proposed reverse stock split. A U.S. Holder’s aggregate adjusted tax basis in the shares of the Company’s common stock received pursuant to the proposed reverse stock split should equal the aggregate adjusted tax basis of the shares of the Company’s common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of the Company’s common stock), and such U.S. Holder’s holding period in the shares of the Company’s common stock received should include the holding period in the shares of the Company’s common stock surrendered. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of the Company’s common stock surrendered to the shares of the Company’s common stock received in a recapitalization pursuant to the proposed reverse stock split. U.S. Holders of shares of the Company’s common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Effect of Not Obtaining Approval

The failure of stockholders to approve the reverse stock split could prevent us from meeting the Minimum Bid Price Requirement, among other things, unless the market price of our common stock increases above the Minimum Bid Price Requirement without a reverse stock split. If we are unable to maintain the listing of our common stock on Nasdaq, interest in our common stock may decline and certain institutions may not have the ability to trade in our common stock, all of which could have a material adverse effect on the liquidity or trading volume of our common stock. If our common stock becomes significantly less liquid due to our inability to maintain a listing on Nasdaq, our stockholders may not have the ability to liquidate their investments in our common stock when desired and we believe our access to capital would become significantly diminished as a result.

Reservation of Right to Abandon Reverse Stock Split

We reserve the right to abandon a reverse stock split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of State of the State of Delaware of the certificate of amendment to our Certificate of Incorporation, even if the authority to effect a reverse stock split has been approved by our stockholders. By voting in favor of a reverse stock split, you are also authorizing the Board to delay, not to proceed with, and abandon, a reverse stock split if it should so decide, in its sole discretion, that such action is in the best interests of the Company and the stockholders.

Vote Required for Approval

To be approved, this Proposal must be approved by a majority in voting power of the votes cast by the stockholders present in person or by proxy, meaning that the votes cast by the stockholders “FOR” the approval of the Proposal must exceed the number of votes cast “AGAINST” the approval of the Proposal. If a stockholder votes to “ABSTAIN,” it is not counted as a vote cast and has no effect as a vote on the outcome of this Proposal.

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE REVERSE STOCK SPLIT

52

PROPOSAL 8 – APPROVAL OF THE ADJOURNMENT PROPOSAL

General

We are asking our stockholders to allow the Board to adjourn the Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of any of the proposals (the “Adjournment Proposal”). The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the proposals presented at the meeting.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by our stockholders, the Board of Directors may not be able to adjourn the Annual Meeting to a later date or dates in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the proposals.

Vote Required for Approval

To be approved, this Proposal must be approved by a majority in voting power of the votes cast by the stockholders present in person or by proxy, meaning that the votes cast by the stockholders “FOR” the approval of the Proposal must exceed the number of votes cast “AGAINST” the approval of the Proposal. If a stockholder votes to “ABSTAIN,” it is not counted as a vote cast and has no effect as a vote on the outcome of this Proposal.

OUR BOARD RECOMMENDS A VOTE “FOR” THE ADJOURNMENT PROPOSAL

53

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of our common stock as of June [●], 2024, by:

●	each person who is the beneficial owner of more than 5% of the outstanding shares of common stock;

●	each of the Company’s executive officers and directors; and

●	all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and restricted stock units that are currently exercisable or vested or that will become exercisable or vest within 60 days. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G or 13D filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The beneficial ownership percentages set forth in the table below are based on 12,805,144 shares of common stock issued and outstanding as of June [●], 2024 and other than as noted below.

Name and Address of Beneficial Owner(1)	Number of Shares	% of Common Stock Outstanding
Directors and Executive Officers:
Michael D. Winston, CFA(2)	6,637,939	38.7
George Murnane(3)	1,214,688	9.3
William L. Yankus	—	—
Wrendon Timothy	—	—
Patrick McNulty(4)	123,027	1.0
Lt. Col. Ran David(5)	174,945	1.3
Jeffrey Woods	—	—
Ehud Talmor(6)	144,000	1.1
All Directors and Executive Officers as a group (8 individuals)	8,298,599	48.4
Five Percent Holders:
OAC Sponsor Ltd. (7)	7,830,000	43.6
Michael D. Winston(2)	6,637,939	38.7
Maxim Partners LLC (8)	975,200	7.0

(1)	Unless otherwise indicated, the business address of each of the directors and executive officers of the Company is c/o Jet.AI Inc., 10845 Griffith Peak Drive, Suite 200, Las Vegas, NV 89135.
(2)	Includes 2,561,651 shares of common stock and 4,076,288 shares of common stock issuable upon the exercise of Merger Consideration Warrants within 60 days of June [●], 2024.
(3)	Includes 4 shares of common stock, 1,214,678 shares of common stock issuable upon the exercise of vesting options within 60 days of June [●], 2024 and 6 shares of common stock issuable upon the exercise of Merger Consideration Warrants within 60 days of June [●], 2024.
(4)	Includes 4 shares of common stock, 127,017 shares of common stock issuable upon the exercise of vesting options within 60 days of June [●], 2024 and 6 shares of common stock issuable upon the exercise of Merger Consideration Warrants within 60 days of June [●], 2024.
(5)	Includes 174,945 shares of common stock issuable upon the exercise of vesting options within 60 days of June [●], 2024.
(6)	Includes 144,000 shares of common stock issuable upon the exercise of vesting options within 60 days of June [●], 2024.
(7)	Includes 2,875,000 shares of common stock, 4,897,500 shares of common stock issuable upon exercise of the Private Placement Warrants and 57,500 shares of common stock issuable upon conversion of Series A-1 Preferred Shares. OAC Sponsor Ltd. is the record holder of the shares reported herein. Our director, Wrendon Timothy, has a direct or indirect membership interest in OAC Sponsor Ltd. OAC Sponsor Ltd. is governed and controlled by a board of directors of 3 members, Jay Madhu, Wrendon Timothy, and Jason Butcher. Each director has one vote, and the approval of a majority is required to approve an action. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by a majority comprised of two or more individuals of a three-member (or greater) board, and a voting and dispositive decision requires the approval of a majority of those individuals, none of the individuals is deemed a beneficial owner of the entity’s securities. This is the situation with regard to OAC Sponsor Ltd. Based on the foregoing, no director exercises voting or dispositive control over any of the securities held by OAC Sponsor Ltd. Accordingly, Mr. Timothy will not be deemed to have or share beneficial ownership of such shares and, for the avoidance of doubt expressly disclaims any such beneficial interest to the extent of any pecuniary interest he may have therein, directly or indirectly.
(8)	Includes 112,700 shares of common stock issuable upon conversion of the Series A Preferred Stock and 862,500 shares issuable upon exercise of Private Placement Warrants. The address of Maxim is /o Maxim Group, LLC, 300 Park Avenue, 16th Floor, New York, NY 10022.

54

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of each transaction since January 1, 2022 and each currently proposed transaction in which:

●	we have been or are to be a participant;

●	the amount involved exceeds or will exceed $120,000; and

●	any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Related Party Transactions in Connection with and Subsequent to the Business Combination

Maxim Payment and Settlement Agreement

On August 10, 2023, the Company entered into a settlement agreement (“Maxim Settlement Agreement”) with Maxim Group LLC, the underwriter for the Company’s initial public offering (“Maxim”). Pursuant to the Maxim Settlement Agreement, the Company issued to Maxim Partners in a private placement pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act, (a) 270,000 shares of common stock to Maxim Partners to settle the payment obligations of the Company under the underwriting agreement dated on or about August 11, 2021, by and between the Company and Maxim and (b) 1,127 Series A Preferred Shares to Maxim Partners in an amount equal in value to $1,127,000. The Series A Preferred Shares accrue interest at the rate of 8% per annum (which increases to 18% if the Company fails to meet certain obligations under the terms thereof), payable quarterly and, at the Company’s option, in shares of common stock. The Series A Preferred Shares are convertible into 112,700 shares of common stock. The Company also issued 115,000 shares of common stock to Maxim Partners on August 16, 2021, in a private placement exempt from registration under Section 4(a)(2) of the Securities Act, to meet a payment obligation under the underwriting agreement in connection with Oxbridge’s IPO, representing a value of $9.00 per share reflecting an allocation of the $10.00 per Unit IPO price. The above issued and issuable shares of common stock shares are subject to a registration rights agreement.

The Company may, subject to certain conditions, redeem the outstanding Series A Preferred Shares in cash at the $1,000 original issue price, subject to adjustment, plus accrued and unpaid dividends. The Company is required to redeem all the outstanding Series A Preferred Shares on August 10, 2024, which will be automatically extended by an additional three (3) month period if the Company has not as of such date closed upon one or more equity financings that, in total, result in gross proceeds to the Company of $10.0 million or greater. If the Company raises equity capital, 15% of the net proceeds will be used to redeem the Series A Preferred Shares if requested by the holder.

Sponsor Settlement Agreement

On August 10, 2023, the Company entered into settlement agreement (“Sponsor Settlement Agreement”) with OAC Sponsor Ltd., a Cayman Islands exempted company (the “Sponsor”), the sponsor of Oxbridge. Pursuant to the Sponsor Settlement Agreement, the Company issued, in a private placement exempt from registration under Section 4(a)(2) of the Securities Act, 575 Series A-1 Preferred Shares to settle the payment obligations of the Company under a promissory note in the principal amount of $575,000 dated November 14, 2022 in favor of Sponsor. The Series A-1 Preferred Shares accrue interest at the rate of 5% per annum (which increases to 18% if the Company fails to meet certain obligations under the terms thereof), payable quarterly in cash. The Series A-1 Preferred Shares are convertible into 57,500 shares of common stock. The shares of common stock issuable upon conversion of the Series A-1 Preferred Shares are subject to a registration rights agreement between the Company and Sponsor.

55

The Company may, subject to certain conditions, redeem the outstanding Series A-1 Preferred Shares in cash at the $1,000 original issue price, subject to adjustment, plus accrued and unpaid dividends. The Company is required to redeem all the outstanding Series A-1 Preferred Shares on August 10, 2024, automatically extended by an additional three (3) month period if the Company has not as of such date closed upon one or more equity financings that, in total, result in gross proceeds to the Company of $10.0 million or greater. If the Company raises equity capital, 15% of the net proceeds will be used to redeem the Series A-1 Preferred Shares if requested by the holder.

Bridge Agreement

On September 11, 2023, the Company entered into a binding term sheet (“Bridge Agreement”) with eight investors to provide the Company $500,000 of short-term bridge financing pending its receipt of funds from its other existing financing arrangements. During the month of September, the Company engaged in discussions with numerous third parties to secure short-term bridge funding but was not offered terms it found acceptable. Rather, certain related parties of the Company and other parties agreed to provide the Company with this financing on substantially better material terms than it had received from unaffiliated third parties.

The Bridge Agreement was entered into with, and funding was provided by, Michael Winston, the Executive Chairman of the Board and Interim Chief Executive Officer, Wrendon Timothy, a member of the Board and all three Committees of the Board, William Yankus, a member of the Board and two of its Committees, and Oxbridge RE Holdings Limited, a significant stockholder of the Company for which Mr. Timothy serves as a director and officer, as well as the four other investors named in the Bridge Agreement.

Given Mr. Winston’s dual role as a participant in the negotiations with third parties and his participation in the bridge financing itself, for avoidance of doubt, he waived any right to receive accrued interest on the principal amount of his Note, as well as any redemption premium or any increase in the principal amount of his Note in connection with an event of default (the “Waiver”). The Company’s Audit Committee pursuant to its Certificate of Incorporation, and the full Board, including a majority of disinterested directors, unanimously approved the Agreement, in each case finding that the Agreement was in the best interests of the Company and its stockholders.

As of December 31, 2023, the Bridge Agreement provided for the issuance of Notes, in an aggregate principal amount of $625,000, reflecting a 20% original issue discount. The Notes bore interest at 5% per annum and matured on March 11, 2024. The Company was required to redeem the Notes with 100% of the proceeds of any equity or debt financing at a redemption premium of 110% of the principal amount of the Notes. In March, the Company fully repaid the Bridge Agreement in the amount of approximately $683,000, representing principal, redemption premium and interest.

56

Maxim Advisory Agreement

On January 5, 2024, the Company entered into an agreement (the “Agreement”) pursuant to which it retained Maxim as a financial advisor and investment banker to provide general financial advisory and investment banking services. In connection with this Agreement, Maxim may provide certain or all of the following services:

●	assist management of the Company and advise the Company with respect to its strategic planning process and business plans including an analysis of markets, positioning, financial models, organizational structure, potential strategic alliances, capital requirements and NASDAQ listing requirements;

●	advise the Company on matters relating to its capitalization;

●	assist management of the Company with the preparation of the Company’s marketing materials and investor presentations;

●	assist the Company in broadening its shareholder base including non-deal road show activity;

●	assist the Company with strategic introductions;

●	work closely with the Company’s management team to develop a set of long and short-term goals with special focus on enhancing corporate and shareholder value. This will include assisting the Company in determining key business actions, including assistance with strategic partnership discussions and review of financing requirements, intended to help enhance shareholder value and exposure to the investment community;

●	advise the Company on potential financing alternatives, including facilitation and negotiation of any financial or structural aspects of such alternatives; and

●	provide such other financial advisory and investment banking services upon which the parties may mutually agree.

As consideration for Maxim’s services pursuant to this Agreement, the Company paid Maxima fees in cash totaling $75,000. In addition to payment to Maxim of the compensation set forth in Section 3 hereof, the Company shall promptly upon request from time to time reimburse Maxim for all reasonable expenses (including, without limitation, fees and disbursements of counsel and all travel and other out-of-pocket expenses) incurred by Maxim in connection with its engagement. Such expenses will not exceed $2,500 without prior authorization of the Company.

The Company has also agreed to indemnify and hold harmless Maxim, and each of its present and former affiliated entities, managers, members, officers, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws), and the officers, directors, partners, stockholders, members, managers, employees, legal counsel, agents and controlling persons of any of them, from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing, pursing or defending any such action, suit, proceeding or investigation), directly or indirectly caused by, relating to, based upon, arising out of, or in connection with, Maxim’s acting for the Company, including, without limitation, any act or omission by Maxim in connection with its acceptance of or the performance or non-performance of its obligations under the Agreement, any breach by the Company of any representation, warranty, covenant or agreement contained in any instrument, document or agreement relating thereto, including any agency agreement, or the enforcement by Maxim of its rights under the Agreement, except to the extent that any such losses are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of the person seeking indemnification under the Agreement. The Company also agreed that no indemnified person will have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of Maxim by the Company or for any other reason, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such indemnified person’s gross negligence or willful misconduct.

57

Either Maxim or the Company may terminate this Agreement at any time with thirty (30) days’ prior written notice to the other party after the six (6) month anniversary of this Agreement (the effective date of such termination, the “Termination Date”). The Agreement may be earlier terminated by the Company only for Cause (as defined below). Furthermore, in the event, in the course of due diligence performed by Maxim, Maxim deems it necessary to terminate the engagement, Maxim may do so at any time upon immediate written notice. “Cause” means gross negligence, willful misconduct or an uncured material breach of this Agreement by Maxim of which the Company has provided Maxim with reasonable notice and opportunity to cure. Certain provisions in the agreement, primarily compensation, expenses reimbursement and indemnification survive termination of the agreement.

Maxim Placement Agency Agreement

As previously disclosed, on March 28, 2024 the Company entered into a Securities Purchase Agreement (the Securities Purchase Agreement”) with Ionic Ventures, LLC (“Ionic”) for a private placement, which closed on March 29, 2024. In connection with the transactions under the Securities Purchase Agreement, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Maxim Group LLC (“Maxim”). Pursuant to the terms of the Placement Agency Agreement, the Company must pay Maxim a cash fee equal to 7% of the aggregate gross proceeds raised under the Securities Purchase Agreement and reimburse Maxim, directly upon the initial closing under the Securities Purchase Agreement for all travel and other documented out-of-pocket expenses incurred by Maxim, including the reasonable fees, costs and disbursements of its legal counsel, in an amount not to exceed an aggregate of $15,000. The Company paid Maxim a total of $120,000 out of the gross proceeds it received on March 29, 2024. If the Company issues additional securities to Ionic as contemplated by the Securities Purchase Agreement, the Company would be obligated to pay Maxim cash fees of up to $1,050,000.

The Company also granted Maxim a right of first refusal to act as sole agent or sole managing underwriter and sole book runner for any and all future public and private equity and public debt offerings of the Company, or any successor to or any subsidiary of the Company for a period until the earlier of (i) December 31, 2024 and (ii) redemption and/or conversion in full of all Series A Convertible Preferred Stock of the Company beneficially owned by Maxim. The Company also agreed to indemnify Maxim and its affiliates, directors, officers, employees and controlling persons against all losses, claims, damages, expenses and liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of its activities pursuant to the Placement Agency Agreement.

Related Party Transactions prior to the Business Combination

Oxbridge Related Party Transactions

Founder Shares

On April 12, 2021, the Sponsor of Oxbridge paid $25,000, or approximately $0.009 per share, to cover certain expenses on behalf of Oxbridge in exchange for issuance of 2,875,000 Class B Ordinary Shares, par value $0.0001. These shares automatically converted into shares of the Company’s common stock at the time of the Business Combination and are subject to certain transfer restrictions.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of these shares until the earlier to occur of: (i) one year after the completion of the Business Combination or (ii) the date following the completion of the Business Combination on which Oxbridge completes a liquidation, merger, share exchange or other similar transaction that results in all of the shareholders having the right to exchange their capital stock for cash, securities or other property.

Private Placement Warrants

Simultaneously with the closing of Oxbridge’s IPO, Oxbridge consummated a private placement of 5,760,000 Private Placement Warrants to the Sponsor and Maxim Partners at an average purchase price of $1.00 per Private Placement Warrant, generating gross proceeds to Oxbridge of $5,760,000. The Private Placement Warrants are identical to the Public Warrants sold as part of the Units in the IPO, except that the Sponsor and Maxim Partners have agreed not to transfer, assign or sell any of the Private Placement Warrants (except to certain permitted transferees) until 30 days after the completion of Oxbridge’s initial Business Combination. Additionally, the Private Placement Warrants are not redeemable by Oxbridge and are exercisable on a cashless basis so long as they are held by the Sponsor and Maxim Partners or their respective permitted transferees, whereas the public warrants are redeemable and may only be exercised on a cashless basis if Oxbridge calls the public warrants for redemption and elects to require holders to exercise their public warrants on a cashless basis.

58

Certain proceeds from the Private Placement Warrants were added to the proceeds from the IPO to be held in the Trust Account prior to the completion of the Business Combination.

Extension Amendment Proposal and Promissory Note

On November 9, 2022, Oxbridge held an extraordinary general meeting of shareholders. At the extraordinary general meeting, Oxbridge’s shareholders were presented the proposals to extend the date by which Oxbridge must consummate a business combination (the “Termination Date”) from November 16, 2022 to August 16, 2023 (or such earlier date as determined by the board of directors) by amending Oxbridge’s Amended and Restated Memorandum and Articles of Association (the “Extension Amendment Proposal”). The Extension Amendment Proposal to amend Oxbridge’s Amended and Restated Memorandum and Articles of Association (“Charter Amendment”) was approved. Oxbridge filed the Charter Amendment with the Cayman Islands Registrar of Companies on November 11, 2022.

In connection with the vote to approve the Extension Amendment Proposal, the holders of 10,313,048 Class A ordinary shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.22 per share, for an aggregate redemption amount of $105,424,960 in connection with the Extension Amendment Proposal.

The Sponsor agreed to contribute to Oxbridge a loan of $575,000 (the “Extension Loan”), to be deposited into the trust account to extend the Termination Date from November 16, 2022 to August 16, 2023. On November 14, 2022, Oxbridge issued a promissory note (the “Extension Note”) in the aggregate principal amount of $575,000 to the Sponsor, in connection with the Extension Loan. The Extension Loan was deposited into the Trust Account on November 15, 2022.

The Extension Note was deemed paid in connection with the Sponsor Settlement Agreement as described above.

Administrative Services Agreement

Commencing on the effective date of the Company’s IPO, Oxbridge agreed to pay its Sponsor a total of up to $10,000 per month for office space, utilities, secretarial and administrative support. Upon completion of the Business Combination Oxbridge ceased paying these monthly fees. For the year ended December 31, 2022, Oxbridge paid $100,000 to the Sponsor under the Administrative Services Agreement. For the year ended December 31, 2023, we accrued $125,557 payable to the Sponsor under the Administrative Services Agreement.

Jet Token’s Related Party Transactions

From time to time, related parties made payments on Jet Token’s behalf or advance cash to Jet Token for operating costs which require repayment. Such transactions are considered short-term advances and non-interest bearing. During the years ended December 31, 2023 and 2022, Michael Winston, Jet Token’s Founder and Executive Chairman advanced a total of $0 and $72,000, respectively, to the Company in the form of a non-interest-bearing loan, and the company repaid $0 and $242,196 of these advances, respectively. As of December 31, 2023, all amount had been fully repaid.

Related Party Transaction Policy

Our audit committee charter provides that the audit committee will establish and periodically review policies and procedures for the review, approval and ratification of related person transactions (as defined in applicable SEC rules and regulations), review related person transactions, and oversee other related party transactions governed by applicable accounting standards.

On April 17, 2024, our audit committee and board approved the Jet.AI Related Party Transaction Policy, which establishes a framework for identifying, reviewing, and approving “Related Party Transactions”, defined as a transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships in which the Company and any Related Party have a direct or indirect interest, including but not limited to sales or purchases of goods or services, loans or guarantees, leasing arrangements, compensation arrangements and joint ventures or investments.

59

A “Related Party” under the Policy includes:

●	Any person who is, or at any time since the beginning of the Company’s last fiscal year was, a

●	director, executive officer or employee of the Company (or its subsidiaries);

●	Any shareholder owning 5% or more of the Company’s voting securities;

●	Any person or entity that controls, is controlled by, or under common control with the

●	Company;

●	Any entity in which a director or executive officer has a significant influence;

●	Any other party with whom the Company has a close business relationship that could create

●	a conflict of interest;

●	Any immediate family member of any of the foregoing persons, including spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, and anyone (other than domestic employees) who shares such person’s home.

The Policy is administered by the Audit Committee. It provides for notification to the Corporate Secretary of the initiation or negotiation of any potential transaction involving a Related Party followed by an assessment by the Chairman and/or the Chief Financial Officer of materiality and potential for conflicts of interest and whether or not the transaction requires review by the audit committee under the Policy. The audit committee is then responsible for reviewing and considering whether the transaction is conducted on arm’s-length terms and in accordance with fair market value; whether the transaction is in the best interests of the Company and its shareholders; and any potential conflicts of interest that may arise from the transaction. The audit committee must approve the transaction prior to its initiation unless not practicable, in which case the audit committee may retrospectively review and ratify the transaction. The audit committee is also responsible for reviewing ongoing Related Party Transactions annually.

Prior to the adoption of this Policy, it has generally been our practice to obtain pre-approval from the audit committee for any related party transactions occurring subsequent to the Business Combination that our Interim Chief Executive Officer believes are significant. The transactions described under “– Related Party Transactions in Connection with and Subsequent to the Business Combination – Maxim Payment and Settlement Agreement” and “– Related Party Transactions in Connection with and Subsequent to the Business Combination – Sponsor Settlement Agreement” above were approved by the Oxbridge audit committee prior to the consummation of the Business Combination. The transactions described under “ – Related Party Transactions in Connection with and Subsequent to the Business Combination – Bridge Agreement” above were pre-approved by our audit committee. The engagement described under “ – Related Party Transactions in Connection with and Subsequent to the Business Combination – Maxim Advisory Agreement” was not approved by either our Board or the audit committee. The Placement Agreement described under “ – Related Party Transactions in Connection with and Subsequent to the Business Combination – Maxim Placement Agreement” above was pre-approved by unanimous consent by our Board. Prior to the Business Combination, the audit committee of Oxbridge was responsible for approving transactions with the Sponsor, any officer, any director or their respective affiliates and for reviewing any payments made to such persons on a quarterly basis. The transactions described under “– Related Party Transactions prior to the Business Combination – Oxbridge Related Party Transactions” above were approved by the Oxbridge board of directors in connection with Oxbridge’s IPO or, subsequent to the IPO, were approved by the Oxbridge audit committee.

60

HOUSEHOLDING INFORMATION

We have adopted a practice called “householding.” This practice allows us to deliver only one copy of certain of our stockholder communications (such as the notice regarding the internet availability of proxy materials, our annual reports, or our proxy materials) to stockholders who have the same address and last name and who do not participate in email delivery of these materials, unless one or more of these stockholders notifies us that he or she would like to receive an individual copy of these notices or materials. If you share an address with another stockholder and receive only one set of proxy-related materials and would like to request a separate copy for this year’s Annual Meeting or for any future meetings or stockholder communications, please send your written request to Jet.AI Inc., 10845 Griffith Peak Drive, Suite 200, Las Vegas, NV 89135, Attention: Corporate Secretary, or call us at (702) 747-4000. Upon written or oral request, we will promptly deliver a separate copy to you. Similarly, you may also contact us through either of these methods if you receive multiple copies of proxy-related materials and other stockholder communications and would prefer to receive a single copy in the future.

FUTURE STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2025 proxy statement pursuant to SEC Rule 14a-8 must submit the proposal so that it is received by us no later than [●], 2025, unless the date of our 2025 Annual Meeting is more than 30 days before or after July [●], 2025, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Jet.AI Inc., 10845 Griffith Peak Dr., Suite 200, Las Vegas, NV 89135, Attention: Corporate Secretary.

In addition, a stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees for the 2024 Annual Meeting of Stockholders in accordance with Exchange Act Rule 14a-19 must provide notice to our principal executive offices at the address above no later than [●], 2025. Any such notice of intent to solicit proxies must comply with all the requirements of SEC Rule 14a-19.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this proxy statement, over the Internet at the SEC’s website at www.sec.gov. We also maintain a website at www.jet.ai, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

You can obtain any of the documents listed above from the SEC, through the website of the SEC at the address described above or from us by requesting them in writing or by telephone at the following address:

Jet.AI Inc.

Attention: Board Secretary

10845 Griffith Peak Drive, Suite 200

Las Vegas, NV 89135

(702) 747-4000

This document is a proxy statement of Jet.AI Inc. for the Annual Meeting of Jet.AI Inc. stockholders. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

61

OTHER MATTERS

The Board does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the Annual Meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

By Order of the Board of Directors,

Michael Winston
Interim Chief Executive Officer

June [●], 2024

62

Appendix A

FORM OF PROXY CARD

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

JET.AI INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on [●], 2024.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend;
http://cstproxy.com/jet.ai/2024

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

PROXY

X

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4, 5, 6, 7, AND 8.

CONTROL NUMBER

Signature________________ **Signature, if held jointly**________________ **Date**________, **2024**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

A-1

To view the 2024 Proxy Statement, 2024 Annual Report and to Attend the Annual Meeting, please go to: http://www.cstproxy.com/jetai/2024

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

JET.AI INC.

The undersigned appoints Michael Winston and George Murnane, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Jet.AI Inc. held of record by the undersigned at the close of business on [•], 2024 at the Annual Meeting of Stockholders of Jet.AI Inc. to be held on [•], 2024, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE TWO CLASS I NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2, PROPOSAL 3, PROPOSAL 4, PROPOSAL 5, PROPOSAL 6, PROPOSAL 7, AND PROPOSAL 8, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY

(Continued and to be marked, dated and signed, on the other side)

A-2

Appendix B

2023 Jet.AI Inc. Amended and Restated Omnibus Incentive Plan

B-1

2023 JET.AI INC. AMENDED AND RESTATED OMNIBUS INCENTIVE PLAN

Table of Contents

1.	Purpose of Plan.	1
2.	Definitions.	1
3.	Plan Administration.	6
4.	Shares Available for Issuance.	8
5.	Participation.	9
6.	Options.	10
7.	Stock Appreciation Rights.	11
8.	Restricted Stock Awards, Restricted Stock Units and Deferred Stock Units.	12
9.	Performance Awards.	14
10.	Non-Employee Director Awards.	16
11.	Other Stock-Based Awards.	16
12.	Dividend Equivalents.	17
13.	Effect of Termination of Employment or Other Service.	17
14.	Payment of Withholding Taxes.	20
15.	Change in Control.	21
16.	Rights of Eligible Recipients and Participants; Transferability.	23
17.	Securities Law and Other Restrictions.	24
18.	Deferred Compensation; Compliance with Section 409A.	25
19.	Amendment, Modification and Termination.	25
20.	Substituted Awards.	26
21.	Effective Date and Duration of this Plan.	26
22.	Data Privacy.	26
23.	Miscellaneous.	27

2023 JET.AI INC. AMENDED AND RESTATED OMNIBUS INCENTIVE PLAN

1. Purpose of Plan.

The purpose of the Jet.AI Inc. 2023 Amended and Restated Omnibus Incentive Plan (this “Plan”) is to advance the interests of Jet.AI Inc., a Delaware corporation (the “Company”), and its stockholders by enabling the Company and its Subsidiaries and Affiliates to attract and retain qualified individuals to perform services for the Company and its Affiliates and Subsidiaries, providing incentive compensation for such individuals that is linked to the growth and profitability of the Company and increases in stockholder value and aligning the interests of such individuals with the interests of its stockholders through opportunities for equity participation in the Company. The original version of this Plan initially became effective on August 10, 2023, which was the day the mergers provided for in that certain Business Combination Agreement were completed. This Plan has been approved by the Board and shall become effective upon approval by the shareholders of the Company on July 1, 2024.

2. Definitions.

The following terms will have the meanings set forth below, unless the context clearly otherwise requires. Terms defined elsewhere in this Plan will have the same meaning throughout this Plan.

2.1 “Adverse Action” means any action or conduct by a Participant that the Committee, in its sole discretion, determines to be injurious, detrimental, prejudicial or adverse to the interests of the Company or any Subsidiary, including: (a) disclosing confidential information of the Company or any Subsidiary or Affiliate to any person not authorized by the Company or any Subsidiary or Affiliate to receive it, (b) engaging, directly or indirectly, in any commercial activity that in the judgment of the Committee competes with the business of the Company or any Subsidiary or Affiliate or (c) interfering with the relationships of the Company or any Subsidiary or Affiliate and their respective employees, independent contractors, customers, prospective customers and vendors.

2.2 “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person where “control” will have the meaning given such term under Rule 405 of the Securities Act.

2.3 “Applicable Law” means any applicable law, including without limitation, (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange, national market system or automated quotation system on which the shares of Common Stock are listed, quoted or traded.

2.4 “Award” means, individually or collectively, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Deferred Stock Unit, Performance Award, Non-Employee Director Award, or Other Stock-Based Award, in each case granted to an Eligible Recipient pursuant to this Plan.

2.5 “Award Agreement” means either: (a) a written or electronic (as provided in Section 23.7) agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof, or (b) a written or electronic (as provided in Section 23.7) statement issued by the Company to a Participant describing the terms and provisions of such an Award, including any amendment or modification thereof.

2.6 “Board” means the Board of Directors of the Company.

1

2.7 “Broker Exercise Notice” means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares of Common Stock to pay all or a portion of the exercise price of the Option or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver shares of Common Stock to be issued upon such exercise directly to such broker or dealer or its nominee.

2.8 “Business Combination Agreement” means that certain Business Combination Agreement and Plan of Reorganization, dated as of February 24, 2023, by and among Oxbridge Acquisition Corp., OXAC Merger Sub I, Inc., Summerlin Aviation LLC (f/k/a OXAC Merger Sub II, LLC), and Jet Token, Inc.

2.9 “Cause” means, unless otherwise provided in an Award Agreement, (a) “Cause” as defined in any employment, consulting, severance or similar agreement between the Participant and the Company or one of its Subsidiaries (an “Individual Agreement”), or (b) if there is no such Individual Agreement or if it does not define Cause: (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary; (ii) any unlawful or criminal activity of a serious nature; (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties; (iv) any material breach by a Participant of any employment, service, confidentiality, non-compete or non-solicitation agreement entered into with the Company or any Subsidiary; or (v) before a Change in Control, such other events as will be determined by the Committee. Before a Change in Control, the Committee will, unless otherwise provided in an Individual Agreement, have the sole discretion to determine whether “Cause” exists with respect to sub-clauses (i), (ii), (iii), (iv) or (v) above, and its determination will be final.

2.10 “Change in Control” means, unless otherwise provided in an Award Agreement or any Individual Agreement, and except as provided in Section 18, an event described in Section 15.1 of this Plan.

2.11 “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be deemed to include a reference to any applicable regulations thereunder and any successor or amended section of the Code.

2.12 “Committee” means the Board or, if the Board so delegates, the Compensation Committee of the Board or a subcommittee thereof, or any other committee delegated authority by the Board to administer this Plan. If the Board determines appropriate, such committee may be comprised solely of directors designated by the Board to administer this Plan who are (a) “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, and (b) “independent directors” within the meaning of the rules of the Nasdaq Stock Market (or other applicable exchange or market on which the Common Stock may be traded or quoted). The members of the Committee will be appointed from time to time by and will serve at the discretion of the Board. Any action duly taken by the Committee will be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the requirements of membership provided herein.

2.13 “Common Stock” means the common stock of the Company, par value $0.0001 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.4 of this Plan.

2.14 “Company” means Jet.AI Inc., a Delaware corporation, and any successor thereto as provided in Section 23.5 of this Plan.

2.15 “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to the Company or any Subsidiary that: (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

2

2.16 “Deferred Stock Unit” means a right granted to an Eligible Recipient pursuant to Section 8 of this Plan to receive shares of Common Stock (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

2.17 “Director” means a member of the Board.

2.18 “Disability” means, unless otherwise provided in an Award Agreement, with respect to a Participant who is a party to an Individual Agreement, which agreement contains a definition of “disability” or “permanent disability” (or words of like import) for purposes of termination of employment thereunder by the Company, “disability” or “permanent disability” as defined in the most recent of such agreements; or in all other cases, means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or any Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

2.19 “Dividend Equivalents” has the meaning set forth in Section 3.2(l) of this Plan.

2.20 “Eligible Recipients” means all Employees, all Non-Employee Directors and all Consultants.

2.21 “Employee” means any individual performing services for the Company or a Subsidiary and designated as an employee of the Company or a Subsidiary on the payroll records thereof. An Employee will not include any individual during any period he or she is classified or treated by the Company or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting or temporary agency or any other entity other than the Company or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company or Subsidiary during such period. An individual will not cease to be an Employee in the case of: (a) any leave of absence approved by the Company, or (b) transfers between locations of the Company or between the Company or any Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company or a Subsidiary, as applicable, is not so guaranteed, then three (3) months following the ninety-first (91st) day of such leave, any Incentive Stock Option held by a Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Non-Statutory Stock Option. Neither service as a Director nor payment of a Director’s fee by the Company will be sufficient to constitute “employment” by the Company.

2.22 “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a section of the Exchange Act herein will be deemed to include a reference to any applicable rules and regulations thereunder and any successor or amended section of the Exchange Act.

3

2.23 “Fair Market Value” means, with respect to the Common Stock, as of any date the closing sale price of a share of Common Stock as reported on the Nasdaq Stock Market, New York Stock Exchange, or other established stock exchange (or exchanges) at the end of the regular trading session on the applicable date, (or, if no shares were traded on such date, as of the next preceding date on which there was such a trade) or if the Common Stock is not so listed, admitted to unlisted trading privileges or reported on any national exchange, the closing sale price at the end of the regular trading session on such date, as reported by the OTC Bulletin Board, OTC Markets or other comparable quotation service (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote). In the event the Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of Fair Market Value shall be made by the Committee in such manner as it deems appropriate and in good faith in the exercise of its reasonable discretion, and consistent with the definition of “fair market value” under Section 409A of the Code. If determined by the Committee, such determination will be final, conclusive and binding for all purposes and on all persons, including the Company, the stockholders of the Company, the Participants and their respective successors-in-interest. No member of the Committee will be liable for any determination regarding the fair market value of the Common Stock that is made in good faith.

2.24 “Grant Date” means the date an Award is granted to a Participant pursuant to this Plan and as determined pursuant to Section 5 of this Plan.

2.25 “Incentive Stock Option” means a right to purchase Common Stock granted to an Employee pursuant to Section 6 of this Plan that is designated as and intended to meet the requirements of an “incentive stock option” within the meaning of Section 422 of the Code.

2.26 “Individual Agreement” has the meaning set forth in Section 2.8 of this Plan.

2.27 “Non-Employee Director” means a Director who is not an Employee.

2.28 “Non-Employee Director Award” means any Award granted, whether singly, in combination, or in tandem, to an Eligible Recipient who is a Non-Employee Director, pursuant to such applicable terms, conditions and limitations as the Board or Committee may establish in accordance with this Plan, including any Non-Employee Director Option.

2.29 “Non-Employee Director Option” means a Non-Statutory Stock Option granted to a Non-Employee Director pursuant to Section 10 of this Plan.

2.30 “Non-Statutory Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of this Plan that is not intended to meet the requirements of or does not qualify as an Incentive Stock Option.

2.31 “Option” means an Incentive Stock Option or a Non-Statutory Stock Option, including a Non-Employee Director Option.

2.32 “Other Stock-Based Award” means an Award, denominated in Shares, not otherwise described by the terms of this Plan, granted pursuant to Section 11 of this Plan.

2.33 “Participant” means an Eligible Recipient who receives one or more Awards under this Plan.

2.34 “Performance Award” means a right granted to an Eligible Recipient pursuant to Section 9 of this Plan to receive an amount of cash, number of shares of Common Stock, or a combination of both, contingent upon and the value of which at the time it is payable is determined as a function of the extent of the achievement of one or more Performance Goals during a specified Performance Period or the achievement of other objectives during a specified period.

4

2.35 “Performance Goals” mean with respect to any applicable Award, one or more targets, goals or levels of attainment required to be achieved during the specified Performance Period, as set forth in the related Award Agreement.

2.36 “Performance Period” means the period of time, as determined by the Committee, during which the Performance Goals must be met in order to determine the degree of payout or vesting with respect to an Award.

2.37 “Period of Restriction” means the period when a Restricted Stock Award, Restricted Stock Units, Performance Award, Deferred Stock Units or Other Stock-Based Award are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of Performance Goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Section 8, 9, 10 or 11 of this Plan, as the case may be.

2.38 “Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or any other entity of whatever nature.

2.39 “Plan” means the Jet.AI Inc. Amended and Restated Omnibus Incentive Plan, as may be amended from time to time.

2.40 “Plan Year” means the Company’s fiscal year.

2.41 “Previously Acquired Shares” means shares of Common Stock that are already owned by the Participant or, with respect to any Award, that are to be issued to the Participant upon the grant, exercise, vesting or settlement of such Award.

2.42 “Restricted Stock Award” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 8 of this Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 8.

2.43 “Restricted Stock Unit” means an award denominated in shares of Common Stock granted to an Eligible Recipient pursuant to Section 8 of this Plan.

2.44 “Retirement,” means, unless otherwise defined in the Award Agreement or in an Individual Agreement between the Participant and the Company or one of its Subsidiaries or Affiliates, “Retirement” as defined from time to time for purposes of this Plan by the Committee or by the Company’s chief human resources officer or other person performing that function or, if not so defined, means voluntary termination of employment or service by the Participant on or after the date the Participant reaches age six-five (65) with the present intention to leave the Company’s industry or to leave the general workforce.

2.45 “Securities Act” means the Securities Act of 1933, as amended. Any reference to a section of the Securities Act herein will be deemed to include a reference to any applicable rules and regulations thereunder and any successor or amended section of the Securities Act.

2.46 “Stock Appreciation Right” means a right granted to an Eligible Recipient pursuant to Section 7 of this Plan to receive a payment from the Company upon exercise, in the form of shares of Common Stock, cash or a combination of both, equal to the excess of the Fair Market Value of one or more shares of Common Stock on the exercise date and the grant price of such shares under the terms of such Stock Appreciation Right.

5

2.47 “Stock-Based Award” means any Award, denominated in Shares, made pursuant to this Plan, including Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Awards or Other Stock-Based Awards.

2.48 “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, an interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

2.49 “Tax Date” means the date any withholding or employment related tax obligation arises under the Code or any Applicable Law for a Participant with respect to an Award.

2.50 “Tax Laws” has the meaning set forth in Section 23.8 of this Plan.

3. Plan Administration.

3.1 The Committee. The Plan will be administered by the Committee. The Committee will act by majority approval of the members at a meeting or by unanimous written consent, and a majority of the members of the Committee will constitute a quorum. The Committee may exercise its duties, power and authority under this Plan in its sole discretion without the consent of any Participant or other party, unless this Plan specifically provides otherwise. The Committee will not be obligated to treat Participants or Eligible Recipients uniformly, and determinations made under this Plan may be made by the Committee selectively among Participants or Eligible Recipients, whether or not such Participants and Eligible Recipients are similarly situated. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of this Plan will be final, conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to this Plan or any Award granted under this Plan.

3.2 Authority of the Committee. In accordance with and subject to the provisions of this Plan, the Committee will have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of this Plan, including the following:

(a) To designate the Eligible Recipients to be selected as Participants;

(b) To determine the nature, extent and terms of the Awards to be made to each Participant, including the amount of cash or number of shares of Common Stock to be subject to each Award, any exercise price or grant price, the manner in which Awards will vest, become exercisable, settled or paid out and whether Awards will be granted in tandem with other Awards, and the form of Award Agreement, if any, evidencing such Award;

(c) To determine the time or times when Awards will be granted;

(d) To determine the duration of each Award;

(e) To determine the terms, restrictions and other conditions to which the grant of an Award or the payment or vesting of Awards may be subject;

(f) To construe and interpret this Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration and in so doing, to correct any defect, omission, or inconsistency in this Plan or in an Award Agreement, in a manner and to the extent it will deem necessary or expedient to make this Plan fully effective;

6

(g) To determine Fair Market Value in accordance with Section 2.23 of this Plan;

(h) To amend this Plan or any Award Agreement, as provided in this Plan;

(i) To adopt sub-plans or special provisions applicable to Awards regulated by the laws of a jurisdiction other than, and outside of, the United States, which except as otherwise provided in this Plan, such sub-plans or special provisions may take precedence over other provisions of this Plan;

(j) To authorize any person to execute on behalf of the Company any Award Agreement or any other instrument required to effect the grant of an Award previously granted by the Committee;

(k) To determine whether Awards will be settled in shares of Common Stock, cash or in any combination thereof;

(l) To determine whether Awards will be adjusted for dividend equivalents, with “Dividend Equivalents” meaning a credit, made at the discretion of the Committee, to the account of a Participant in an amount equal to the ordinary cash dividends paid on one share of Common Stock for each share of Common Stock represented by an Award held by such Participant, subject to Section 12 of this Plan and any other provision of this Plan, and which Dividend Equivalents may be subject to the same conditions and restrictions as the Awards to which they attach and may be settled in the form of cash, shares of Common Stock, or in any combination of both; and

(m) To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any shares of Common Stock, including restrictions under an insider trading policy, stock ownership guidelines, restrictions as to the use of a specified brokerage firm for such resales or other transfers and other restrictions designed to increase equity ownership by Participants or otherwise align the interests of Participants with the Company’s stockholders.

3.3 Delegation. To the extent permitted by Applicable Law, the Committee may delegate to one or more of its members or to one or more officers of the Company or any Subsidiary or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more directors of the Company or one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Eligible Recipients to be recipients of Awards pursuant to this Plan; and (b) determine the size of any such Awards; provided, however, that (x) the Committee will not delegate such responsibilities to any such director(s) or officer(s) for any Awards granted to an Eligible Recipient: (i) who is a Non-Employee Director or who is subject to the reporting and liability provisions of Section 16 under the Exchange Act, or (ii) to whom authority to grant or amend Awards has been delegated hereunder; provided, further; that any delegation of administrative authority will only be permitted to the extent it is permissible under Applicable Law; (y) the resolution providing such authorization will set forth the type of Awards and total number of each type of Awards such director(s) or officer(s) may grant; and (z) such director(s) or officer(s) will report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated. At all times, the delegatee appointed under this Section 3.3 will serve in such capacity at the pleasure of the Committee.

7

3.4 No Re-pricing. Notwithstanding any other provision of this Plan other than Section 4.4 of this Plan, the Committee may not, without prior approval of the Company’s stockholders, seek to effect any re-pricing of any previously granted, “underwater” Option or Stock Appreciation Right by: (a) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price or grant price; (b) canceling the underwater Option or Stock Appreciation Right in exchange for (i) cash; (ii) replacement Options or Stock Appreciation Rights having a lower exercise price or grant price; or (iii) other Awards; or (c) repurchasing the underwater Options or Stock Appreciation Rights and granting new Awards under this Plan. For purposes of this Section 3.4, an Option or Stock Appreciation Right will be deemed to be “underwater” at any time when the Fair Market Value of the Common Stock is less than the exercise price of the Option or grant price of the Stock Appreciation Right.

3.5 Participants Based Outside of the United States. In addition to the authority of the Committee under Section 3.2(i) and notwithstanding any other provision of this Plan, the Committee may, in its sole discretion, amend the terms of this Plan or Awards with respect to Participants resident outside of the United States or employed by a non-U.S. Subsidiary in order to comply with local legal requirements, to otherwise protect the Company’s or Subsidiary’s interests or to meet objectives of this Plan, and may, where appropriate, establish one or more sub-plans (including the adoption of any required rules and regulations) for the purposes of qualifying for preferred tax treatment under foreign tax laws. The Committee will have no authority, however, to take action pursuant to this Section 3.5: (a) to reserve shares of Common Stock or grant Awards in excess of the limitations provided in Section 4.1 of this Plan; (b) to effect any re-pricing in violation of Section 3.4 of this Plan; (c) to grant Options or Stock Appreciation Rights having an exercise price or grant price less than one hundred percent (100%) of the Fair Market Value of one share of Common Stock on the Grant Date in violation of Section 6.3 or Section 7.3 of this Plan; or (d) for which stockholder approval would then be required pursuant to Section 19.2 of this Plan.

4. Shares Available for Issuance.

4.1 Maximum Number of Shares Available. Subject to adjustment as provided in Section 4.4 of this Plan, the maximum number of shares of Common Stock that will be available for issuance under this Plan shall not exceed 2,460,000.

4.2 Limits on Incentive Stock Options and Non-Employee Director Awards. Notwithstanding any other provisions of this Plan to the contrary and subject to adjustment as provided in Section 4.4 of this Plan,

(a) the maximum aggregate number of shares of Common Stock that will be available for issuance pursuant to Incentive Stock Options under this Plan may not exceed 2,460,000 shares; and

(b) the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a Non-Employee Director as compensation for services as a Non-Employee Director during any fiscal year of the Company may not exceed $750,000 (increased to $800,000 with respect to any Non-Employee Director serving as Chairman of the Board or Lead Independent Director or in the fiscal year of a Non-Employee Director’s initial service as a Non-Employee Director) (with any compensation that is deferred counting towards this limit for the year in which the compensation is first earned, and not a later year of settlement).

8

4.3 Accounting for Awards. Shares of Common Stock that are issued under this Plan or that are subject to outstanding Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under this Plan only to the extent they are used; provided, however, that the full number of shares of Common Stock subject to a stock-settled Stock Appreciation Right or other Stock-Based Award will be counted against the shares of Common Stock authorized for issuance under this Plan, regardless of the number of shares of Common Stock actually issued upon settlement of such Stock Appreciation Right or other Stock-Based Award. Furthermore, any shares of Common Stock withheld to satisfy tax withholding obligations on Awards issued under this Plan, any shares of Common Stock withheld to pay the exercise price or grant price of Awards under this Plan and any shares of Common Stock not issued or delivered as a result of the “net exercise” of an outstanding Option pursuant to Section 6.5 or settlement of a Stock Appreciation Right in shares of Common Stock pursuant to Section 7.6 will not be counted against the shares of Common Stock authorized for issuance under this Plan and will be available again for grant under this Plan. Shares of Common Stock subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under the Plan. Any shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award will not increase the number of shares of Common Stock available for future grant of Awards. Any shares of Common Stock related to Awards granted under this Plan that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of the shares of Common Stock, will be available again for grant under this Plan. To the extent permitted by Applicable Law, shares of Common Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or a Subsidiary pursuant to Section 20 of this Plan or otherwise will not be counted against shares of Common Stock available for issuance pursuant to this Plan. The shares of Common Stock available for issuance under this Plan may be authorized and unissued shares or treasury shares.

4.4 Adjustments to Shares and Awards.

(a) In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin off) or any other similar change in the corporate structure or shares of Common Stock the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment or substitutions (which determination will be conclusive) as to: (i) the number and kind of securities or other property (including cash) available for issuance or payment under this Plan, including the sub-limits set forth in Section 4.2 of this Plan, and (ii) in order to prevent dilution or enlargement of the rights of Participants, the number and kind of securities or other property (including cash) subject to outstanding Awards and the exercise price of outstanding Awards; provided, however, that this Section 4.4 will not limit the authority of the Committee to take action pursuant to Section 15 of this Plan in the event of a Change in Control. The determination of the Committee as to the foregoing adjustments and/or substitutions, if any, will be final, conclusive and binding on Participants under this Plan.

(b) Notwithstanding anything else herein to the contrary, without affecting the number of shares of Common Stock reserved or available hereunder, the limits in Section 4.2 of this Plan, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Sections 422, 424 and 409A of the Code, as and where applicable.

5. Participation.

Participants in this Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of the objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Awards, singly or in combination or in tandem with other Awards, as may be determined by the Committee in its sole discretion. Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the Grant Date of any related Award Agreement with the Participant.

9

6. Options.

6.1 Grant. An Eligible Recipient may be granted one or more Options under this Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion; provided, however, that any Option granted under this Plan shall comply with Applicable Law and applicable stock exchange rules. Incentive Stock Options may be granted solely to Eligible Recipients who are Employees of the Company or a Subsidiary. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option. To the extent that any Incentive Stock Option (or portion thereof) granted under this Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such Incentive Stock Option (or portion thereof) will continue to be outstanding for purposes of this Plan but will thereafter be deemed to be a Non-Statutory Stock Option. Options may be granted to an Eligible Recipient for services provided to a Subsidiary only if, with respect to such Eligible Recipient, the underlying shares of Common Stock constitute “service recipient stock” within the meaning of Treas. Reg. Sec. 1.409A-1(b)(5)(iii) promulgated under the Code.

6.2 Award Agreement. Each Option grant will be evidenced by an Award Agreement that will specify the exercise price of the Option, the maximum duration of the Option, the number of shares of Common Stock to which the Option pertains, the conditions upon which an Option will become vested and exercisable, and such other provisions as the Committee will determine which are not inconsistent with the terms of this Plan. The Award Agreement also will specify whether the Option is intended to be an Incentive Stock Option or a Non-Statutory Stock Option.

6.3 Exercise Price. The per share price to be paid by a Participant upon exercise of an Option granted pursuant to this Section 6 will be determined by the Committee in its sole discretion at the time of the Option grant; provided, however, that such price will not be less than one hundred percent (100%) of the Fair Market Value of one share of Common Stock on the Grant Date (one hundred and ten percent (110%) of the Fair Market Value if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

6.4 Exercisability and Duration. An Option will become exercisable at such times and in such installments and upon such terms and conditions as may be determined by the Committee in its sole discretion at the time of grant, including (a) the achievement of one or more of the Performance Goals; or that (b) the Participant remain in the continuous employment or service with the Company or a Subsidiary for a certain period; provided, however, that no Option may be exercisable after ten (10) years from the Grant Date (five (5) years from the Grant Date in the case of an Incentive Stock Option that is granted to a Participant who owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company). Notwithstanding the foregoing, if the exercise of an Option that is exercisable in accordance with its terms is prevented by the provisions of Section 17 of this Plan, the Option will remain exercisable until thirty (30) days after the date such exercise first would no longer be prevented by such provisions, but in any event no later than the expiration date of such Option.

10

6.5 Payment of Exercise Price.

(a) The total purchase price of the shares of Common Stock to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by (i) tender of a Broker Exercise Notice; (ii) by tender, either by actual delivery or attestation as to ownership, of Previously Acquired Shares; (iii) a “net exercise” of the Option (as further described in paragraph (b), below); (iv) by a combination of such methods; or (v) any other method approved or accepted by the Committee in its sole discretion. Notwithstanding any other provision of this Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act will be permitted to make payment with respect to any Awards granted under this Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

(b) In the case of a “net exercise” of an Option, the Company will not require a payment of the exercise price of the Option from the Participant but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value on the exercise date that does not exceed the aggregate exercise price for the shares exercised under this method. Shares of Common Stock will no longer be outstanding under an Option (and will therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) shares used to pay the exercise price of an Option under the “net exercise,” (ii) shares actually delivered to the Participant as a result of such exercise and (iii) any shares withheld for purposes of tax withholding pursuant to Section 14 of this Plan.

(c) For purposes of such payment, Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value on the exercise date of the Option.

6.6 Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in this Plan and in the Award Agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company at its principal executive office (or to the Company’s designee as may be established from time to time by the Company and communicated to Participants) and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.5 of this Plan.

7. Stock Appreciation Rights.

7.1 Grant. An Eligible Recipient may be granted one or more Stock Appreciation Rights under this Plan, and such Stock Appreciation Rights will be subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion. Stock Appreciation Rights may be granted to an Eligible Recipient for services provided to a Subsidiary only if, with respect to such Eligible Recipient, the underlying shares of Common Stock constitute “service recipient stock” within the meaning of Treas. Reg. Sec. 1.409A-1(b)(5)(iii) promulgated under the Code.

7.2 Award Agreement. Each Stock Appreciation Right will be evidenced by an Award Agreement that will specify the grant price of the Stock Appreciation Right, the term of the Stock Appreciation Right, and such other provisions as the Committee will determine which are not inconsistent with the terms of this Plan.

11

7.3 Grant Price. The grant price of a Stock Appreciation Right will be determined by the Committee, in its discretion, at the Grant Date; provided, however, that such price may not be less than one hundred percent (100%) of the Fair Market Value of one share of Common Stock on the Grant Date.

7.4 Exercisability and Duration. A Stock Appreciation Right will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Stock Appreciation Right may be exercisable after ten (10) years from its Grant Date. Notwithstanding the foregoing, if the exercise of a Stock Appreciation Right that is exercisable in accordance with its terms is prevented by the provisions of Section 17 of this Plan, the Stock Appreciation Right will remain exercisable until thirty (30) days after the date such exercise first would no longer be prevented by such provisions, but in any event no later than the expiration date of such Stock Appreciation Right.

7.5 Manner of Exercise. A Stock Appreciation Right will be exercised by giving notice in the same manner as for Options, as set forth in Section 6.6 of this Plan, subject to any other terms and conditions consistent with the other provisions of this Plan as may be determined by the Committee in its sole discretion.

7.6 Settlement. Upon the exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The excess of the Fair Market Value of a share of Common Stock on the date of exercise over the per share grant price; by

(b) The number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised.

7.7 Form of Payment. Payment, if any, with respect to a Stock Appreciation Right settled in accordance with Section 7.6 of this Plan will be made in accordance with the terms of the applicable Award Agreement, in cash, shares of Common Stock or a combination thereof, as the Committee determines.

8. Restricted Stock Awards, Restricted Stock Units and Deferred Stock Units.

8.1 Grant. An Eligible Recipient may be granted one or more Restricted Stock Awards, Restricted Stock Units or Deferred Stock Units under this Plan, and such Awards will be subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion. Restricted Stock Units will be similar to Restricted Stock Awards except that no shares of Common Stock are actually awarded to the Participant on the Grant Date of the Restricted Stock Units. Restricted Stock Units and Deferred Stock Units will be denominated in shares of Common Stock but paid in cash, shares of Common Stock or a combination of cash and shares of Common Stock as the Committee, in its sole discretion, will determine, and as provided in the Award Agreement.

8.2 Award Agreement. Each Restricted Stock Award, Restricted Stock Unit or Deferred Stock Unit grant will be evidenced by an Award Agreement that will specify the type of Award, the period(s) of restriction, the number of shares of restricted Common Stock, or the number of Restricted Stock Units or Deferred Stock Units granted, and such other provisions as the Committee will determine that are not inconsistent with the terms of this Plan.

8.3 Conditions and Restrictions. Subject to the terms and conditions of this Plan, the Committee will impose such conditions or restrictions on a Restricted Stock Award, Restricted Stock Units or Deferred Stock Units granted pursuant to this Plan as it may deem advisable including a requirement that Participants pay a stipulated purchase price for each share of Common Stock underlying a Restricted Stock Award, Restricted Stock Unit or Deferred Stock Unit, restrictions based upon the achievement of specific Performance Goals, time-based restrictions on vesting following the attainment of the Performance Goals, time-based restrictions, restrictions under Applicable Laws or holding requirements or sale restrictions placed on the shares of Common Stock by the Company upon vesting of such Restricted Stock Award, Restricted Stock Units or Deferred Stock Units.

12

8.4 Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by Applicable Law, as determined by the Committee, Participants holding a Restricted Stock Award granted hereunder will be granted the right to exercise full voting rights with respect to the shares of Common Stock underlying such Restricted Stock Award during the Period of Restriction. A Participant will have no voting rights with respect to any Restricted Stock Units or Deferred Stock Units granted hereunder.

8.5 Dividend Rights.

(a) Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by Applicable Law, as determined by the Committee, Participants holding a Restricted Stock Award granted hereunder will have the same dividend rights as the Company’s other stockholders. Notwithstanding the foregoing any such dividends as to a Restricted Stock Award that is subject to vesting requirements will be subject to forfeiture and termination to the same extent as the Restricted Stock Award to which such dividends relate and the Award Agreement may require that any cash dividends be reinvested in additional shares of Common Stock subject to the Restricted Stock Award and subject to the same conditions and restrictions as the Restricted Stock Award with respect to which the dividends were paid. In no event will dividends with respect to Restricted Stock Awards that are subject to vesting be paid or distributed until the vesting provisions of such Restricted Stock Award lapse.

(b) Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by Applicable Law, as determined by the Committee, prior to settlement or forfeiture, any Restricted Stock Units or Deferred Stock Unit awarded under this Plan may, at the Committee’s discretion, carry with it a right to Dividend Equivalents. Such right entitles the Participant to be credited with an amount equal to all cash dividends paid on one share of Common Stock while the Restricted Stock Unit or Deferred Stock Unit is outstanding. Dividend Equivalents may be converted into additional Restricted Stock Units or Deferred Stock Units and may (and will, to the extent required below) be made subject to the same conditions and restrictions as the Restricted Stock Units or Deferred Stock Units to which they attach. Settlement of Dividend Equivalents may be made in the form of cash, in the form of shares of Common Stock, or in a combination of both. Dividend Equivalents as to Restricted Stock Units or Deferred Stock Units will be subject to forfeiture and termination to the same extent as the corresponding Restricted Stock Units or Deferred Stock Units as to which the Dividend Equivalents relate. In no event will Participants holding Restricted Stock Units or Deferred Stock Units be entitled to receive any Dividend Equivalents on such Restricted Stock Units or Deferred Stock Units until the vesting provisions of such Restricted Stock Units or Deferred Stock Units lapse.

8.6 Enforcement of Restrictions. To enforce the restrictions referred to in this Section 8, the Committee may place a legend on the stock certificates or book-entry notations representing Restricted Stock Awards referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent, or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book entry stock account with the Company’s transfer agent. Alternatively, Restricted Stock Awards may be held in non-certificated form pursuant to such terms and conditions as the Company may establish with its registrar and transfer agent or any third-party administrator designated by the Company to hold Restricted Stock Awards on behalf of Participants.

13

8.7 Lapse of Restrictions; Settlement. Except as otherwise provided in this Plan, including without limitation this Section 8 and 16.4 of this Plan, shares of Common Stock underlying a Restricted Stock Award will become freely transferable by the Participant after all conditions and restrictions applicable to such shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations). Upon the vesting of a Restricted Stock Unit, the Restricted Stock Unit will be settled, subject to the terms and conditions of the applicable Award Agreement, (a) in cash, based upon the Fair Market Value of the vested underlying shares of Common Stock, (b) in shares of Common Stock or (c) a combination thereof, as provided in the Award Agreement, except to the extent that a Participant has properly elected to defer income that may be attributable to a Restricted Stock Unit under a Company deferred compensation plan or arrangement.

8.8 Section 83(b) Election for Restricted Stock Award. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant must file, within thirty (30) days following the Grant Date of the Restricted Stock Award, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in the Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the award under Section 83(b) of the Code.

9. Performance Awards.

9.1 Grant. An Eligible Recipient may be granted one or more Performance Awards under this Plan, and such Awards will be subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion, including the achievement of one or more Performance Goals.

9.2 Award Agreement. Each Performance Award will be evidenced by an Award Agreement that will specify the amount of cash, shares of Common Stock, other Awards, or combination of both to be received by the Participant upon payout of the Performance Award, any Performance Goals upon which the Performance Award is subject, any Performance Period during which any Performance Goals must be achieved and such other provisions as the Committee will determine which are not inconsistent with the terms of this Plan.

9.3 Vesting. Subject to the terms of this Plan, the Committee may impose such restrictions or conditions, not inconsistent with the provisions of this Plan, to the vesting of such Performance Awards as it deems appropriate, including the achievement of one or more of the Performance Goals.

9.4 Earning of Performance Award Payment. Subject to the terms of this Plan and the Award Agreement, after the applicable Performance Period has ended, the holder of Performance Awards will be entitled to receive payout on the value and number of Performance Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved and such other restrictions or conditions imposed on the vesting and payout of the Performance Awards has been satisfied.

14

9.5 Form and Timing of Performance Award Payment. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Awards will be entitled to receive payment on the value and number of Performance Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved. Payment of earned Performance Awards will be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Awards in the form of cash, in shares of Common Stock or other Awards (or in a combination thereof) equal to the value of the earned Performance Awards at the close of the applicable Performance Period. Payment of any Performance Award will be made as soon as practicable after the Committee has determined the extent to which the applicable Performance Goals have been achieved and not later than the fifteenth (15th) day of the third (3rd) month immediately following the later of the end of the Company’s fiscal year in which the Performance Period ends and any additional vesting restrictions are satisfied or the end of the calendar year in which the Performance Period ends and any additional vesting restrictions are satisfied, except to the extent that a Participant has properly elected to defer payment that may be attributable to a Performance Award under a Company deferred compensation plan or arrangement. The determination of the Committee with respect to the form and time of payment of Performance Awards will be set forth in the Award Agreement pertaining to the grant of the Performance Award. Any shares of Common Stock or other Awards issued in payment of earned Performance Awards may be granted subject to any restrictions deemed appropriate by the Committee, including that the Participant remain in the continuous employment or service with the Company or a Subsidiary for a certain period.

9.6 Evaluation of Performance. The Committee may provide in any such Award Agreement including Performance Goals that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) items related to a change in accounting principles; (b) items relating to financing activities; (c) expenses for restructuring or productivity initiatives; (d) other non-operating items; (e) items related to acquisitions; (f) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (g) items related to the disposal of a business or segment of a business; (h) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (i) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (j) any other items of significant income or expense which are determined to be appropriate adjustments; (k) items relating to unusual or extraordinary corporate transactions, events or developments; (l) items related to amortization of acquired intangible assets; (m) items that are outside the scope of the Company’s core, on-going business activities; (n) items related to acquired in-process research and development; (o) items relating to changes in tax laws; (p) items relating to major licensing or partnership arrangements; (q) items relating to asset impairment charges; (r) items relating to gains or losses for litigation, arbitration and contractual settlements; (s) foreign exchange gains and losses; or (t) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

9.7 Adjustment of Performance Goals, Performance Periods or other Vesting Criteria. The Committee may amend or modify the vesting criteria (including any Performance Goals or Performance Periods) of any outstanding Awards based in whole or in part on the financial performance of the Company (or any Subsidiary or division, business unit or other sub-unit thereof) in recognition of unusual or nonrecurring events (including the events described in Sections 9.6 or 4.4(a) of this Plan) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, will be final, conclusive and binding on Participants under this Plan.

9.8 Committee Discretion to Make Adjustments. Subject to the terms of an Individual Agreement, the Committee retains the discretion to adjust Awards either upward or downward, either on a formula or discretionary basis or any combination, as the Committee determines.

15

9.9 Dividend Rights. Participants holding Performance Awards granted under this Plan will not receive any cash dividends or Dividend Equivalents based on the dividends declared on shares of Common Stock that are subject to such Performance Awards during the period between the date that such Performance Awards are granted and the date such Performance Awards are settled.

10. Non-Employee Director Awards.

10.1 Automatic and Non-Discretionary Awards to Non-Employee Directors. Subject to such terms and conditions, consistent with the other provisions of this Plan, the Committee at any time and from time to time may approve resolutions providing for the automatic grant to Non-Employee Directors of Non-Employee Director Awards granted under this Plan and may grant to Non-Employee Directors such discretionary Non-Employee Director Awards on such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion, and set forth in an applicable Award Agreement.

10.2 Deferral of Award Payment; Election to Receive Award in Lieu of Retainers. The Committee may permit Non-Employee Directors the opportunity to defer the payment of an Award pursuant to such terms and conditions as the Committee may prescribe from time to time. In addition, the Committee may permit Non-Employee Directors to elect to receive, pursuant to the procedures established by the Board or a committee of the Board, all or any portion of their annual retainers, meeting fees, or other fees in Restricted Stock, Restricted Stock Units, Deferred Stock Units or other Stock-Based Awards as contemplated by this Plan in lieu of cash.

11. Other Stock-Based Awards.

11.1 Other Stock-Based Awards. Subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion, the Committee may grant Other Stock-Based Awards to Eligible Recipients not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted shares of Common Stock) in such amounts and subject to such terms and conditions as the Committee will determine. Such Awards may involve the transfer of actual shares of Common Stock to Participants as a bonus or in lieu of obligations to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, or payment in cash or otherwise of amounts based on the value of shares of Common Stock, and may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

11.2 Value of Other Stock-Based Awards. Each Other Stock-Based Award will be expressed in terms of shares of Common Stock or units based on shares of Common Stock, as determined by the Committee. The Committee may establish Performance Goals in its discretion for any Other Stock-Based Award. If the Committee exercises its discretion to establish Performance Goals for any such Awards, the number or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the Performance Goals are met.

11.3 Payment of Other Stock-Based Awards. Payment, if any, with respect to an Other Stock-Based Award will be made in accordance with the terms of the Award, in cash or shares of Common Stock for any Other Stock-Based Award, as the Committee determines, except to the extent that a Participant has properly elected to defer payment that may be attributable to an Other Stock-Based Award under a Company deferred compensation plan or arrangement.

16

12. Dividend Equivalents.

Subject to the provisions of this Plan and any Award Agreement, any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on shares of Common Stock that are subject to any Award (including any Award that has been deferred), to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests, settles, is paid or expires, as determined by the Committee. Such Dividend Equivalents will be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee and the Committee may provide that such amounts (if any) will be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested. Notwithstanding the foregoing, the Committee may not grant Dividend Equivalents based on the dividends declared on shares of Common Stock that are subject to an Option or Stock Appreciation Right or unvested Performance Awards; and further, no dividend or Dividend Equivalents will be paid out with respect to any unvested Awards.

13. Effect of Termination of Employment or Other Service.

13.1 Termination Due to Cause. Unless otherwise expressly provided by the Committee in its sole discretion in an Award Agreement or the terms of an Individual Agreement between the Participant and the Company or one of its Subsidiaries or Affiliates or a plan or policy of the Company applicable to the Participant specifically provides otherwise, and subject to Sections 13.4 and 13.5 of this Plan, in the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated for Cause:

(a) All outstanding Options and Stock Appreciation Rights held by the Participant as of the effective date of such termination will be immediately terminated and forfeited;

(b) All outstanding but unvested Restricted Stock Awards, Restricted Stock Units, Performance Awards and Other Stock-Based Awards held by the Participant as of the effective date of such termination will be terminated and forfeited; and

(c) All other outstanding Awards to the extent not vested will be immediately terminated and forfeited.

13.2 Termination Due to Death, Disability or Retirement. Unless otherwise expressly provided by the Committee in its sole discretion in an Award Agreement between the Participant and the Company or one of its Subsidiaries or Affiliates or the terms of an Individual Agreement or a plan or policy of the Company applicable to the Participant specifically provides otherwise, and subject to Sections 13.4, 13.5 and 15 of this Plan, in the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of death or Disability of a Participant, or in the case of a Participant that is an Employee, Retirement:

(a) All outstanding Options (excluding Non-Employee Director Options in the case of Retirement) and Stock Appreciation Rights held by the Participant as of the effective date of such termination or Retirement will, to the extent exercisable as of the date of such termination or Retirement, remain exercisable for a period of one (1) year after the date of such termination or Retirement (but in no event after the expiration date of any such Option or Stock Appreciation Right) and Options and Stock Appreciation Rights not exercisable as of the date of such termination or Retirement will be terminated and forfeited;

17

(b) All outstanding unvested Restricted Stock Awards held by the Participant as of the effective date of such termination or Retirement will be terminated and forfeited; and

(c) All outstanding unvested Restricted Stock Units, Performance Awards, and Other Stock-Based Awards held by the Participant as of the effective date of such termination or Retirement will be terminated and forfeited; provided, however, that with respect to any such Awards the vesting of which is based on the achievement of Performance Goals, if a Participant’s employment or other service with the Company or any Subsidiary, as the case may be, is terminated prior to the end of the Performance Period of such Award, but after the conclusion of a portion of the Performance Period (but in no event less than one year), the Committee may, in its sole discretion, cause shares of Common Stock to be delivered or payment made (except to the extent that a Participant has properly elected to defer income that may be attributable to such Award under a Company deferred compensation plan or arrangement) with respect to the Participant’s Award, but only if otherwise earned for the entire Performance Period and only with respect to the portion of the applicable Performance Period completed at the date of such event, with proration based on the number of months or years that the Participant was employed or performed services during the Performance Period. The Committee will consider the provisions of Section 13.5 of this Plan and will have the discretion to consider any other fact or circumstance in making its decision as to whether to deliver such shares of Common Stock or other payment, including whether the Participant again becomes employed.

13.3 Termination for Reasons Other than Death, Disability or Retirement. Unless otherwise expressly provided by the Committee in its sole discretion in an Award Agreement or the terms of an Individual Agreement between the Participant and the Company or one of its Subsidiaries or Affiliates or a plan or policy of the Company applicable to the Participant specifically provides otherwise, and subject to Sections 13.4, 13.5 and 15 of this Plan, in the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated for any reason other than for Cause or death or Disability of a Participant, or in the case of a Participant that is an Employee, Retirement:

(a) All outstanding Options (including Non-Employee Director Options) and Stock Appreciation Rights held by the Participant as of the effective date of such termination will, to the extent exercisable as of such termination, remain exercisable for a period of three (3) months after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right) and Options and Stock Appreciation Rights not exercisable as of such termination will be terminated and forfeited. If the Participant dies within the three (3) month period referred to in the preceding sentence, the Option or Stock Appreciation Right may be exercised by those entitled to do so under the Participant’s will or by the laws of descent and distribution within a period of one (1) year following the Participant’s death (but in no event after the expiration date of any such Option or Stock Appreciation Right).

(b) All outstanding unvested Restricted Stock Awards held by the Participant as of the effective date of such termination will be terminated and forfeited;

(c) All outstanding unvested Restricted Stock Units, Performance Awards, and Other Stock-Based Awards held by the Participant as of the effective date of such termination will be terminated and forfeited; provided, however, that with respect to any such Awards the vesting of which is based on the achievement of Performance Goals, if a Participant’s employment or other service with the Company or any Subsidiary, as the case may be, is terminated by the Company without Cause prior to the end of the Performance Period of such Award, but after the conclusion of a portion of the Performance Period (but in no event less than one year), the Committee may, in its sole discretion, cause Shares to be delivered or payment made (except to the extent that a Participant has properly elected to defer income that may be attributable to such Award under a Company deferred compensation plan or arrangement) with respect to the Participant’s Award, but only if otherwise earned for the entire Performance Period and only with respect to the portion of the applicable Performance Period completed at the date of such event, with proration based on the number of months or years that the Participant was employed or performed services during the Performance Period.

18

13.4 Modification of Rights upon Termination. Notwithstanding the other provisions of this Section 13, and subject to the terms of an Individual Agreement, upon a Participant’s termination of employment or other service with the Company or any Subsidiary, as the case may be, the Committee may, in its sole discretion (which may be exercised at any time on or after the Grant Date, including following such termination) cause Options or Stock Appreciation Rights (or any part thereof) held by such Participant as of the effective date of such termination to terminate, become or continue to become exercisable or remain exercisable following such termination of employment or service, and Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Awards, Non-Employee Director Awards, and Other Stock-Based Awards held by such Participant as of the effective date of such termination to terminate, vest or become free of restrictions and conditions to payment, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that (a) no Option or Stock Appreciation Right may remain exercisable beyond its expiration date; and (b) any such action by the Committee adversely affecting any outstanding Award will not be effective without the consent of the affected Participant (subject to the right of the Committee to take whatever action it deems appropriate under Section 4.4, 13.5, 15 or 19 of this Plan).

13.5 Additional Forfeiture Events.

(a) Effect of Actions Constituting Cause or Adverse Action. Notwithstanding anything in this Plan to the contrary and in addition to the other rights of the Committee under this Plan, including this Section 13.5, and subject to the terms of an Individual Agreement, if a Participant is determined by the Committee, acting in its sole discretion, to have taken any action that would constitute Cause or an Adverse Action during or within one (1) year after the termination of employment or other service with the Company or a Subsidiary, irrespective of whether such action or the Committee’s determination occurs before or after termination of such Participant’s employment or other service with the Company or any Subsidiary and irrespective of whether or not the Participant was terminated as a result of such Cause or Adverse Action, (i) all rights of the Participant under this Plan and any Award Agreements evidencing an Award then held by the Participant will terminate and be forfeited without notice of any kind, and (ii) the Committee in its sole discretion will have the authority to rescind the exercise, vesting or issuance of, or payment in respect of, any Awards of the Participant that were exercised, vested or issued, or as to which such payment was made, and to require the Participant to pay to the Company, within ten (10) days of receipt from the Company of notice of such rescission, any amount received or the amount of any gain realized as a result of such rescinded exercise, vesting, issuance or payment (including any dividends paid or other distributions made with respect to any shares of Common Stock subject to any Award). The Company may defer the exercise of any Option or Stock Appreciation Right for a period of up to six (6) months after receipt of the Participant’s written notice of exercise or the issuance of share certificates or book-entry notations upon the vesting of any Award for a period of up to six (6) months after the date of such vesting in order for the Committee to make any determination as to the existence of Cause or an Adverse Action. The Company will be entitled to withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary) or make other arrangements for the collection of all amounts necessary to satisfy such payment obligations. Unless otherwise provided by the Committee in an applicable Award Agreement, this Section 13.5(a) will not apply to any Participant following a Change in Control.

19

(b) Forfeiture or Clawback of Awards Under Applicable Law and Company Policy. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 will reimburse the Company for the amount of any Award received by such individual under this Plan during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement. The Company also may seek to recover any Award made as required by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any other clawback, forfeiture or recoupment provision required by Applicable Law or under the requirements of any stock exchange or market upon which the shares of Common Stock are then listed or traded. In addition, all Awards under this Plan will be subject to forfeiture or other penalties pursuant to any clawback or forfeiture policy of the Company, as in effect from time to time, and such forfeiture and/or penalty conditions or provisions as determined by the Committee and set forth in the applicable Award Agreement.

14. Payment of Withholding Taxes.

14.1 General Rules. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all amounts the Company reasonably determines are necessary to satisfy any and all federal, foreign, state and local withholding and employment related tax requirements attributable to an Award, including the grant, exercise, vesting or settlement of, or payment of dividends with respect to, an Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Award. When withholding shares of Common Stock for taxes is effected under this Plan, it will be withheld only up to an amount based on the maximum statutory tax rates in the Participant’s applicable tax jurisdiction or such other rate that will not trigger a negative accounting impact on the Company.

14.2 Special Rules. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment related tax obligation described in Section 14.1 of this Plan by withholding shares of Common Stock underlying an Award, by electing to tender, or by attestation as to ownership of, Previously Acquired Shares, by delivery of a Broker Exercise Notice or a combination of such methods. For purposes of satisfying a Participant’s withholding or employment-related tax obligation, shares of Common Stock withheld by the Company or Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value on the Tax Date.

20

15. Change in Control.

15.1 Definition of Change in Control. Unless otherwise provided in an Award Agreement or Individual Agreement between the Participant and the Company or one of its Subsidiaries or Affiliates, a “Change in Control” will mean the occurrence of any of the following:

(a) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by the Company or any of its Subsidiaries, or any employee benefit plan (or related trust) of the Company or its Subsidiaries, or any entity with respect to which, following such acquisition, more than fifty percent (50%) of, respectively, the then outstanding equity of such entity and the combined voting power of the then outstanding voting equity of such entity entitled to vote generally in the election of all or substantially all of the members of such entity’s governing body is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the Common Stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be; or

(b) The consummation of a reorganization, merger or consolidation of the Company, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation; or

(c) a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company.

15.2 Effect of Change in Control. Subject to the terms of the applicable Award Agreement or an Individual Agreement, in the event of a Change in Control, the Committee (as constituted prior to such Change in Control) may, in its discretion:

(a) require that shares of stock of the corporation resulting from such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding Award, with an appropriate and equitable adjustment to such Award as shall be determined by the Board in accordance with Section 4.4;

(b) provide that (i) some or all outstanding Options shall become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (ii) the restrictions or vesting applicable to some or all outstanding Restricted Stock Awards and Restricted Stock Units shall lapse in full or in part, either immediately or upon a subsequent termination of employment, (iii) the Performance Period applicable to some or all outstanding Awards shall lapse in full or in part, and/or (iv) the Performance Goals applicable to some or all outstanding Awards shall be deemed to be satisfied at the target or any other level; and/or

21

(c) require outstanding Awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (A) a cash payment in an amount determined pursuant to Section 15.3 below; (B) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (A) above; or (C) a combination of the payment of cash pursuant to clause (A) above and the issuance of shares pursuant to clause (B) above.

15.3 Alternative Treatment of Incentive Awards. In connection with a Change in Control, the Committee in its sole discretion, either in an Award Agreement at the time of grant of an Award or at any time after the grant of such an Award, in lieu of providing a substitute award to a Participant pursuant to Section 15.2(a), may determine that any or all outstanding Awards granted under the Plan, whether or not exercisable or vested, as the case may be, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Award will receive for each share of Common Stock subject to such Award a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities with a fair market value (as determined by the Committee in good faith) equivalent to such cash payment) equal to the difference, if any, between the consideration received by stockholders of the Company in respect of a share of Common Stock in connection with such Change in Control and the purchase price per share, if any, under the Award, multiplied by the number of shares of Common Stock subject to such Award (or in which such Award is denominated); provided, however, that if such product is zero ($0) or less or to the extent that the Award is not then exercisable, the Award may be canceled and terminated without payment therefor. If any portion of the consideration pursuant to a Change in Control may be received by holders of shares of Common Stock on a contingent or delayed basis, the Committee may, in its sole discretion, determine the fair market value per share of such consideration as of the time of the Change in Control on the basis of the Committee’s good faith estimate of the present value of the probable future payment of such consideration. Notwithstanding the foregoing, any shares of Common Stock issued pursuant to an Award that immediately prior to the effectiveness of the Change in Control are subject to no further restrictions pursuant to the Plan or an Award Agreement (other than pursuant to the securities laws) will be deemed to be outstanding shares of Common Stock and receive the same consideration as other outstanding shares of Common Stock in connection with the Change in Control.

15.4 Limitation on Change in Control Payments. Notwithstanding anything in this Section 15 to the contrary, if, with respect to a Participant, the acceleration of the vesting of an Award or the payment of cash in exchange for all or part of a Stock-Based Award (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other “payments” that such Participant has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the “payments” to such Participant pursuant to Section 15.2 or Section 15.3 of this Plan will be reduced (or acceleration of vesting eliminated) to the largest amount as will result in no portion of such “payments” being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that such reduction will be made only if the aggregate amount of the payments after such reduction exceeds the difference between (a) the amount of such payments absent such reduction minus (b) the aggregate amount of the excise tax imposed under Section 4999 of the Code attributable to any such excess parachute payments; and provided, further that such payments will be reduced (or acceleration of vesting eliminated) by first eliminating vesting of Options with an exercise price above the then Fair Market Value of a share of Common Stock that have a positive value for purposes of Section 280G of the Code, followed by reducing or eliminating payments or benefits pro rata among Awards that are deferred compensation subject to Section 409A of the Code, and, if a further reduction is necessary, by reducing or eliminating payments or benefits pro rata among Awards that are not subject to Section 409A of the Code. Notwithstanding the foregoing sentence, if a Participant is subject to a separate agreement with the Company or a Subsidiary that expressly addresses the potential application of Section 280G or 4999 of the Code, then this Section 15.4 will not apply and any “payments” to a Participant pursuant to Section 15 of this Plan will be treated as “payments” arising under such separate agreement; provided, however, such separate agreement may not modify the time or form of payment under any Award that constitutes deferred compensation subject to Section 409A of the Code if the modification would cause such Award to become subject to the adverse tax consequences specified in Section 409A of the Code.

22

15.5 Exceptions. Notwithstanding anything in this Section 15 to the contrary, individual Award Agreements or Individual Agreements between a Participant and the Company or one of its Subsidiaries or Affiliates may contain provisions with respect to vesting, payment or treatment of Awards upon the occurrence of a Change in Control, and the terms of any such Award Agreement or Individual Agreement will govern to the extent of any inconsistency with the terms of this Section 15. The Committee will not be obligated to treat all Awards subject to this Section 15 in the same manner. The timing of any payment under this Section 15 may be governed by any election to defer receipt of a payment made under a Company deferred compensation plan or arrangement.

16. Rights of Eligible Recipients and Participants; Transferability.

16.1 Employment. Nothing in this Plan or an Award Agreement will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue employment or other service with the Company or any Subsidiary.

16.2 No Rights to Awards. No Participant or Eligible Recipient will have any claim to be granted any Award under this Plan.

16.3 Rights as a Stockholder. Except as otherwise provided in the Award Agreement, a Participant will have no rights as a stockholder with respect to shares of Common Stock covered by any Stock-Based Award unless and until the Participant becomes the holder of record of such shares of Common Stock and then subject to any restrictions or limitations as provided herein or in the Award Agreement.

16.4 Restrictions on Transfer.

(a) Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by subsections (b) and (c) below, no right or interest of any Participant in an Award prior to the exercise (in the case of Options or Stock Appreciation Rights) or vesting, issuance or settlement of such Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

(b) A Participant will be entitled to designate a beneficiary to receive an Award upon such Participant’s death, and in the event of such Participant’s death, payment of any amounts due under this Plan will be made to, and exercise of any Options or Stock Appreciation Rights (to the extent permitted pursuant to Section 13 of this Plan) may be made by, such beneficiary. If a deceased Participant has failed to designate a beneficiary, or if a beneficiary designated by the Participant fails to survive the Participant, payment of any amounts due under this Plan will be made to, and exercise of any Options or Stock Appreciation Rights (to the extent permitted pursuant to Section 13 of this Plan) may be made by, the Participant’s legal representatives, heirs and legatees. If a deceased Participant has designated a beneficiary and such beneficiary survives the Participant but dies before complete payment of all amounts due under this Plan or exercise of all exercisable Options or Stock Appreciation Rights, then such payments will be made to, and the exercise of such Options or Stock Appreciation Rights may be made by, the legal representatives, heirs and legatees of the beneficiary.

23

(c) Upon a Participant’s request, the Committee may, in its sole discretion, permit a transfer of all or a portion of a Non-Statutory Stock Option, other than for value, to such Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, any person sharing such Participant’s household (other than a tenant or employee), a trust in which any of the foregoing have more than fifty percent (50%) of the beneficial interests, a foundation in which any of the foregoing (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent (50%) of the voting interests. Any permitted transferee will remain subject to all the terms and conditions applicable to the Participant prior to the transfer. A permitted transfer may be conditioned upon such requirements as the Committee may, in its sole discretion, determine, including execution or delivery of appropriate acknowledgements, opinion of counsel, or other documents by the transferee.

(d) The Committee may impose such restrictions on any shares of Common Stock acquired by a Participant under this Plan as it may deem advisable, including minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which the Common Stock is then listed or traded, or under any blue sky or state securities laws applicable to such shares or the Company’s insider trading policy.

16.5 Non-Exclusivity of this Plan. Nothing contained in this Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

17. Securities Law and Other Restrictions.

17.1 Non-Registered Stock. The Awards and shares of Common Stock to be issued under this Plan have not been, as of the Effective Date, registered under the Securities Act or any applicable state or foreign securities laws and the Company has no obligation to any Participant to register the Common Stock or to assist the Participant in obtaining an exemption from the various registration requirements, or to list the Common Stock on a national securities exchange or any other trading or quotation system.

17.2 Securities Law Restrictions. Notwithstanding any other provision of this Plan or any Award Agreements entered into pursuant to this Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Awards granted under this Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other U.S. or foreign regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates or book-entry notations representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

24

18. Deferred Compensation; Compliance with Section 409A.

It is intended that all Awards issued under this Plan be in a form and administered in a manner that will comply with the requirements of Section 409A of the Code, or the requirements of an exception to Section 409A of the Code, and the Award Agreements and this Plan will be construed and administered in a manner that is consistent with and gives effect to such intent. The Committee is authorized to adopt rules or regulations deemed necessary or appropriate to qualify for an exception from or to comply with the requirements of Section 409A of the Code. With respect to an Award that constitutes a deferral of compensation subject to Code Section 409A: (a) if any amount is payable under such Award upon a termination of service, a termination of service will be treated as having occurred only at such time the Participant has experienced a Separation from Service; (b) if any amount is payable under such Award upon a Disability, a Disability will be treated as having occurred only at such time the Participant has experienced a “disability” as such term is defined for purposes of Code Section 409A; (c) if any amount is payable under such Award on account of the occurrence of a Change in Control, a Change in Control will be treated as having occurred only at such time a “change in the ownership or effective control of the corporation or in the ownership of a substantial portion of the assets of the corporation” as such terms are defined for purposes of Code Section 409A, (d) if any amount becomes payable under such Award on account of a Participant’s Separation from Service at such time as the Participant is a “specified employee” within the meaning of Code Section 409A, then no payment will be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the date of the Participant’s Separation from Service or (ii) the Participant’s death, and (e) no amendment to or payment under such Award will be made except and only to the extent permitted under Code Section 409A.

19. Amendment, Modification and Termination.

19.1 Generally. Subject to other subsections of this Section 19 and Sections 3.4 and 19.3 of this Plan, the Board at any time may suspend or terminate this Plan (or any portion thereof) or terminate any outstanding Award Agreement and the Committee, at any time and from time to time, may amend this Plan or amend or modify the terms of an outstanding Award. The Committee’s power and authority to amend or modify the terms of an outstanding Award includes the authority to modify the number of shares of Common Stock or other terms and conditions of an Award, accelerate the vesting of an Award, extend the term of an Award, accept the surrender of any outstanding Award or, to the extent not previously exercised or vested, authorize the grant of new Awards in substitution for surrendered Awards; provided, however that the amended or modified terms are permitted by this Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification.

19.2 Stockholder Approval. No amendments to this Plan will be effective without approval of the Company’s stockholders if: (a) stockholder approval of the amendment is then required pursuant to Section 422 of the Code, the rules of the primary stock exchange or stock market on which the Common Stock is then traded, applicable state corporate laws or regulations, applicable federal laws or regulations, and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under this Plan; or (b) such amendment would: (i) modify Section 3.4 of this Plan; (ii) increase the aggregate number of shares of Common Stock issued or issuable under this Plan; or (iii) reduce the minimum exercise price or grant price as set forth in Sections 6.3 and 7.3 of this Plan.

19.3 Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary, no termination, suspension or amendment of this Plan may adversely affect any outstanding Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 4.4, 9.7, 13, 15, 18 or 19.4 of this Plan.

19.4 Amendments to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Committee may amend this Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming this Plan or an Award Agreement to any present or future law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 19.4 to any Award granted under this Plan without further consideration or action.

25

20. Substituted Awards.

The Committee may grant Awards under this Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or a Subsidiary as a result of a merger or consolidation of the former employing entity with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the former employing corporation. The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

21. Duration of this Plan.

This Plan will terminate at midnight on August 9, 2033, and may be terminated prior to such time by Board action. No Award will be granted after termination of this Plan, but Awards outstanding upon termination of this Plan will remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

22. Data Privacy.

As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 22 by and among the Company and its Subsidiaries and Affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and Affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any shares held in the Company or its Subsidiaries and Affiliates; and award details, to implement, manage and administer the Plan and awards (the “Data”). The Company and its Subsidiaries and Affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and Affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Common Stock. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 22 in writing, without cost, by contacting the local human resources representative. The Company may cancel the Participant’s ability to participate in the Plan and, in the Committee’s discretion, the Participant may forfeit any outstanding awards if the Participant refuses or withdraws the consents in this Section 22. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.

26

23. Miscellaneous.

23.1 Usage. In this Plan, except where otherwise indicated by clear contrary intention, (a) any masculine term used herein also will include the feminine and non-binary, (b) the plural will include the singular, and the singular will include the plural, (c) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term, and (d) “or” is used in the inclusive sense of “and/or”.

23.2 Relationship to Other Benefits. Neither Awards made under this Plan nor shares of Common Stock or cash paid pursuant to such Awards under this Plan will be included as “compensation” for purposes of computing the benefits payable to any Participant under any pension, retirement (qualified or non-qualified), savings, profit sharing, group insurance, welfare, or benefit plan of the Company or any Subsidiary unless provided otherwise in such plan.

23.3 Fractional Shares. No fractional shares of Common Stock will be issued or delivered under this Plan or any Award. The Committee will determine whether cash, other Awards or other property will be issued or paid in lieu of fractional shares of Common Stock or whether such fractional shares of Common Stock or any rights thereto will be forfeited or otherwise eliminated by rounding up or down.

23.4 Governing Law; Mandatory Jurisdiction. Except to the extent expressly provided herein or in connection with other matters of corporate governance and authority (all of which will be governed by the laws of the Company’s jurisdiction of incorporation), the validity, construction, interpretation, administration and effect of this Plan and any rules, regulations and actions relating to this Plan will be governed by and construed exclusively in accordance with the laws of the State of Delaware, notwithstanding the conflicts of laws principles of any jurisdictions. Unless otherwise expressly provided in an Award Agreement, the Company and recipients of an Award under this Plan hereby irrevocably submit to the jurisdiction and venue of the Federal or State courts of the State of Delaware relative to any and all disputes, issues and/or claims that may arise out of or relate to this Plan or any related Award Agreement. The Company and recipients of an Award under this Plan further agree that any and all such disputes, issues and/or claims arising out of or related to this Plan or any related Award Agreement will be brought and decided in the Federal or State courts of the State of Delaware, with such jurisdiction and venue selected by and at the sole discretion of the Company.

23.5 Successors. All obligations of the Company under this Plan with respect to Awards granted hereunder will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

23.6 Construction. Wherever possible, each provision of this Plan and any Award Agreement will be interpreted so that it is valid under the Applicable Law. If any provision of this Plan or any Award Agreement is to any extent invalid under the Applicable Law, that provision will still be effective to the extent it remains valid. The remainder of this Plan and the Award Agreement also will continue to be valid, and the entire Plan and Award Agreement will continue to be valid in other jurisdictions.

23.7 Delivery and Execution of Electronic Documents. To the extent permitted by Applicable Law, the Company may: (a) deliver by email or other electronic means (including posting on a Web site maintained by the Company or by a third party under contract with the Company) all documents relating to this Plan or any Award hereunder (including prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including annual reports and proxy statements), and (b) permit Participants to use electronic, internet or other non-paper means to execute applicable Plan documents (including Award Agreements) and take other actions under this Plan in a manner prescribed by the Committee.

27

23.8 Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Committee, regardless of when the instrument, certificate or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board or Committee consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

23.9 No Representations or Warranties Regarding Tax Effect; No Obligation to Minimize or Notify Regarding Taxes. Notwithstanding any provision of this Plan to the contrary, the Company and its Subsidiaries, the Board, and the Committee neither represent nor warrant the tax treatment under any federal, state, local, or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under this Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties, and interest under the Tax Laws and have no duty or obligation to minimize the tax consequences of an Award to the holder of such Award. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising an Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised.

23.10 Unfunded Plan. Participants will have no right, title or interest whatsoever in or to any investments that the Company or its Subsidiaries may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company or any Subsidiary under this Plan, such right will be no greater than the right of an unsecured general creditor of the Company or the Subsidiary, as the case may be. All payments to be made hereunder will be paid from the general funds of the Company or the Subsidiary, as the case may be, and no special or separate fund will be established and no segregation of assets will be made to assure payment of such amounts except as expressly set forth in this Plan.

23.11 Indemnification. Subject to any limitations and requirements of Delaware law, each individual who is or will have been a member of the Board, or a Committee appointed by the Board, or an officer or Employee of the Company to whom authority was delegated in accordance with Section 3.3 of this Plan, will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she will give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or pursuant to any agreement with the Company, or any power that the Company may have to indemnify them or hold them harmless.

History of Approvals

28

Appendix C

CHARTER AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

C-1

CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF INCORPORATION

OF

JET.AI INC.

a Delaware corporation

Pursuant to Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), Jet.AI Inc., a corporation organized and existing under the DGCL (the “Corporation”), hereby certifies as follows:

A. On [●], 2024, the Board of Directors of the Corporation duly adopted a resolution proposing and declaring advisable the following amendment (the “Amendment”) to the Corporation’s Certificate of Incorporation, as amended (the “Certificate”).

B. The Certificate is hereby amended by deleting Section 1.1 of Article IV of the Certificate in its entirety and restating the same as follows:

1.1	The total number of shares of all classes of stock that the Corporation has authority to issue is 114,000,000 shares, consisting of two (2) classes: 110,000,000 shares of Common Stock, $0.0001 par value per share (the “Common Stock”) and 4,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).

C. This Amendment to the Certificate has been duly approved and adopted in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by a duly authorized officer of the Corporation on this __ day of ________, 2024.

By:

C-2

Appendix D

CHARTER AMENDMENT TO EFFECT A REVERSE STOCK SPLIT

D-1

CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF INCORPORATION

OF

JET.AI INC.

a Delaware corporation

Pursuant to Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), Jet.AI Inc., a corporation organized and existing under the DGCL (the “Corporation”), hereby certifies as follows:

A. On [●], 2024, the Board of Directors of the Corporation duly adopted a resolution proposing and declaring advisable the following amendment (the “Amendment”) to the Corporation’s Certificate of Incorporation, as amended (the “Certificate”).

B. The Certificate is hereby amended by adding Section 1.3 of Article IV to the Certificate as follows:

1.3	Upon the filing and effectiveness (the “Effective Time”) pursuant to the Delaware General Corporation Law of this Certificate of Amendment to the Certificate of Incorporation, as amended, of the Corporation, each [___] ([__]) shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive one full share of the post-Reverse Stock Split Common Stock in lieu of such fractional share interests. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

C. This Amendment to the Certificate has been duly approved and adopted in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by a duly authorized officer of the Corporation on this __ day of ________, 202__.

By:

D-2